AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 2005

REGISTRATION NO. 333-116512

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NETSOL TECHNOLOGIES, INC.
(Name of small business issuer in its charter)

Nevada	2834	95-4627685
(State or Other Jurisdiction	(Primary Standard	(IRS Employer
of Incorporation	Industrial Classification "SIC"	Identification Number)
or Organization)	Code Number)

23901 Calabasas Road, Suite 2072
Calabasas, CA 91302
Phone: (818) 222-9195
Fax: (818) 222-9197
(Address including the zip code & telephone number including area code, of registrant's principal executive office)

NAEEM GHAURI
CHIEF EXECUTIVE OFFICER
NETSOL TECHNOLOGIES, INC.
23901 Calabasas Road, Suite 2072
Calabasas, CA 91302
Phone: (818) 222-9195
Fax: (818) 222-9197

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

PATTI L. W. MCGLASSON
MALEA FARSAI
GENERAL COUNSEL
NETSOL TECHNOLOGIES, INC.
23901 Calabasas Road, Suite 2072
Calabasas, CA 91302
Phone: (818) 222-9195
Fax: (818) 222-9197

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares to be Registered(1) (2)	Proposed Maximum Offering Price Per Share(1) (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Shares of Common Stock, $.001 par value	481,557	$2.20	$1,059,425.40	$124.69
Shares of Common Stock, $.001 par value, underlying warrants and convertible debentures(3)	1,235,469	$2.20	$2.718,031.80	$319.91
TOTAL	1,717,026		$3,777,457.20	$444.60

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c).
(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of common stock as may become issuable pursuant to anti-dilution provisions of the warrants.

(3)	590,308 of the shares are issuable upon exercise of the warrants and 645,161 of the shares upon conversion of the convertible debentures

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ] ------------------

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ] ------------------

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ] ------------------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 23, 2005

PROSPECTUS

1,717,026 SHARES OF COMMON STOCK
OF
NETSOL TECHNOLOGIES, INC.

This prospectus relates to the offering for resale of NetSol Technologies, Inc. common stock by certain selling stockholders, who will use this prospectus to resell their shares of common stock. The shares of common stock being offered include: shares of common stock acquired by the selling stockholders in a private placement of such shares by NetSol; shares of common stock underlying convertible debentures and warrants acquired by the selling stockholders in a NetSol private placement. Such warrants and convertible debentures have not been exercised or converted. In addition, certain shares of common stock were acquired by selling stockholders in settlement of litigation against NetSol and in exchange for settlement of a tax liability due by our subsidiary located in Pakistan. A number of shares underlying warrants were acquired pursuant to a placement agent agreement with the warrant holder. In this prospectus, we sometimes refer to the common stock as the securities. In this prospectus, the terms "NetSol," "we," or "us" will each refer to NetSol Technologies, Inc.

We will not receive any proceeds from sales of the shares of common stock by the selling stockholders.

Our common stock is traded on the NASDAQ SmallCap Market under the symbol “NTWK”. The closing price of our common stock on March 18, 2005 was $1.84.

We will bear all expenses, other than selling commissions and fees, in connection with the registration and sale of the shares being offered by this prospectus.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK
FACTORS" BEGINNING ON PAGE 3

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

March 23, 2005

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS	1

PROSPECTUS SUMMARY	1

RISK FACTORS	4

USE OF PROCEEDS	8

SELLING STOCKHOLDERS	9

PLAN OF DISTRIBUTION	12

LEGAL PROCEEDINGS	14

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17

DESCRIPTION OF SECURITIES	18

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	18

DESCRIPTION OF BUSINESS	19

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS	31

DESCRIPTION OF PROPERTY	51

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	51

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	53

EXECUTIVE COMPENSATION	54

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	58

WHERE YOU CAN FIND MORE INFORMATION	58

FINANCIAL STATEMENTS	F-1

EXHIBITS	62

UNDERTAKING	64

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Plan of Operation," and "Description of Business" in this prospectus are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "proposed," "intended," or "continue" or the negative of these terms or other comparable terminology. You should read statements that contain these words carefully, because they discuss our expectations about our future operating results or our future financial condition or state other "forward-looking" information. There may be events in the future that we are not able to accurately predict or control. Before you invest in our securities, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could substantially harm our business, results of operations and financial condition, and that upon the occurrence of any of these events, the trading price of our securities could decline and you could lose all or part of your investment. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, growth rates, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

PROSPECTUS SUMMARY

The following summary contains basic information about NetSol and this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. For a more complete understanding of the risks associated with investing in us, you should read the entire prospectus carefully, including the “Risk Factors” starting on page 4.

We are an end-to-end information technology (“IT”) and business consulting services provider for the lease and finance, banking and financial services industries. We operate on a global basis with locations in the U.S., Europe, East Asia and Asia Pacific. We help our clients identify, evaluate, and implement technology solutions to meet their most critical business challenges and maximize their bottom line. Our products include sophisticated software applications for the asset-based lease and finance industry. By utilizing our worldwide resources, we believe we are able to deliver high quality, cost-effective IT services, ranging from consulting and application development to systems integration and outsourcing. We have achieved the ISO 9001 and SEI (Software Engineering Institute) Capable Maturity Model (“CMM”) Level 3 certifications. Additionally, through our IP Backbone, located in Karachi, Pakistan, we offer a package of wireless broadband services, which include high-speed Internet access, support and maintenance.

Our subsidiary, Network Technologies Pvt. Ltd., a Pakistan Limited Company, (“NetSol PK”), develops the majority of our software. NetSol PK was the first company in Pakistan to achieve the ISO 9001 and SEI CMM Level 4 software development assessment. As maintained by the SEI, maturity levels measure the maturity of a software company’s methodology that in turn ensures enhanced product quality resulting in faster project turn-a-round and a shortened time to market.

During recent years, we have focused on developing software applications for the leasing and financial service industries. In late 2002, we launched a new suite of software products under the name LeaseSoft. The LeaseSoft suite is comprised of four major integrated asset based leasing/financing software applications. The suite, consisting of a Credit Application Creation System (LeaseSoft.CAC), a Credit Application Processing System (LeaseSoft.CAP), a Contract Activation & Management System (LeaseSoft.CAM) and a Wholesale Finance System (LeaseSoft.WFS), whether used alone or together, provides the user with an opportunity to address specific sub-domains of the leasing/financing cycle from the credit approval process through the tracking of the finance contract and asset.

We recently acquired Pearl Treasury System Ltd., a United Kingdom company. Pearl Treasury Systems has developed the PTS system for use by financial institutions and customers. The system is designed to seamlessly handle foreign exchange and money market trading, trading in derivative products, risk management, credit control, pricing and various interfaces for rate feeds, with one system platform. The system platform, modular in design, also allows financial institutions to purchase only the modules they require. The PTS system was developed over five years with a $4 million investment by a group of visionaries in the U.K. This group completed nearly 80% of the product and needed a stronger development and business partner who could take over completion and marketing. With the acquisition, NetSol believes we have become that partner. The PTS, now called “TRAPEZE,” is nearing completion and we expect a demonstration prototype to be launched in August 2004. In anticipation of this launch, we have hired a senior sales executive and other sales staff to plan the marketing efforts in the United Kingdom.

On January 27, 2005, we entered into an agreement to acquire 100% of the issued and outstanding shares of CQ Systems Ltd., a company organized under the laws of England and Wales (“CQ”). CQ provides sophisticated accounting and administrative software, along with associated services, to leasing and finance companies located in Europe, Asia and Africa. The products include software modules for asset finance, consumer finance, motor finance, general finance and insurance premium finance. The modules provide an end-to-end contractual solution - from underwriting, contract administration and accounting, through asset disposal and remarketing. Customers include notable European companies such as Scania Finance GB, DaimlerChrysler Services, Broadcastle PLC, Bank of Scotland Equipment Finance and Deutsche Leasing Ltd. The acquisition of CQ is subject to certain closing conditions including our receipt of $2.0 million in funding to pay the cash portion of the purchase price. The acquisition closed on February 22, 2005 based on March 31, 2004 financial statements of CQ Systems Ltd. with the payment of approximately $1.7 million in cash and 675,292 shares of Company common stock based on a $2.46 per share cost basis. Consideration will be adjusted when March 31, 2005 financials are received. The final payment of consideration will be made after the completion of CQ’s March 31, 2006 fiscal year end.

We market our software products worldwide to companies primarily in the automobile finance, leasing and banking industries. In February 2003, we successfully implemented our LeaseSoft.CAM for Daimler Chrysler Singapore and received a fee in excess of $2 million. Some of our other customers include: Mercedes Benz Finance - Japan; Yamaha Motors Finance - Australia; Tung-Yang Leasing Company Taiwan; Debis Portfolio Systems - UK; DaimlerChrysler Services - Australia; DaimlerChrysler Leasing - Thailand; DaimlerChrysler Services - Korea; UMF Leasing Singapore; and, DaimlerChrysler Services New Zealand. In addition, NetSol provides offshore development and customized I/T solutions to blue chip customers such as Citibank Pakistan, DCD Holding UK and Habib Allied Bank UK. With the acquisition of Altvia Technologies, Inc. (now NetSol USA) in June 2003, we believe we acquired, as clients, some of the most well known higher education and telecommunications associations based on the east coast of the United States. We are also a strategic business partner for DaimlerChrysler Services AG, which consists of a group of many companies, including some of the ones referred to above. We have recently added a few new customers such as TIG of the United Kingdom, AMF of Australia, Capital Stream from the United States and a few other in the US and Asia. Additionally, new strategic relationships were formed with Intel Pakistan and Hyundai IT of Korea

We were incorporated under the laws of the State of Nevada on March 18, 1997. Our principal executive offices are located at 23901 Calabasas Road, Suite 2072, Calabasas, California 91302. Our telephone phone number is (818) 222-9195 and our website address is http://www.netsoltek.com.

This prospectus relates to the offering for resale of NetSol Technologies, Inc. common stock by the selling stockholders named in this prospectus, who will use this prospectus to resell their shares of common stock. The shares of common stock consist of shares of common stock, shares of common stock underlying convertible debentures and shares of common stock underlying warrants which were acquired by the selling stockholders in private placements and, those shares of common stock underlying warrants issued to the placement agent as compensation for services provided to NetSol in the aforementioned private placements, shares of common stock issued to a shareholder as settlement of litigation against NetSol, and shares issued to a selling stockholder who was issued shares in exchange for the settlement of a tax liability owed by our subsidiary located in Pakistan.. We will not receive any proceeds from sales of our common stock by the selling stockholders. For further information about the selling stockholders, see “Selling Stockholders.”

THE OFFERING

Common Stock Offered
This prospectus relates to the offering of 1,717,026 shares of our common stock, which may be sold from time to time by the selling stockholders named in this prospectus. Of the total amount offered, 645,161 shares of common stock are issuable upon the conversion of convertible debentures sold by NetSol in a private placement in March 2004 and 322,581 shares of common stock are issuable to such selling stockholders upon the exercise of warrants issued in connection with that placement; 386,362 shares of common stock were issued in a private placement which closed in May 2004, and 193,182 shares of common stock are issuable to the selling stockholders upon the exercise of warrants issued in connection with the private placement. Maxim Group LLC served as NetSol’s placement agent in connection with such private placements and, its nominee, Maxim Partners, was issued warrants to purchase up to 74,545 shares of common stock in connection with their services. 50,000 shares of common stock were acquired by an individual non-U.S. resident investor in exchange for the payment of a tax liability owed by our Pakistani subsidiary. 45,195 shares of common stock were acquired by a selling stockholder in a settlement agreement between NetSol and the selling stockholder entered into in October 2003. The shares of our common stock are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The selling stockholders will determine the timing and amount of any sale.

Common Stock outstanding	We had 13,221,650 shares of common stock issued and outstanding as of March 18, 2005.

Use of Proceeds	We will not receive any of the proceeds from sale of shares of common stock offered by the selling stockholders.

Trading Market	Our common stock is currently listed on the NASDAQ SmallCap Market under the trading symbol “NTWK.”

Risk Factors
Investment in our common stock involves a high degree of risk. You should carefully consider the information set forth in the "Risk Factors" section of this prospectus as well as other information set forth in this prospectus, including our financial statements and related notes.

RISK FACTORS

An investment in our securities is extremely risky. You should carefully consider the following risks, in addition to the other information presented in this prospectus, before deciding to buy our securities. If any of the following risks actually materialize, our business and prospects could be seriously harmed and, as a result, the price and value of our securities could decline and you could lose all or part of your investment. The risks and uncertainties described below are intended to be the material risks that are specific to us and to our industry.

RISKS RELATED TO OUR BUSINESS

We May Have Difficulty Raising Needed Capital in the Future, Which Could Significantly Harm Our Business.

We will require additional financing in order to support further expansion, develop new or enhanced services or products, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. Our ability to arrange such financing in the future will depend in part upon the prevailing capital market conditions, as well as our business performance. There can be no assurance that we will be successful in our efforts to arrange additional financing on satisfactory terms. If additional financing is raised by the issuance of our securities, control of NetSol may change and stockholders may suffer additional dilution. If adequate funds are not available, or are not available on acceptable terms, we may not be able to take advantage of opportunities, or otherwise respond to competitive pressures and remain in business.

We Have Received A “Going Concern” Footnote From Our Auditors Indicating That There Is Substantial Doubt As To Whether We Can Remain In Business.

In a footnote to our audit report dated June 30, 2004, Kabani & Company, Certified Public Accountants, our auditors, indicated that there was substantial doubt as to our ability to continue as a “going concern.” Our ability to continue as a “going concern” is attributable to the Company’s historical operating losses and the amount of capital which we project we need to satisfy liabilities existing at that time and in order to achieve profitable operations. For the year ended June 30, 2004, we continued to experience a negative cash flow from consolidated operations, and projected that we will need certain additional capital to enable us to continue operations at our current level beyond the near term. Effective February 8, 2005, our auditors indicated their intention to no longer include the going concern footnote in our financial statements. Our auditors cited the increased revenues as the reason for excluding the footnote. We cannot assure you that we will be able to continue to generate sufficient revenues or raise sufficient funds to continue our operations, or that our auditors will not issue another “going concern” opinion. Our failure to raise sufficient additional funds, either through additional financing or continuing operations, will have a material adverse effect on our business and financial condition and we may be forced to curtail operations.

We Will Require Additional Financing; We May Not Achieve Profitability; We Anticipate Continued Losses; Current Liabilities Exceed Current Assets.

As of the fiscal year ended June 30, 2004, we had a negative working capital of $10,400 and as of December 31, 2004, we had a positive working capital of $3,026,718. We have current short-term bank notes of $392,699 due within six months. We had a net loss of $2,137,506 in fiscal 2003, a net loss of $2,969,975 in fiscal 2004, and a net income of $44,334 for the six months ended December 31, 2004. In addition, we continue to operate at a deficit on a monthly basis, which is not expected to change in the foreseeable future, even with the implementation of our current business plan. See “Management’s Discussion and Analysis and Plan of Operations” on page 30 of this prospectus for further information about our current business plan. Notwithstanding that we raised $2,050,000 in March through May 2004, we may need to raise additional funds in the amount of at least $2.0 million to continue operations and to expand and invest in the growth of our business for the next year. Additionally, we will require a minimum of $2,000,000 to close the acquisition of CQ Systems Ltd. We cannot assure you that we can sustain or increase profitability. If revenues grow slower than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, our business, results of operations and financial condition will be materially and adversely affected. Although we have improved our financials steadily in last few quarters, no assurance can be given that we will continue to improve our financial condition.

We May Not Be Able To Realize The Benefits Of Our Strategic Plan.

As discussed in “Description of Business” starting on page 39, after the restructuring undertaken in fiscal year 2002 and fiscal year 2003, we have undertaken a business plan designed to optimize this restructuring. Although our management is confident about our ability to realize some benefits from the restructuring, the level of benefits to be realized could be affected by a number of factors including, without limitation: (a) our ability to raise sufficient funds; (b) our ability to continue to operate as planned without further stockholder hostile takeover attempts; (c) our ability to prosper given the current uncertainty in the US technology industry; and, (d) our ability to react effectively to the global political and business effects of the political events around the world and particularly in Pakistan.

We Depend Heavily On A Limited Number Of Client Projects And The Loss Of Any Such Projects Would Adversely Affect Our Operating Results.

As of the fiscal year ended June 30, 2004, and the six months ended December 31, 2004, we derived approximately 20% and 18%, respectively, of our net revenues from DaimlerChrysler (which consists of a group of companies and clients). DaimlerChrysler consists of a number of companies, each of which are uniquely different customers and none of which represents greater than 10% of our net revenues. We continue to enhance our relationship with DaimlerChrysler to provide software and support services to them on a global basis. This may increase our reliance on DaimlerChrysler as a revenue source. We also have other significant clients whose business is critical to our success. The loss of any of our principal clients for any reason, including as a result of the acquisition of that client by another entity, could have an adverse effect on our business, financial condition and results of operations.

If Any Of Our Clients Terminate Their Contracts With Us, Our Business Could Be Adversely Affected.

Many of our clients have the ability to cancel certain of their contracts with us with limited advance notice and without significant penalty. Any such termination could result in a loss of expected revenues related to that client’s project. A cancellation or a significant reduction in the scope of a large project could have a material adverse effect on our business, financial condition and results of operations.

If We Are Unable To Protect Our Proprietary Software, Our Business Could Be Adversely Affected.

Our success as a company depends, in part, upon our work product being deemed proprietary software, along with other intellectual property rights. While both the LeaseSoft and NetSol trade names and marks are copyrighted and trademarked in Pakistan, and we have filed an application for the registration of the inBanking trademark with the U.S. Patent and Trademark office, we have not registered any trademarks or filed any copyrights in any other jurisdictions. We rely on a combination of nondisclosure and other contractual arrangements, and common law intellectual property, trade secret, copyright and trademark laws to protect our proprietary rights. As a matter of course, we generally enter into confidentiality agreements with our employees, and require that our consultants and clients enter into similar agreements. We also limit access to our proprietary information. There can be no assurance that these steps will be adequate to deter misappropriation of proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights. In addition, although we believe that our services and products do not infringe on the intellectual property rights of others, there can be no assurance that infringement claims will not be asserted against us in the future, or that if asserted, any such infringement claim will be successfully defended. The cost of defending any such suit will have a negative impact, even if ultimately successful. A successful claim against us could materially adversely affect our business, financial condition and results of operations. If NetSol cannot protect its proprietary information, others could copy our software and compete with us in providing both software and services.

We May Not Have The Right To Resell Or Reuse Software Developed For Specific Clients.

A portion of our business involves the development of software for specific client engagements. Ownership of these solutions is the subject of negotiation and is frequently assigned to the client, although we may retain a license for certain uses. Some clients have prohibited us from marketing the software developed for them for specified periods of time or to specified third parties. There can be no assurance that our clients will not demand similar or other restrictions in the future. Issues relating to the ownership of and rights to use our software solutions can be complicated and there can be no assurance that potential disputes will not affect our ability to resell or reuse these software solutions. While we have not incurred such expense in the past, limitations on our ability to resell or reuse software solutions could require us to incur additional expenses to develop new solutions for future projects.

International Expansion Of Our Business Could Result In Financial Losses Due To Changes In Foreign Political And Economic Conditions Or Fluctuations In Currency And Exchange Rates.

We expect to continue to expand our international operations. As well as the two offices in the United States, we currently have offices in Pakistan, the UK and Australia. Additionally, we have entered into an agreement to acquire CQ Systems Ltd., a company organized and located in England. In fact, approximately 90% of our revenue is generated by non-U.S. sources. Our international operations are subject to other inherent risks, including:

•	political uncertainty in Pakistan and the Southeast Asian Region, particularly in light of the United States’ war on terrorism and the Iraq war;

•	recessions in foreign countries;

•	fluctuations in currency exchange rates, particularly the weakness of the U.S. dollar and the effect this may have on U.S. off-shore technology spending;

•	difficulties and costs of staffing and managing foreign operations;

•	reduced protection for intellectual property in some countries;

•	political instability or changes in regulatory requirements or the potential overthrowing of the current government in certain foreign countries;

•	U.S. imposed restrictions on the import and export of technologies; and,

•	U.S. imposed restrictions on the issuances of business and travel visas to foreign workers primarily those from Middle Eastern or East Asian countries.

We Are Controlled By and Are Dependent On Our Key Personnel.

Our management is currently controlled and operated by various members of the Ghauri family. Our success will depend in large part upon the continued services of those individuals including Messrs. Salim Ghauri, Najeeb Ghauri and Naeem Ghauri. The death or loss of the services of any one of them or of any one or more of our other key personnel could have a material adverse effect on our business, financial condition and results of operations. We do not have key man life insurance on these individuals. In addition, if one or more of our key employees resigns to join a competitor or to form a competing company, the loss of such personnel and any resulting loss of existing or potential clients to any such competitor could have a material adverse effect on our business, financial condition and results of operations. In the event of the loss of any key personnel, there can be no assurance that we will be able to prevent the unauthorized disclosure or use of our technical knowledge, practices or procedures by such personnel. We entered into employment agreements with Messrs. Salim, Najeeb and Naeem Ghauri effective January 1, 2004, for a period of three (3) years. Messrs. Salim, Najeeb and Naeem Ghauri have non-competition and anti-raid clauses in their employment agreements with us.

Certain Of Our Management Team Have Relationships Which May Potentially Result In Conflicts Of Interests.

In fiscal year 2003, certain of our management team loaned funds to our company for operating costs. Similar transactions occurred in fiscal year 2004. While these transactions were approved by the board of directors, and we deem such transactions to be fair in their terms, and such transactions have not resulted in the management team choosing personal gain over company gain, such transactions constitute a potential conflict of interest between our management members’ personal interest and the interest of our company in that management could be motivated to repay debts owed to the management team rather than using that money for NetSol growth. See "Certain Relationships and Related Transactions" on page 39 for information about relationships between our officers and/or directors which could result in a Conflict of Interest.

We Face Significant Competition In Markets That Are New And Rapidly Changing.

The markets for the services we provide are highly competitive. We principally compete with strategy consulting firms, Internet professional services firms, systems integration firms, software developers, technology vendors and internal information systems groups. Many of the companies that provide services in the markets we have targeted have significantly greater financial, technical and marketing resources than we do, have greater name recognition and generate greater revenues. Potential customers may also have in house employees that can compete with or replace us. In addition, there are relatively low barriers to entry into these markets and we expect to continue to face competition from new entrants into these same markets. We believe that the principal competitive factors in these markets include:

•	our ability to integrate strategy, experience modeling, creative design and technology services;

•	quality of service, speed of delivery and price;

•	industry knowledge;

•	sophisticated project and program management capability; and,

•	Internet technology expertise and talent.

We believe that our ability to compete also depends on a number of competitive factors outside our control, including:

•	ability of our competitors to hire, retain and motivate professional staff;

•	development by others of Internet services or software that is competitive with our solutions; and

•	extent of our competitors’ responsiveness to client needs.

There can be no assurance that we will be able to compete successfully in these markets.

RISKS RELATED TO INVESTING IN THIS OFFERING

Our Stock Price Has Historically Been Volatile; Our Stock Price After This Offering Will Be Subject To Market Factors.

The trading price of our common stock has historically been volatile. The future trading price of our common stock could be subject to wide fluctuations in response to:

•	quarterly variations in operating results and achievement of key business metrics;

•	changes in earnings estimates by securities analysts, if any;

•	any differences between reported results and securities analysts’ published or unpublished expectations;

•	announcements of new contracts or service offerings by NetSol or competitors;

•	market reaction to any acquisitions, joint ventures or strategic investments announced by NetSol or competitors;

•	demand for our services and products;

•	changes of shares being sold pursuant to Rule 144 or upon exercise of the warrants; and,

•	general economic or stock market conditions unrelated to NetSol’s operating performance.

Potential Future Sales Pursuant To Rule 144 May Have A Depressive Effect On The Trading Price Of Our Securities.

Certain shares of common stock presently held by officers, directors and certain other stockholders are "restricted securities" as that term is defined in Rule 144, promulgated under the Act. Under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period, may, under certain circumstances sell within any three month period a number of shares which does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, including a two-year holding period, the sale of shares by a person without any quantity limitation. Such holding periods have already been satisfied in many instances. Therefore, actual sales or the prospect of sales of such shares under Rule 144 in the future may depress the prices of our common stock.

Provisions of Our Bylaws Hinder Change in Control.

Our bylaws contain provisions that prevent actions being taken by shareholders by written consent. Shareholders actions may only be taken at special meetings called in accordance with our bylaws. Our bylaws limits the manner and timing of calling such meetings by shareholders. These provisions may effectively prevent shareholders from changing board composition and or management in a swift manner.

USE OF PROCEEDS

We will not receive any of the proceeds from the offering of common stock for sale by the selling stockholders. Proceeds received by us as a result of the exercise of the warrants by the selling stockholders will be used for working capital purposes.

SELLING STOCKHOLDERS

The following table and notes set forth the name of each selling stockholder, the nature of any position, office, or other material relationship, if any, which the selling stockholder has had, within the past three years, with NetSol or with any of our predecessors or affiliates, the amount of shares of NetSol common stock that are beneficially owned by such stockholder, the amount to be offered for the stockholder's account and the amount to be owned by such selling stockholder upon completion of the offering.

Name of Selling Stockholder(1)	Number of Shares of NetSol Common Stock Beneficially Owned Prior to the Offering(1)	Number of Shares of NetSol Common Stock Being Offered Hereby (1)	Number of Shares of NetSol Common Stock to be Beneficially Owned Upon Completion of the Offering(1)(2)

Maxim Partners, LLC (3)	155,545	74,545	0
Natalie L. Khur Revocable Trust(4)	78,410(4)	78,410	0
Richard E. Kent & Lara T. Kent	285,190(5)	285,190	0
Alfonse M. D’Amato Defined Benefit Plan(6)	148,826(6)	148,826	0
Jay Youngerman & Toni Youngerman	40,908(7)	40,908	0
Girish C Shah IRA (8)	34,090(9)	34,090	0
Douglas Friedenberg IRA Standard/SEP DTD 04/16/01(10)	34,090(9)	34,090	0
Fred Arena	34,090(9)	34,090	0
Grossman Family Trust (11)	51,136(11)	51,136	0
Hugh Brook	34,090(9)	34,090	0
Michael K. Harley	40,323(12)	40,323	0
W. R. Savey	40,323(12)	40,323	0
Robert Stranczek	40,323(12)	40,323	0
The Viney Settlement Number 1 (13)	120,967(13)	120,967	0

Name of Selling Stockholder(1)	Number of Shares of NetSol Common Stock Beneficially Owned Prior to the Offering(1)	Number of Shares of NetSol Common Stock Being Offered Hereby (1)	Number of Shares of NetSol Common Stock to be Beneficially Owned Upon Completion of the Offering(1)(2)

Ronald K. Marks	40,323(12)	40,323	0
Leonard Carinci	40,323(12)	40,323	0
Peter J. Jegou(14)	40,323(12)	40,323	0
Joseph Marotta & Nancy J. Marotta	40,323(12)	40,323	0
D.G. Fountain	40,323(12)	40,323	0
Lee A. Pearlmutter Revocable Trust U/A dated 10/9/92 as amended 2/28/96 (15)	40,323(12)	40,323	0
Wayne Saker	40,323(12)	40,323	0
Donald Asher Family Trust dated 7/11/01 (16)	40,323(12)	40,323	0
Jeffrey Grodko	40,323(12)	40,323	0
Emeric R. Holderith	20,161(17)	20,161	0
John O’Neal Johnston trust u/a DTD 5/17/93 (18)	20,161(17)	20,161	0
Judith Barclay	40,323(12)	40,106	0
Allen W. Coburn & Maureen B. Coburn	20,161(17)	20,161	0
John C. Moss	20,161(17)	20,161	0
Landing Wholesale Group Defined Benefit Plan(19)	40,323(12)	40,323	0
Jerold Weigner & Lilli Weigner	40,323(12)	40,323	0
Mohammed Iqbal	50,000(20)	50,000	0
ACB Ltd.(21)	45,195(21)	45,195	0
TOTAL	1,798,026	1,717,026	0

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to such securities.
(2)
None of the Selling Stockholders has held an employment, officer or director position with NetSol within the past three years. Assuming that all shares being registered hereby will be sold, all debentures will be converted and all warrants will be exercised, no selling stockholder will hold a percentage interest in the shares of NetSol in excess of 1 percent at the completion of the offering.

(3)
Maxim Partners LLC owns 98% of Maxim Group LLC, a registered broker dealer. MJR Holdings LLC owns 72% of Maxim Partners LLC. Mike Rabinowitz is the principal manager of MJR Holdings and has principal voting and dispositive power with respect to the securities owned by Maxim Partners LLC. The number of shares beneficially owned include 74,545 warrants to acquire common stock which are being registered hereby and warrants to acquire 81,000 shares of common stock previously registered which were issued as compensation to Maxim Partners, as nominee of Maxim Group, for services provided to NetSol in its July 2003 private placement.

(4)
Adam Kuhr, as trustee, is the beneficial owner of the Natalie L. Kuhr Revocable Trust. The shares of common stock consist of 52,273 shares of common stock and 26,137 shares of common stock underlying warrants acquired in the May 2004 placement.

(5)
Consisting of 190,127 shares of common stock of which 136,364 shares were acquired in the May 2004 placement and 53,763 shares issuable upon conversion of the principal dollar amount of its convertible debenture; and, 95,063 shares of common stock underlying warrants of which 68,182 are shares of common stock underlying warrants issued in the May 2004 placement and 26,881 are shares of common stock underlying warrants issued in connection with the March 2004 private placement of convertible debentures.

(6)
Alfonse M. D’Amato is the beneficial owner of the Alfonse M. D’Amato Defined Benefit plan. The shares of common stock consist of 99,217 shares of common stock of which 45,454 shares were acquired in the May 2004 placement and 53,763 shares are issuable upon conversion of the principal dollar amount of its convertible debenture; and, 49,609 shares of common stock underlying warrants of which 22,727 shares of common stock underly warrants issued in the May 2004 placement and 26,882 are shares of common stock underlying warrants issued in connection with the March 2004 private placement of convertible debentures.

(7)	Consisting of 27,272 shares of common stock and 13,636 shares of common stock underlying warrants acquired in the May 2004 private placement.
(8)	Girish C. Shah is the beneficial owner of the Girish C. Shah IRA.
(9)	Consisting of 22,727 shares of common stock and 11,363 shares of common stock underlying warrants acquired in the May 2004 private placement.
(10)	Douglas Friedenberg is the beneficial owner of the Douglas Friedenberg IRA Standard/SEP DTE 04/16/01.
(11)
Raphael Z. Grossman, as trustee, is the beneficial owner of the Grossman Family Trust. The shares of common stock consist of 34,091 shares of common stock and 17,045 shares of common stock underlying warrants acquired in the May 2004 private placement.

(12)
Consisting of 26,882 shares of common stock issuable upon conversion of the principal dollar amount of its debenture and 13,441 shares of common stock underlying warrants issued in connection with the March 2004 placement of convertible debentures.

(13)
John Viney, as trustee, is the beneficial owner of the Viney Settlement Number 1. Shares of common stock consist of 80,645 shares of common stock issuable upon the conversion of the principal dollar amount of its debenture and 40,332 shares of common stock underlying warrants issued in connection with the March 2004 placement of convertible debentures.

(14)
Peter J. Jegou is the beneficial holder of 26,882 shares issuable upon the conversion of the principal dollar amount of his convertible debenture and 13,441 shares underlying warrants issued in connection with the March 2004 placement of convertible debentures.

(15)	Lee A. Pearlmutter, as trustee, is the beneficial owner of the Lee A. Pearlmutter Revocable Trust dated 10/9/92 as Amended 2/28/96.
(16)	D.S. Asher, as trustee, is the beneficial owner of the Donald Asher Family Trust.
(17)
Consisting of 13,441 shares issuable upon conversion of the principal dollar amount of its convertible debenture and 6,720 shares underlying warrants issued in connection with the March 2004 placement of convertible debentures.

(18)	John O’Neal Johnston, as trustee, is the beneficial owner of the John O’Neal Johnston Trust U/A DTD 05/17/93.
(19)	Andrew Bellow Jr. is the beneficial owner of the Landing Wholesale Group Defined Benefit Plan.
(20)
Mr. Iqbal received his shares in a share purchase agreement whereby he received 50,000 shares in exchange for satisfying a tax liability of NetSol’s Pakistani subsidiary. This agreement required NetSol to register the shares of common stock in this offering.

(21)	Tony De Nazareth, as managing director, is the beneficial owner of ACB Ltd.

Certain selling stockholders shall receive their shares upon conversion of convertible debentures which were offered to such stockholders in a private placement of Series A 10% Convertible Debentures in March 2004. This private placement resulted in the issuance of convertible debentures with a principal value of $1,200,000. The debentures bear interest at the rate of 10% per annum payable in common stock or cash, which at the option of NetSol will be paid in cash upon conversion. The debentures are convertible at the rate of $1.86 principal value per share. Each debenture holder also received a warrant to purchase fifty percent (50%) of the number of shares of common stock issuable at conversion at the exercise price of $3.30 per share. These warrants may be exercised until May 2009.

Certain of the selling stockholders received their shares in a private placement of shares of common stock and warrants to acquire common stock in May 2004 in which we sold 386,362 shares at $2.20 per share and warrants to acquire up to 193,182 shares of common stock at an exercise price of $3.30 per share. The warrants may be exercised until May 2009.

The Company has offered, to each of the warrant holders who acquired their warrants in the Debenture offering and in the May 2004 private placement, the opportunity to exercise such warrants at the reduced price of $2.00 per share. Such option is available until March 17, 2005 and requires such warrant holders to provide both the exercise notice and the full exercise price to the Company prior to that date. Any warrants not exercised by that date shall revert to the $3.30 per share exercise price. As of March 21, 2005, only 20,162 warrants were exercised at the reduced price. The remaining warrants have reverted back to the $3.30 per share exercise price.

Pursuant to the placement agent agreements by and between NetSol and Maxim Group LLC, Maxim Partners LLC, as nominee of Maxim Group LLC, received, as part of the compensation for their services, warrants to purchase up to 74,545 shares of our common stock at an exercise price of $2.20 per share. These warrants may be exercised until May 2009.

Mr. Mohammed Iqbal received his shares pursuant to a share purchase agreement in March 2004 whereby he paid $100,000 to the Pakistani taxing authorities to satisfy the tax liability of our Pakistan subsidiary.

ACB, Ltd., formerly, Arab Commerce Bank, received its shares as part of a settlement of a complaint against NetSol. The complaint sought damages for breach of a note purchase agreement and note. The terms of the settlement agreement required NetSol to issue to ACB shares of common stock of the Company equal in value to $100,000 plus interest as of the effective date of the agreement. The complaint was dismissed by virtue of this settlement on November 3, 2003. On December 16, 2003, 34,843 shares of the Company’s common stock valued at $100,000 were issued pursuant to the terms of the agreement. On February 6 2004, NetSol issued an additional 10,352 shares valued at $35,135 as interest due under the settlement agreement. The terms of the settlement agreement require NetSol to register ACB Ltd’s shares herein.

Because the selling stockholders may, under this prospectus, sell all or some portion of their NetSol common stock, only an estimate can be given as to the amount of NetSol common stock that will be held by the selling stockholders upon completion of the offering. In addition, the selling stockholders identified above may have sold, transferred or otherwise disposed of all or a portion of their NetSol common stock after the date on which they provided information regarding their shareholdings.

PLAN OF DISTRIBUTION

Selling stockholders may offer and sell, from time to time, the shares of our common stock covered by this prospectus. The term selling stockholders includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter sale;

•	in privately negotiated transactions; and,

•	in options transactions.

The shares of our common stock will be listed, and may be traded, on the NASDAQ Small Cap Market under the symbol “NTWK”. In addition, the selling stockholders may sell pursuant to Rule 144 under the Securities Act or pursuant to an exemption from registration. We have received confirmation from all selling stockholders that they do not have any short positions and have reviewed Regulation M.

To the extent required, we may amend or supplement this prospectus to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, broker-dealers or other financial institutions may engage in short sales of shares of our common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell shares of our common stock short and redeliver the securities to close out their short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of securities offered by this prospectus, which securities the broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect the transaction. The selling stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution, may affect sales of the pledged securities pursuant to this prospectus, as supplemented or amended to reflect the transaction.

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be treated as “underwriters” within the meaning of the Securities Act in connection with sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be treated as underwriting discounts and commissions.

The selling stockholders and any other person participating in a distribution will be subject to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and other participating persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular security being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities. We have informed the selling stockholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Exchange Act, may apply to their sales in the market.

Additionally, we have informed the selling stockholders involved in the private placements, through the offering documents of the following Telephone Interpretation in the SEC Manual of Publicly Available Telephone Interpretations (July 1997):

A.65. Section 5

An issuer filed a Form S-3 registration statement for a secondary offering of common stock, which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.

The selling stockholder have represented and warranted that he/she/it had complied with all applicable provisions of the Act, the rules and regulations promulgated by the SEC thereunder, including Regulation M, and the applicable state securities laws.

We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NASDAQ Small Cap Market pursuant to Rule 153 under the Securities Act. We have agreed to indemnify the selling stockholders against certain liabilities, including those arising under the Securities Act, and to contribute to payments the selling stockholders may be required to make in respect of such liabilities. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL PROCEEDINGS

On July 26, 2002, NetSol was served with a Request for Entry of default by Surrey Design Partnership Ltd. (“Surrey”). Surrey’s complaint for damages sought $288,743.41 plus interest at the rate of 10% above the Bank of England base rate from January 12, 2002 until payment in full is received, plus costs. The parties agreed to entry of a Consent Order whereby NetSol agreed to make payments according to a payment schedule. NetSol made payments up to May of 2002 but was unable to make payments thereafter. On September 25, 2002, the Company entered into a settlement agreement with Adrian Cowler (“Cowler”), a principal of Surrey, and Surrey. The Company agreed to pay Cowler £218,000 or approximately $320,460 including interest, which the Company has recorded as a note payable in the consolidated financial statements. The agreement called for monthly payments of £3,000 per month until March 2004 and then £4,000 per month until paid. As of June 30, 2004, the balance was $146,516. During the six months ended December 31, 2004, we paid £12,000 or $21,997. In December 2004, the Company reached an agreement to pay the balance in one lump-sum payment. Cowler agreed to accept £52,000 or $103,371 as payment in full.

On July 31, 2002, Herbert Smith, a law firm in England, which represented NetSol in the Surrey matter filed claim for the sum of approximately $248,871 (which represents the original debt and interest thereon) in the High Court of Justice Queen’s Bench Division. On November 28, 2002, a Consent Order was filed with the Court agreeing to a payment plan, whereby we paid $10,000 on execution, $4,000 a month for one year and $6,000 per month thereafter until the debt is paid. As of December 31, 2004, the balance due was 97,682 pounds sterling or $168,321.

On March 3, 2004 Uecker and Associates, Inc. as the assignee for the benefit of the creditors of PGC Systems, Inc. formerly known as Portera Systems, Inc. filed a request for arbitration demanding payment from NetSol for the amounts due under a software agreement in the amount of $175,700. A settlement was reached by and between the Company and Portera on November 11, 2004 whereby Portera agreed to a settlement of any and all issues related to the claim in exchange for one time payment of $75,000 which was paid by December 3, 2004.

On May 12, 2004, Merrill Corporation served an action against NetSol for account stated; common counts; open book account and unjust enrichment alleging amounts due of $90,415.33 together with interest thereon from August 23, 2001. NetSol entered into a settlement agreement with Merrill Corporation in exchange for a dismissal of the action with prejudice, to be filed after receipt of the final payment by NetSol to Merrill on or before October 31, 2004. Under the terms of the settlement agreement, we paid $10,450 at the time of settlement and have agreed to pay $52,000 in installments of $13,000 per month commencing on July 30, 2004. This matter was paid in full with the final settlement on November 30, 2004.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of the current directors and executive officers of NetSol, the principal offices and positions with NetSol held by each person and the date such person became a director or executive officer of NetSol. The Board of Directors elects the executive officers annually. Each year the stockholders elect the Board of Directors. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

The directors and executive officers NetSol are as follows:

Name	Year First Elected As an Officer Or Director	Age	Position Held with the Registrant	Family Relationship

Najeeb Ghauri	1997	50	Chief Financial Officer, Director and Chairman	Brother to Naeem and Salim Ghauri
Salim Ghauri	1999	49	President and Director	Brother to Naeem and Najeeb Ghauri
Naeem Ghauri	1999	47	Chief Executive Officer and Director	Brother to Najeeb and Salim Ghauri
Patti L. W. McGlasson	2004	39	Secretary	None
Irfan Mustafa	1997	53	Director	None
Shahid Javed Burki	2000	65	Director	None
Eugen Beckert	2001	58	Director	None
Jim Moody	2001	68	Director	None

Business Experience of Officers and Directors:

NAJEEB U. GHAURI has been a Director of NetSol since 1997. Mr. Ghauri served as NetSol’s CEO from 1999-2001. Currently, he is the Chief Financial Officer and Chairman of NetSol. During his tenure as CEO, Mr. Ghauri was responsible for managing the day-to-day operations of NetSol, as well as NetSol's overall growth and expansion plan. As the CFO of NetSol, Mr. Ghauri seeks financing for NetSol as well as oversees the day-to-day financial position of NetSol. Prior to joining NetSol, Mr. Ghauri was part of the marketing team of Atlantic Richfield Company ("ARCO"), a Fortune 500 company, from 1987-1997. Mr. Ghauri received his Bachelor of Science degree in Management/Economics from Eastern Illinois University in 1979, and his M.B.A. in Marketing Management from Claremont Graduate School in California in 1983. Mr. Ghauri serves on the boards of the US Pakistan Business Council and Pakistan Human Development Fund, a non-profit organization. Mr. Ghauri is the Chairman of the Board of Directors.

SALIM GHAURI has been with NetSol since 1999 as the President and Director of NetSol. Mr. Ghauri is also the CEO of NetSol Technologies (Pvt.) Ltd., (F/K/A/ Network Solutions (Pvt.) Ltd.), a wholly owned subsidiary of NetSol located in Lahore, Pakistan. Mr. Ghauri received his Bachelor of Science degree in Computer Science from University of Punjab in Lahore, Pakistan. Before NetSol Technologies (Pvt.) Ltd., Mr. Ghauri was employed with BHP in Sydney, Australia from 1987-1995, where he commenced his employment as a consultant. Mr. Ghauri was the original founder of Network Solutions, Pvt. Ltd in Pakistan founded in 1996. Built under Mr. Ghauri's leadership Network Solutions (Pvt) Ltd. gradually built a strong team of I/T professionals and infrastructure in Pakistan and became the first software house in Pakistan certified as ISO 9001 and CMM Level 4 assessed.

NAEEM GHAURI has been NetSol’s CEO since August 2001. Mr. Ghauri has been a Director of NetSol since 1999. Mr. Ghauri serves as the Managing Director of NetSol (UK) Ltd., a wholly owned subsidiary of NetSol located in London, England. Under Mr. Ghauri’s direction, Pearl Treasury System Ltd. was acquired and NetSol’s entered into the banking and financial arenas. Prior to joining NetSol, Mr. Ghauri was Project Director for Mercedes-Benz Finance Ltd., a subsidiary of DaimlerChrysler, Germany from 1994-1999. Mr. Ghauri supervised over 200 project managers, developers, analysis and users in nine European Countries. Mr. Ghauri earned his degree in Computer Science from Brighton University, England.

PATTI L. W. MCGLASSON joined NetSol as corporate counsel in January 2004 and was elected to the position of Secretary in March 2004. Prior to joining NetSol, Ms. McGlasson practiced law at Vogt & Resnick, law corporations, where her practice focused on corporate, securities and business transactions. Ms. McGlasson was admitted to practice in California in 1991. She received her Bachelor of Arts in Political Science in 1987 from the University of California, San Diego and, her Juris Doctor and Masters in Laws in Transnational Business from the University of the Pacific, McGeorge School of Law, in 1991 and 1993 respectively.

IRFAN MUSTAFA has been a Director of NetSol since the inception of NetSol in April 1997. Mr. Mustafa has an M.B.A. from IMD (formerly Imede), Lausanne, Switzerland (1975); an M.B.A. from the Institute of Business Administration, Karachi, Pakistan (1974); and a B.S.C. in Economics, from Punjab University, Lahore, Pakistan (1971). Mr. Mustafa began his 14-year career with Unilever, Plc where he was one of the youngest senior management and board members. Later, he was employed with Pepsi International from 1990 to 1997 as a CEO in Pakistan, Bangladesh, Sri Lanka and Egypt. He spent two years in the US with Pepsi in their Executive Development Program from 1996-97. Mr. Mustafa was relocated to Dubai as head of TRICON (now YUM Restaurant Services Group, Inc.) Middle East and North African regions. Pepsi International spun off TRICON in 1997. Mr. Mustafa has been a strategic advisor to NetSol from its inception and has played a key role in every acquisition by NetSol. His active participation with NetSol management has helped NetSol to establish a stronger presence in Pakistan. Mr. Mustafa is a member of NetSol's Compensation and Audit Committees.

EUGEN BECKERT was appointed to the Board of Directors in August 2001. A native of Germany, Mr. Beckert has been with Mercedes-Benz AG/Daimler Benz AG since 1973, working in technology and systems development. In 1992, he was appointed director of Global IT (CIO) for Debis Financial Services, the services division of Daimler Benz. From 1996 to 2004, he acted as director of Processes and Systems (CIO) for Financial Services of DaimlerChrysler in Asia-Pacific. Mr. Beckert is currently a Vice President for DaimlerChrysler and his office is now based in Stuttgart, Germany. Mr. Beckert is chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee.

JIM MOODY was appointed to the Board of Directors in 2001. Mr. Moody served in the United States Congress from 1983-1993 where he was a member of the Ways & Means, Transportation and Public Works committees. Congressman Moody also served on the subcommittees of Health, Social Security, Infrastructure and Water Resources. After his tenure with the U.S. Congress, he was appointed Vice President and Chief Financial Officer of International Fund for Agriculture Development in Rome, Italy from 1995-1998 where he was responsible for formulating and administering $50 million operating budget in support of $500 million loan program as well as managing a $2.2 billion reserve fund investment portfolio. From 1998-2000, Congressman Moody served as the President and CEO of InterAction, a coalition of 165 U.S. based non-profit organizations in disaster relief, refugee assistance and economic development located in Washington, D.C. Since April 2000, Congressman Moody has served as a Financial Advisor to Morgan Stanley in Alexandria, VA where he is responsible for bringing institutional, business and high net-worth individual’s assets under management. Mr. Moody also represents Morgan Stanley on the ATC Executive Board. Mr. Moody received his B.A. from Haverford College; his M.P.A. from Harvard University and his Ph.D. in Economics from U.C. Berkeley. Mr. Moody is the Chairman of the Audit Committee and a member of the Nominating and Corporate Governance committee. Based on Mr. Moody’s experience, the board of directors has determined that Mr. Moody is qualified to act as NetSol’s audit committee financial expert. Mr. Moody is an independent director.

SHAHID JAVED BURKI was appointed to the Board of Directors in February 2003. Mr. Burki is also a member of the Audit and Compensation Committees. He had a distinguished career with World Bank at various high level positions from 1974 to 1999. He was a Director of Chief Policy Planning with World Bank from 1974-1981. He was also a Director of International Relations from 1981-1987. Mr. Burki served as Director of China Development from 1987-1994 and Vice President of Latin America with World Bank from 1994-1999. In between, he briefly served as the Finance Minister of Pakistan from 1996-1997. Mr. Burki also served as the CEO of the Washington based investment firm EMP Financial Advisors from 1992-2002. Presently, he is the Chairman of Pak Investment & Finance Corporation. He was awarded a Rhodes Scholarship in 1962 and M.A in Economics from Oxford University in 1963. He also earned a Master of Public Administration degree from Harvard University, Cambridge, MA in 1968. Most recently, he attended Harvard University and completed an Executive Development Program in 1998. During his lifetime, Mr. Burki has authored many books and articles including: China's Commerce (Published by Harvard in 1969) and Accelerated Growth in Latin America (Published by World Bank in 1998). Mr. Burki is the Chairman of and a member of the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of NetSol's Common Stock, our only class of outstanding voting securities as of March 18, 2005, by (i) each person who is known to NetSol to own beneficially more than 5% of the outstanding Common Stock with the address of each such person, (ii) each of NetSol's present directors and officers, and (iii) all officers and directors as a group:

	Percentage
Name and	Number of	Beneficially
Address	Shares(1)(2)	owned(3)

Najeeb Ghauri (4)	902,650	6.82%
Naeem Ghauri (4)	761,367	5.76%
Irfan Mustafa (4)	113,838	*
Salim Ghauri (4)	877,416	6.64%
Jim Moody (4)	87,000	*
Eugen Beckert (4)	179,000	*
Shahid Javed Burki (4)	93,000	*
Patti L. W. McGlasson (4)	75,000	*

All officers and directors
as a group (nine persons)	3,089,271	23.36%

*	Less than one percent

(1)	Except as otherwise indicated, NetSol believes that the beneficial owners of the common stock listed in this table, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.
(2)	Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock relating to options currently exercisable or exercisable within 60 days of March 18, 2005 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.
(3)	Percentage ownership is based on 13,221,650 shares issued and outstanding at March 18, 2005.
(4)	Address c/o NetSol Technologies, Inc. at 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302.

DESCRIPTION OF SECURITIES

The selling stockholders are offering for sale shares of our common stock, par value $0.001 per share. We only have one class of common stock. Our capital stock consists of 45,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of preferred stock, $.001 par value. No shares of preferred stock have been issued. The terms and rights of the preferred shares may be set by the board of directors at their discretion. Each share of common stock is entitled to one vote at annual or special stockholders meetings. There are no pre-emption rights. We have never declared or paid any dividends on our common stock or other securities and we do not intend to pay any cash dividends with respect to our common stock in the foreseeable future. For the foreseeable future, we intend to retain any earnings for use in the operation of our business and to fund future growth. The terms of the warrant agreements between the selling stockholders and NetSol contain standard anti-dilution protections.

EXPERTS

The audited financial statements for our company as of the year ended June 30, 2004, and the unaudited financial statements for our company as of the six months ended December 31, 2004 included in this prospectus are reliant on the reports of Kabani & Company, Inc., independent certified public accountants, as stated in their reports therein, upon the authority of that firm as experts in auditing and accounting.

The audited financial statements for CQ Systems Ltd as of the year ended March 31, 2004 and March 31, 2003 included in this prospectus are reliant on the reports of CMB Partnership, as stated in their reports therein, upon the authority of that firm as experts in auditing and accounting.

Malea Farsai, Esq., counsel for our Company, has passed on the validity of the securities being offered hereby.

Kabani & Company, Inc. was not hired on a contingent basis, nor will it receive a direct of indirect interest in the business of the issuer. Neither Kabani & Company, Inc. nor its principals are, or will be, a promoter, underwriter, voting trustee, director, officer or employee of NetSol. CMB Partnership was not hired on a contingent basis by CQ, nor will it receive a direct or indirect interest in the business of issuer. Neither CMB Partnership nor its principals are, or will be, a promoter, underwriter, voting trustee, director, officer or employee of NetSol. Malea Farsai, Esq. is an employee of NetSol. She has received, as part of her compensation with NetSol, options to purchase and grants of shares of common stock. As of February 14, 2005, Ms. Farsai is the holder of 55,120 shares of common stock of NetSol and options to purchase 29,000 shares of common stock at the exercise price of $.75 per share. These options expire on February 16, 2007. Ms. Farsai also holds options to purchase 10,000 shares at $2.05 per share and 10,000 shares at an exercise price of $4.00 per share, both expiring in February 2009. Ms. Farsai is not nor is it intended that she will be a promoter, underwriter, voting trustee, director or officer of NetSol.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have indemnified each member of the board of directors and our executive officers to the fullest extent authorized, permitted or allowed by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

DESCRIPTION OF BUSINESS

GENERAL

NetSol Technologies, Inc. (f/k/a NetSol International, Inc.) ("NetSol") is an end-to-end information technology ("I/T") and business consulting services provider for the lease and finance, banking and financial services industries. Since we were founded in 1997, we have developed enterprise solutions that help clients use I/T more efficiently in order to improve their operations and profitability and to achieve business results. Our focus has remained the lease and finance, banking and financial services industries. We operate on a global basis with locations in the U.S., Europe, East Asia and Asia Pacific. By utilizing our worldwide resources, we believe we have been able to deliver high quality, cost-effective I/T services. NetSol Technologies Pvt. Ltd. ("NetSol PK") develops the majority of the software for us. NetSol PK was the first company in Pakistan to achieve the ISO 9001 accreditation. In 2004, we also obtained the Carnegie Mellon’s Software Engineering Institute (“SEI”) Capable Maturity Model (“CMM”) Level 4 assessment. According to the SEI website, the CMM is a model for judging the maturity of the software process of an organization and for identifying the key practices that are required for the maturity of these processes. The software CMM has been developed by the software community with stewardship by the SEI. There are only a few software companies worldwide that have achieved SEI CMM Level 3 as of April 2003. NetSol obtained SEI CMM Level 2 assessment in 2002. According to the SEI website, www.sei.cmu/sema/pdf/sw-cmm/2003apr.pdf, the CMM levels developed by SEI in conjunction with the software industry are the highest levels of recognition for quality and best practices a software company can achieve.

COMPANY BUSINESS MODEL

Our business model has evolved over the past six years. NetSol now offers a broad spectrum of I/T products and I/T services that deliver a high return on investment for its customers. NetSol has perfected its delivery capabilities by continuously investing in its software development and Quality Assurance (“QA”) processes. NetSol believes its key competitive advantage is its ability to build high quality enterprise applications using its offshore development facility in Lahore, Pakistan. In fact, over 80% of NetSol’s revenue is generated in US Dollars and 80% of its overhead is incurred in Rupees, providing NetSol with a distinct cost arbitrage business model.

Achieving Software Maturity and Quality Assurance.

NetSol, from the outset, invested heavily in creating a state of the art, world-class software development capability. A series of QA initiatives have delivered to NetSol the ISO 9001 certification as well as the CMM level 4 assessment. Achieving this CMM level 4 required dedication at all our corporate levels.

SEI’s CMM, which is organized into five maturity levels, has become a de facto standard for assessing and improving software processes. Through the CMM, SEI and the software development community have established an effective means for modeling, defining, and measuring the maturity of the processes used by software professionals. The CMM for software describes the principles and practices underlying software process maturity and is intended to help software organizations improve the maturity of their software processes in terms of an evolutionary path from ad hoc, chaotic processes to mature, disciplined software processes. Mature processes meet standardized software engineering methods and integrable into a customer’s system. Mature processes ensure enhanced product quality resulting in faster project turn around and a shortened time-to-market. In short, a mature process would, ideally, have fewer bugs and integrate better into the customer’s system.

We have always strived to improve quality in every aspect of our business. This quality drive, based on our vision, trickles from the top to the lowest levels in the organization. We believe that it is this quality focus that enabled our software development facility to become the first ISO 9001 certified software development facility in Pakistan in 1999. This accomplishment marked the beginning of our 3-year program towards achieving the higher challenges of CMM (Software Engineering Institute).

The first step of the program was to launch a dedicated “Quality Engineering” team mandated with software process improvement and achieving CMM ratings. The department was provided every facility, from overseas training to complete commitment of higher management, to enable it to achieve the desired goals. Our management also made sure that everybody in NetSol was committed to achieving CMM. The whole organization went through a comprehensive transformation cycle. The process included, but was not limited to, the hiring and training of key personnel in the U.S. and Pakistan, and following the standards and processes designed and instituted by the SEI. The extreme focus and a major team effort resulted in a CMM level 2 assessment in March 2002. We were the first in Pakistan to achieve this distinction. While proud of this accomplishment, all our levels continued to strive towards CMM level 3. The quality-engineering department in specific, and we in general, started implementing Level 3 Key Processes Areas (“KPAs”) in a methodical and structured manner. There were training programs conducted by in-house personnel, local experts and foreign consultants on various topics related to defining goals, processes, interpreting KPAs and implementing them. This focus and commitment resulted in us achieving the CMM Level 3 in 16 months compared to the world average of 21 months. Upon passing the rigorous, nearly two week final assessment, conducted by Rayney Wong, SEI CMM Lead Assessor from Xerox Singapore Software Centre, Fuji Xerox Asia Pacific Pte. Ltd., our development facility was granted the CMM Level 3. This is notable in that, according to SEI CMM-CBA IPI and SPA Appraisal Results, Maturity Profile April 2003, there are only 164 software development facilities in the world with software -CMM Level 3 ratings. In December 2004, we achieved SEI CMM level 4 certification. The Company’s intention is to pursue CMM Level 5 (SEI’s hightest maturity level) by 2006.

Professional Services.

We offer a broad array of professional services to clients in the global commercial markets and specialize in the application of advanced and complex I/T enterprise solutions to achieve its customers' strategic objectives. Our service offerings include bespoke software development, software analysis and design, testing services, off shore as well as onsite quality assurance services, consultancy in quality engineering and process improvement including assistance in implementation of ISO and CMM quality standards, Business Process Reengineering, Business Process Outsourcing systems reengineering, maintenance and support of existing systems, technical research and development, project management, market research and project feasibilities.

Outsourcing involves operating all or a portion of a customer's technology infrastructure, including systems analysis, system design and architecture, change management, enterprise applications development, network operations, desktop computing and data center management.

Systems integration encompasses designing, developing, implementing and integrating complete information systems.

I/T and management consulting services include advising clients on the strategic acquisition and utilization of I/T and on business strategy, operations, change management and business process reengineering.

The experience gained by us through its own software quality endeavors, has enabled us to offer consultancy services in the areas of Software Quality, Process Improvement, ISO Certification and SW-CMM Implementation. ISO certification and CMM services include, but are not limited to GAP Analysis against the standard ISO/CMM; Orientation Workshops; Guiding the Implementation of the plan developed after the GAP Analysis; Training on Standard Processes; Process implementation support off-site and on-site; assessment training; and assistance through the final assessment (Certification Audit for ISO). NetSol has been chosen by the Pakistan Software Export Board under the direction of the Ministry of Information Technology and Telecommunication to provide consultancy to local software houses.

LeaseSoft

We also develop advanced software systems for the asset based lease and finance industries. We have developed “LeaseSoft” a complete integrated lease and finance package. LeaseSoft, a robust suite of four software applications, is an end-to-end solution for the lease and finance industry. The four applications under LeaseSoft have been designed and developed for a highly flexible setting and are capable of dealing with multinational, multi-company, multi-asset, multi-lingual, multi-distributor and multi-manufacturer environments.

LeaseSoft is a result of more than six years of effort resulting in over 60 modules grouped in four comprehensive applications. These four applications are complete systems in themselves and can be used independently to exhaustively address specific sub-domains of the leasing/financing cycle. And, if used together, they fully automate the entire leasing / financing cycle.

The constituent software applications are:

•    LeaseSoft Electronic Point of Sale (LeaseSoft ePOS). LeaseSoft.ePOS is a web-based point of sale system for the use of dealers, brokers, agents and sales officers to initiate credit applications. It is a web-based system and, though it can be used with equal efficiency on an intranet, the real ability is to harness the power of the Internet to book sales. LeaseSoft.ePOS users create quotations and financing applications (Proposals) for their customers using predefined financial products. The application is submitted to the back office system [such as LeaseSoft.CAP] for approval. After analysis, the application is sent back to the LeaseSoft.ePOS system with a final decision.

•    Credit Application Processing System (CAP Formally known as Proposal Management System, PMS). LeaseSoft.CAP provides companies in the financial sector an environment to handle the incoming credit applications from dealers, agents, brokers and the direct sales force. LeaseSoft.CAP automatically gathers information from different interfaces like credit rating agencies, evaluation guides, contract management systems and scores the applications against defined scorecards. All of this is done in a mechanized workflow culminating with credit team members making their decisions more quickly and accurately. Implementation of LeaseSoft.CAP dramatically reduces application-processing time in turn resulting in greater revenue through higher number of applications finalized in a given time. LeaseSoft.CAP is also an excellent tool to reduce probability of a wrong decision thus again providing a concrete business value through minimizing the bad debt portfolio.

•    Contract Management System (CMS). LeaseSoft.CMS provides comprehensive business functionality that enables its users to effectively and smoothly manage and maintain a contract with the most comprehensive details throughout its life cycle. It also provides interfaces with company banks and accounting systems. LeaseSoft.CAM also effectively maintains details of all business partners that do business with NetSol including, but not limited to, customers, dealers, debtors, guarantors, insurance companies and banks. A number of leasing consultants have provided their business knowledge to make this product a most complete lease and finance product. NetSol’s LeaseSoft.CAM provides business functionality for all areas that are required to run an effective, efficient and customer oriented lease and finance business.

•    Wholesale Finance System (WFS). LeaseSoft.WFS automates and manages the floor plan/bailment activities of dealerships through a finance company. The design of the system is based on the concept of one asset/one loan to facilitate asset tracking and costing. The system covers credit limit, payment of loan, billing and settlement, stock auditing, online dealer and auditor access and ultimately the pay-off functions.

Typically, NetSol’s sales cycle for these products ranges between two to five months. We derive our income both from selling the license to use the products as well as from related software services. The related services include requirement study/gap analysis, customization on the basis of gaps development, testing, configuration, installation at the client site, data migration, training, user acceptance testing, supporting initial live operations and, finally, the long term maintenance of the system. Any changes or enhancement done is also charged to the customer.

License fees can vary generally between $100,000 up to $1,000,000 per license depending upon the size of the customer and the complexity of the customer’s business. The revenue for the license and the customization flows in several phases and could take from six months to two years before its is fully recognized as income in accordance with generally accepted accounting principles. The annual maintenance fee which usually is an agreed upon percentage of overall monetary value of the implementation then becomes an ongoing revenue stream realized on a yearly basis.

NetSol manages this sale cycle by having two specialized pools of resources for each of the four products under LeaseSoft. One group focuses on software development required for customization and enhancements. The second group comprises of LeaseSoft consultants concentrating on implementation and onsite support.

NetSol also maintains a LeaseSoft specific product website www.leasesoft.biz

Status of New Products and Services

Effective October 14, 2003, we acquired Pearl Treasury System Ltd., in exchange for the issuance of up to 60,000 shares of common stock of NetSol.  With this acquisition, we have expanded our menu of software into banking and other financial areas.

Pearl Treasury System (PTS)- inBanking™

PTS was originally developed on two tier client server technologies and was designed to provide full process automation and decision support in the front, middle and back offices of treasury and capital market operations. On internal review of PTS by its founder, Noel Thurlow and NetSol’s banking specialists post acquisition, it was decided to re-write the system with in the .NET technologies, bringing the system into the n-tier/browser based environment. 70% of the Phase One deliverable is completed. This multi-tier architectural design enables PTS, now inBanking™ to permit further development beyond treasury and capital markets. inBanking™ is modular and can therefore be implemented as solutions for, example, front office trading, middle office credit or market risk, or back office settlement. In the past, NetSol has developed and marketed smaller banking solutions to Citibank in Pakistan. While there are no assurances, Management hopes to couple the sophistication of PTS with its own experience in developing and marketing banking solutions to our advantage.

CQ Systems

On January 17, 2005, we entered into an agreement to acquire CQ Systems Ltd., a private company organized under the laws of England and Wales and located outside London. CQ Systems provides sophisticated accounting and administrative software, along with associated services, to leasing and finance companies located in Europe, Asia and Africa. The products include software modules for asset finance, consumer finance, motor finance, general finance and insurance premium finance. The modules provide an end-to-end contractual solution - from underwriting, contract administration and accounting, through asset disposal and remarketing. Customers include notable European companies such as Scania Finance GB, DaimlerChrysler Services, Broadcastle PLC, Bank of Scotland Equipment Finance and Deutsche Leasing Ltd. The acquisition closed on February 22, 2005 based on March 31, 2004 financial statements of CQ Systems Ltd. with the payment of approximately $1.7 million in cash and 675,292 shares of Company common stock based on a $2.46 per share cost basis. Consideration will be adjusted when March 31, 2005 financials are received. The final payment of consideration will be made after the completion of CQ’s March 31, 2006 fiscal year end.  There is no guaranty that the acquisition will benefit NetSol or that NetSol will be able to make the final consideration payment in after March 31, 2006. NetSol has expended substantial management time in this transaction and shall continue to incur costs related to the integration of the operations including audit costs both of which could otherwise be used to benefit NetSol. Consummation of the transaction could result in dilution to existing stockholders.

Like the above-identified acquisition, we will continue to explore merger and acquisition opportunities, which will benefit us by providing market opportunities or economies of scale.

Strategic Alliances

LeaseSoft is recognized as Solution Blueprint by Intel Corporation. Intel has very stringent technical and market potential criteria for marking a solution as solution blueprint. The document is also available online from Intel’s website http://www.intel.com/business/bss/solutions/blueprints/industry/finance/index.htm

NetSol and Intel Corporation have a strategic relationship that would potentially permit NetSol to market its core product, ‘LeaseSoft’, through Intel websites. In a joint press release made earlier in 2004, by both NetSol and Intel, both companies would deliver a new Solution Blueprint for its core leasing solution. With the collaboration to create a world-class blueprint for the leasing and finance industry, deployment should become even faster and smoother for our customers. Intel's website defines Intel’s Solution Blueprints as detailed technical documents that define pre-configured, repeatable solutions based on successful real-world implementations. Built on Intel® architecture and flexible building block components, these solutions help deliver increased customer satisfaction, lower operating costs, and better productivity. Through this strong relationship, NetSol has been invited by Intel in China and in San Francisco to present and introduce the company’s core product line to a global market.

DaimlerChrysler Services Asia Pacific has established “Application Support Center (ASC)” in Singapore to facilitate the regional companies in LeaseSoft related matters. This support center is powered by highly qualified technical and business personnel. ASC LeaseSoft in conjunction with NetSol Technologies (Pvt.) Ltd. Lahore are supporting DCS companies in seven different countries in Asia and this list can increase as other DCS companies from other countries may also opt for LeaseSoft.

With the recent deregulation of Pakistan's telecommunications sector and the government's desire to attract investors to the country, while experiencing an unprecedented increase in exports, Pakistan is keen to build a solid technology infrastructure to support the growth expected over the next several years. The areas within Pakistan expected to receive major information technology investments by the government are education, public sector automation, railways and the country's armed forces.

NetSol Connect, Pvt. Ltd., a wholly owned IP backbone and broadband subsidiary of the Company, has recently forged a partnership with UK based computer company, Akhter Computers of U.K. Pursuant to this agreement, NetSol has retained control of the Company with ownership of 50.1% to Akhter’s 49.9%. This alliance is designed to permit NetSol to benefit from the potentially high growth of the telecommunications market by bringing in new technology, new resources and capital while permitting NetSol to focus on its core competencies of developing and marketing software. NetSol Akhter acquired, for cash, another small internet connectivity business named Raabta Online in Pakistan. This acquisition expands the presence of NetSol Akhter’s connectivity business to at least three major cities of Pakistan.

In June 2004, the Company entered into a Frame Agreement with DaimlerChrysler AG. This agreement, which serves as a base line agreement for use of the LeaseSoft products by DaimlerChrysler Services AG companies and affiliated companies, represents an endorsement of the LeaseSoft product line and the capabilities of NetSol to worldwide DaimlerChrysler entities. This endorsement has had a tremendous impact on our perspective customers, it has helped our sales and Business Development personnel to market and sell our LeaseSoft solution to blue chip customers around the world.

In November 2004, the Company entered into a joint venture agreement with The Innovation Group (“TiG”) whereby the TIG-NetSol (Pvt) Ltd., a Pakistani company, provides support services enabling TiG to scale solution delivery operations in key growth markets. TiG-NetSol will build a “Center Of Excellence” in NetSol’s IT Village in Lahore, Pakistan, with a full back up facility in Bangalore, India. NetSol owns 50.5 percent of the new venture, with TiG owning the remaining 49.5 percent.

Technical Affiliations

We currently have technical affiliations as: a MicroSoft Certified Partner; a member of the Intel Early Access Program; and, an Oracle Certified Partner.

MARKETING AND SELLING

The Marketing Program

The Marketing Program

The Company is aggressively growing the marketing and sales organizations in the United Kingdom, Australia, Pakistan and the USA. Management believes that the year 2005 will be a year for growth and the launching of footprints in new markets, while penetrating in the established markets such as Asia Pacific and Europe.

While affiliations and partnering result in potential growth for the Company, marketing and selling remain essential to building Company revenue. The objective of the Company's marketing program is to create and sustain preference and loyalty for NetSol as a leading provider of enterprise solutions, e-services consulting and software solutions. Marketing is performed at the corporate and business unit levels. The corporate marketing department has overall responsibility for communications, advertising, public relations and the website and also engineers and oversees central marketing and communications programs for use by each of the business units.

Our dedicated marketing personnel within the business units undertake a variety of marketing activities, including sponsoring focused client events to demonstrate our skills and products, sponsoring and participating in targeted conferences and holding private briefings with individual companies. We believe that the industry focus of our sales professionals and our business unit marketing personnel enhances their knowledge and expertise in these industries and will generate additional client engagements. With the US technology market slow down, NetSol marketing teams are concentrating on the overseas markets with gradual and cautious entry into the US market.

The Company generally enters into written commitment letters with clients at or around the time it commences work on a project. These commitment letters typically contemplate that NetSol and the client will subsequently enter into a more detailed agreement, although the client's obligations under the commitment letter are not conditioned upon the execution of the latter agreement. These written commitments and subsequent agreements contain varying terms and conditions and the Company does not generally believe it is appropriate to characterize them as consisting of backlog. In addition, because these written commitments and agreements often provide that the arrangement can be terminated with limited advance notice or penalty, the Company does not believe the projects in process at any one time are a reliable indicator or measure of expected future revenues. However, there is a very small probability of cancellation since the client thoroughly scrutinizes the products and only signs the contract once they are confident that it meets their requirements. In addition, Netsol has very little past history of termination once the commitment letter has been signed.

The Markets

NetSol provides its services primarily to clients in global commercial industries. In the global commercial area, our service offerings are marketed to clients in a wide array of industries including, automotive: chemical; tiles/ceramics; Internet marketing; software; medical; banks; U.S. higher education and telecommunication associations and, financial services.

Geographically, NetSol has operations on the West and East Coast of the United States, Central Asia, Europe, and Asia Pacific regions.

During the last two fiscal years ended June 30, 2004, NetSol's revenue mix by major markets was as follows:

	2004	2003

North American (NetSol USA)	12%	15%
Europe (NetSol Technologies, UK Ltd.)	6%	5%
Other International (Abraxas, NetSol Technologies Pvt. Ltd.,	82%	80%
NetSol Pvt., Ltd., NetSol Connect)
Total Revenues	100%	100%

Fiscal Performance Overview

We have effectively expanded our development base and technical capabilities by training our programmers to provide customized I/T solutions in many other sectors and not limiting ourselves to the lease and finance industry. We believe that the offshore development concept has been successful as evidenced by several companies in India, which according to the recent statistics by the Indian I/T agency, NASSCOM, showed software exports exceeding $11 billion in 2003-2004 and $9.5 billion in the year 2002-2003 as opposed to $7 billion in 2001.

NetSol Technologies PVT Ltd.

Our subsidiary in Pakistan continues to perform strongly and has enhanced its capabilities and expanded its sales and marketing activities. In May 2004, NetSol inaugurated its newly built Technology Campus in Lahore, Pakistan. This is state of the art, purpose-built and fully dedicated IT and software development facility, is first of its kind in Pakistan. NetSol also signed a strategic alliance agreement with the IT ministry of Pakistan to convert the technology campus into a technology park. By this agreement, the IT ministry would invest nearly Rs 10.0MN (approximately $150,000) to install fiber optic lines and improve the bandwidth for the facility. NetSol has relocated its entire staff of over 250 employees into this facility. As a result of the TiG joint venture, space in the facility is being developed for a dedicated use to this project.

The Lahore operation supports our worldwide customer base of the LeaseSoft suite of products and all other product offerings. NetSol has continued to lend support to the Lahore subsidiary to further develop its quality initiatives and infrastructure. The major initiative in this area is the final stage of phase 1 of the development of the technology campus. The development facility in Pakistan, being the engine, which drives NetSol, continues to be the major source of revenue generation. The Pakistan operation has contributed nearly 55% of 2004, with $3,190,000 in revenues for the current year. This was accomplished primarily through export of I/T Services and product licensed to the overseas markets. The total revenue of NetSol Pakistan, including the Pakistan domestic market, was $3.67 million with profit of $1.63 million.

NetSol has signed on new customers for LeaseSoft as well as bespoke development services. For LeaseSoft the following new projects were earned by the Company:

DaimlerChrysler Leasing Thailand (DCLT) - Licensing and customization of LeaseSoft.CMS
This was the significant break since CMS is the largest of the four applications from the LeaseSoft suit. DCLT till now had been using other products under LeaseSoft but now with implementation of CMS, end to end assets side business of DCLT will be on LeaseSoft.

Toyota Leasing Thailand (TLT) - Licensing, customization and implementation of LeaseSoft.CAP
TLT is a volume leader in captive finance companies in Thailand and it has chosen NetSol’s LeaseSoft.CAP to automate the credit evaluation process. The project is currently under way and looking at the NetSol expertise in Leasing and Finance TLT has also shown very keen interest in NetSol’s LeaseSoft.WFS to power its wholesale finance business. NetSol also considers it a big strategic break as once delivering successfully in Thailand NetSol will be in a very good position to target Toyota Finance companies around the world.

CMM Evaluation Consultancy Services for PSEB.
As a part of Ministry of Information Technology’s efforts for the process improvements in the operations of Pakistani software houses, NetSol, under the auspices of Pakistan Software Export Board, would be undertaking an exercise for these consultancy services for different software companies. The key aspects of these services would be CMM introduction, gap analyses for ISO 9001:2000 compliant procedures, CMM Level 2 pre-assessments, evaluations and tracking/analyses of such improvements.

NetSol has been identified as a premium I/T company in Pakistan. With its matured products and services, local demand is surging. A few of the recently signed agreements in the private and public sectors are:

•	Software Process Improvement Services for NADRA. (National Database Registration Authority of Pakistan)

•	MM Training Workshops as consultants for PSEB (Pakistan Software Export Board ).

•	Credit MIS & FIS for PRSP (Punjab Rural Support Program)

•	Electronic Credit Information Bureau for State Bank of Pakistan

•	Punjab Portal

•	Consultancy & Automation of Pakistan Administrative Staff College

The growing domestic business in Pakistan, as stated above is valued over tens of millions rupees or hundreds of thousands of US dollars. NetSol has a very strong pipeline to win many more and major new projects in the public and private sectors. NetSol will continue to strive to become the most dominant IT solutions providers in this explosive growth market.

NetSol Technologies UK Ltd

We launched our United Kingdom subsidiary in Fiscal 2003. The UK subsidiary is responsible for the Company’s activities in the UK, Europe and Middle East and include the spearheading of the sales and marketing efforts for inBanking™, NetSol’s new treasury and wholesale banking solution; plus ongoing marketing and sales of the LeaseSoft portfolio of leasing solutions and NetSol’s range of on and off-shore I/T services.

Depending solely upon organic growth, the UK company produced $356,000 in revenue for the current fiscal year or 6% of the Company’s total revenues. The main focus of this entity is to market the array of banking and leasing solutions in the heart of the financial district in London and the rest of Europe. In May 2004, NetSol announced the signing of an agreement to develop new software programs for The Innovation Group (“TiG”), a provider of profit improvement solutions to the insurance industry. This relationship was further bolstered by the relationship consummated in November 2004 with TiG to form TiG-NetSol Pvt.

Most recently, the UK operations entered into agreements with DCD Group UK, TiG and Habib Allied Bank in the UK. The revenue contribution for NetSol UK was $357,000 or about 6.2% of the revenues of 2004.

While there is no guaranty that the transaction with be consummated, the proposed acquisition of CQ Systems Ltd. with further provide a platform for the LeaseSoft suite of products in the UK and Europe.

NetSol-Abraxas

The Australian market continues to be active as NetSol maintains its customers such as Yamaha Motors, GMAC Australia, St. George Bank, DaimlerChrysler Finance in New Zealand, and Volvo Australia. We continue to pursue new customers and new business from its existing customers for its core product lines.

We recently signed an agreement with Australian Motor Finance Pty Ltd., which provides credit to automobile consumers with either very little credit history or minor credit problems. Under the terms of this agreement, NetSol will design and implement a point of sale system for AMF’s wholesale funding initiatives and permits NetSol to participate in transaction-based revenue sharing. We signed Yamaha Motors in Australia and DaimlerChrysler Finance in New Zealand as new customers of the LeaseSoft suite. There are a number of new prospects that are in varying degrees of the decision-making process. The Australian subsidiary contributed 5% of our revenues in fiscal year 2004, with $264,000 in revenues.

NetSol CONNECT-NetSol Akhter

In August 2003, NetSol entered into an agreement with United Kingdom based Akhtar Group PLC (Akhtar). Under the terms of the agreement, Akhtar Group acquired 49.9 percent of our subsidiary, Pakistan based NetSol Connect PTV Ltd., an Internet service provider (ISP) in Pakistan. As part of this Agreement, NetSolCONNECT changed its name to NetSol Akhter. As part of this Agreement, NetSolCONNECT changed its name to NetSol Akhter. A change in the ownership structure in September 2003 and the consolidation and readjustment of the revenue model caused revenue reduction in fiscal year 2004 from as compared to the fiscal year 2003. However, of late, NetSol Connect has steadily grown its presence in tri cities (Karachi, Lahore and Islamabad.) The company acquired a small internet online company called Raabta Online in early 2004. This created a national presence for wireless broadband business in key markets that have experienced explosive growth. The telecom sector in Pakistan has a potential market size exceeding $100Million. NetSol Connect with its new laser and wireless technologies has a potential to become a major brand in Pakistan.

NetSol CONNECT was launched in early 2000 in Karachi, Pakistan's largest city. Prior to NetSol CONNECT's technology being brought to Karachi, the concept of high speed "ISP" backbone infrastructure was new in Pakistan. NetSol was the first company to turn such concept into reality. In the past two years, NetSol CONNECT has become the second largest high speed and fast access ISP in Karachi. NetSol believes the ISP space is still in its infancy and the growth prospects are extremely good. By the end of Fiscal year 2002, the direct membership was over 40,000 subscribers. The main competitor of NetSol CONNECT has a subscriber base in the range of 40,000-50,000 in Karachi and has been in business for over 7 years. The partnership with Akhtar Computers is designed to rollout the services of connectivity and wireless to the Pakistani national market. This subsidiary contributed 14% of the revenues in fiscal year 2004, with $779,000 in revenues.

Akhtar, one of the oldest established computer companies in the UK, is well recognized as a provider of managed Internet services, integrated networks, both local area networks and wide area networks, as well as metropolitan area networks within the UK. Akhter’s proprietary broadband technologies and solutions will provide NetSol CONNECT a technologically strong platform for strengthening its telecommunications infrastructure within Pakistan with a goal of becoming a leading provider of broadband Internet access to both residential and commercial users.

The initial stage of the agreement provides NetSol with an investment of up to $1 million in cash to launch a broadband infrastructure in Karachi, the largest business hub in Pakistan. The initial infrastructure will provide a 155MB backbone and a 5MB broadband to customer premises using a proprietary broadband technology and an infrastructure consisting of 20 hubs. After the successful launch of the initial six-month beta program to Karachi's residential and commercial customers, additional rollouts of the hubs are scheduled in Lahore and Islamabad within a 12-month period. The second investment into the program could provide up to $20 million to create the first Terabit backbone in Pakistan. This will allow NetSol to provide data, voice, video and other multi-media services to major cities within Pakistan.

NetSol Akhter Pvt Ltd. shall continue to aggressively seek revenues to growth.

NetSol USA

In May 2003, NetSol acquired the assets of Altvia Technologies, Inc. (“Altvia”). Altvia provided NetSol an experienced management team familiar with the offshore software development model. From 2000-2003, Altvia maintained an offshore development team in Islamabad, Pakistan. Altvia’s clients included major member-based higher education and telecommunications trade associations in the Washington, D.C. and Baltimore area. The acquisition allows NetSol to extend its business presence in the United States, specifically in the high-growth, greater-Washington, D.C. market. NetSol USA functions as the service provider for the US based customers both in the consulting services area as well as project management. The office provides greater access to the emerging East Coast markets.

In the last fiscal year, NetSol USA signed agreements with Capital Stream, a Washington based software developer specializing in software to financial sectors. The revenue generated in fiscal year 2004 from Capital Stream and other US based customers was in excess of $675,00. NetSol USA represented 12% of total, or $677,000, 2004 revenues.

LeaseSoft Sales

LeaseSoft received a major recognition when DaimlerChrysler Services (DCS) AG, Germany signed a global frame agreement with NetSol for LeaseSoft. Under terms of the open-ended global frame contract, LeaseSoft is named as one of the strategic, asset-based, finance software solutions for DCS. In addition to its LeaseSoft product suite, NetSol could also provide DCS with a range of fixed-rate, contractual professional and IT services, which are also covered by the frame agreement. NetSol's professional services will include product customization, implementation, technical support, ongoing maintenance and upgrades. The company's technology and consulting services will include project management, systems analysis and business process reengineering.

LeaseSoft is establishing itself as a dependable and preferred system in the niche market of asset based lease and finance. In 2003-2004, NetSol was able to sell a number of LeaseSoft licenses in Asia, details of which are as follows:

LeaseSoft.CAP DaimlerChrysler Leasing Thailand (“DCLT”). DCLT was already using LeaseSoft.WFS for managing their wholesale finance business and as soon as they decided to aggressively follow retail side leasing in Thailand they opted for NetSol’s Credit Application Processing System. LeaseSoft.CAP was successfully implemented at DCLT and is enabling DCLT to process larger numbers of applications per given period of time while simultaneously providing the functionalities to reduce the probability of default per approved loan. After the successful implementation of LeaseSoft.CAP, DCLT has opted for LeaseSoft.CMS to power their complete operations on retail side financing.

LeaseSoft.CAP at Toyota Leasing Thailand (TLT). Toyota Leasing Thailand opted for LeaseSoft.CAP to automate the credit approval cycle through an objective point score based approval system implemented through a highly intensive workflow. TLT is a volume leader in Captive Finance companies in Thailand and getting TLT as LeaseSoft customer means that NetSol has best of both worlds in Thailand, i.e., DaimlerChrysler Leasing Thailand serving the Elite and prestige class as well as TLT the volume leaders in the country. This implementation is based on Oracle and Linux and was completed in January 2005. After the successful implementation of LeaseSoft.CAP, TLT has opted for a customized LeaseSoft module for use in Thailand.

LeaseSoft.WFS Version upgrade at DaimlerChrysler Leasing Thailand (DCLT). .DCLT was using LeaseSoft.WFS version 3.2. However, the new 4.1 version had enhanced features and to make use of the new functionality set DCLT upgraded their version to the latest one.

NetSol also completed the on going implementation of LeaseSoft.WFS at DaimlerChrysler Services Korea. A peculiar aspect of this implementation is that it is an off site implementation where by the users sit and use the system in Korea where as the system in reality is hosted in Singapore.

Technology Campus

We broke ground for our Technology Campus in January 2000 with a three-phase plan of completion. Initially, we anticipated the completion of Phase One by fall 2001, but due to the delay in financing, and other challenges we faced, the completion was delayed. However, Phase One is complete and the Lahore operation began moving into the Technology Campus in May 2004. By relocating the entire Lahore operation from its current leased premises to the Campus, we will save approximately $150,000 annually. As the only technology campus of its size in Pakistan, NetSol’s move into its Campus received statewide news coverage. Once fully operational and completed, the campus is expected to house over 2,500 I/T professionals in approximately three acres of land. The campus site is located in Pakistan's second largest city, Lahore, with a population of six million. An educational and cultural center, the city is home to most of the leading technology oriented academia of Pakistan including names like LUMS, NU-FAST and UET. These institutions are also the source of quality I/T resources for us. Lahore is a modern city with very good communication infrastructure and road network, The Technology campus is located at about a 5-minute drive from the newly constructed advanced and high-tech Lahore International Airport. This campus will be the first purpose built software building with state of the art technology and communications infrastructure in Pakistan. We have made this investment to attract contracts and projects from blue chip customers from all over the world.

Employees

We believe we have developed a strong corporate culture that is critical to our success. Our key values are delivering world-class quality software, client-focused timely delivery, leadership, long-term relationships, creativity, openness and transparency and professional growth. The services provided by NetSol require proficiency in many fields, such as computer sciences, programming, mathematics, physics, engineering, and communication and presentation skills. Almost every one of our software developers is proficient in the English language. English is the second most spoken language in Pakistan and is mandatory in middle and high schools.

To encourage all employees to build on our core values, we reward teamwork and promote individuals who demonstrate these values. NetSol offers all of its employees the opportunity to participate in its stock option program. Also, we have an intensive orientation program for new employees to introduce our core values and a number of internal communications and training initiatives defining and promoting these core values. We believe that our growth and success are attributable in large part to the high caliber of our employees and our commitment to maintain the values on which our success has been based. NetSol worldwide is an equal opportunity employer. NetSol attracts professionals not just from Pakistan, where it is very well known, but also I/T professionals living overseas.

NetSol believes it has gathered, over the course of many years, a team of very loyal, dedicated and committed employees. Their continuous support and belief in the management has been demonstrated by their further investment of cash. Most of these employees have exercised their stock options during very difficult times for us. Management believes that its employees are the most valuable asset of NetSol.

There is significant competition for employees with the skills required to perform the services we offer. We believe that we have been successful in our efforts to attract and retain the highest level of talent available, in part because of the emphasis on core values, training and professional growth. We intend to continue to recruit, hire and promote employees who share this vision.

As of June 30, 2004, we had 294 full-time employees; comprised of 195 I/T project personnel, 55 employees in general and administration and 44 employees in sales and marketing. There are 8 employees in the United States, 270 employees in Pakistan, 6 in Australia and 10 in the United Kingdom. None of our employees are subject to a collective bargaining agreement.

Competition

Neither a single company nor a small number of companies dominate the I/T market in the space in which we compete. A substantial number of companies offer services that overlap and are competitive with those offered by NetSol. Some of these are large industrial firms, including computer manufacturers and computer consulting firms that have greater financial resources than NetSol and, in some cases, may have greater capacity to perform services similar to those provided by NetSol.

Some of our competitors are International Decisions Systems, Inc., McCue Systems, EDW, Data Scan, Inc., KPMG, CresSoft Pvt Ltd., Kalsoft, Systems Limited, Cybernet Pvt. Ltd. and SouthPac Australia. These companies are scattered worldwide geographically. In terms of offshore development, we are in competition with some of the Indian companies such as Wipro, HCL, TCS, InfoSys, Satyam Infoway and others. Many of the competitors of NetSol have longer operating history, larger client bases, and longer relationships with clients, greater brand or name recognition and significantly greater financial, technical, and public relations resources than NetSol. Existing or future competitors may develop or offer services that are comparable or superior to ours at a lower price, which could have a material adverse effect on our business, financial condition and results of operations.

Customers

Some of the customers of NetSol include: DaimlerChrysler Services AG; DaimlerChrysler Asia Pacific - Singapore; Mercedes Benz Finance - Japan; Yamaha Motors Finance - Australia; Tung-Yang Leasing Company Taiwan; Debis Portfolio Systems - UK; DaimlerChrysler Services - Australia; DaimlerChrysler Leasing - Thailand; DaimlerChrysler Services - Korea; UMF Leasing Singapore; and, DaimlerChrysler Services New Zealand. In addition, NetSol provides offshore development and customized I/T solutions to blue chip customers such as Citibank Pakistan, DCD Holding UK, TIG Plc in UK and, Habib Allied Bank UK. With the Altvia acquisition, NetSol has acquired, as clients, some of the most well known higher education and telecommunications associations based in the United States. NetSol is also a strategic business partner for DaimlerChrysler Services (which consists of a group of many companies), which accounts for approximately 20% of our revenue. No other individual client represents more than 10% of the revenue for the fiscal year ended June 30, 2004.

As compared to the previous year, NetSol (Pvt.) Ltd. was able to materialize a number of services contracts within the local Pakistani public and defense sectors. An important aspect of these contracts is that not all of them were solely focusing on software development and engineering. This year, NetSol, has gone a step further by providing Quality Assurance, Business Process Re-engineering and CMM consultancy services to organizations so as to improve their quality of operations and services. These clients include private as well as public sector enterprises. Also, NetSol was successful in consolidating its standing as one of the preferred solutions providers for the Military sector and Defense organizations. The service offering portfolio of NetSol has now diversified into a comprehensive supply chain of end to end services and solutions catering to BPR, consultancies, applications development, engineering as well as other supporting processes

New Local Customers are as follows:

•	Pakistan Administrative Staff College

•	Punjab Portal Government of Punjab

•	Punjab Rural Support Program

•	Pakistan Software Export Board

•	NADRA

•	Pakistan Air War College

•	State Bank of Pakistan

The Internet

We are committed to regaining and extending the advantages of our direct model approach by moving even greater volumes of product sales, service and support to the Internet. The Internet provides greater convenience and efficiency to customers and, in turn, to us. We receive 150,000 hits per month to www.netsoltek.com. We also maintain a product specific website for LeaseSoft at www.leasesoft.biz.

Through our Web sites, customers, potential customers and investors can access a wide range of information about our product offerings, can configure and purchase systems on-line, and can access volumes of support and technical information about us.

Operations

Our headquarters are in Calabasas, California. Nearly 90% of the production and development is conducted at NetSol PK in Lahore, Pakistan. The other 10% of development is conducted in the Proximity Development Center or "PDC" in Adelaide, Australia. The majority of the marketing is conducted through NetSol USA, NetSol Abraxas Australia, and NetSol UK. These are the core operating companies engaged in developing and marketing IT solutions and software development and market.

NetSol UK services and supports the clients in the UK and Europe. NetSol PK services and supports the customers in the Asia and South Asia regions.

A significant portion of our software is developed in Pakistan. Despite global unrest, regional tension and downturn in the US markets, the economy of Pakistan is bouncing back. For the first time in the history of Pakistan, the foreign exchange reserve has exceeded $13.0 billion in comparison with just below $2.0 billion in 2000. The stock market in Pakistan is the most bullish in the Asia Pacific region with market growth over 300% year to date (Karachi Stock Exchange on October 18, 2001 was at 1,103 points vs. 5,500 points on May 20, 2004). Pakistan, now a close US ally, is recognized by the western world as becoming a very conducive and attractive country for foreign collaboration and investments. We believe that we are in a strong position to continue to use this offshore model, which includes competitive price advantage, to serve our customers. Just recently Moody’s International assessed Pakistan as less vulnerable than many countries in the Asia Pacific region. Also, Standard & Poor’s rating on Pakistan has been improved to positive. The present government has taken major bold steps to attract new foreign investment and bolster the local economy. Foreign Direct Investment exceeded $900 million, a record high, in 2004. The trend continues to grow steadily. The US dollar reserves of State Bank of Pakistan have shot up over $13 billion from less than $1 billion in 2000. Overall, the economy of Pakistan is experiencing substantial growth as demonstrated by the record high 6.1% growth of the gross domestic product in 2004. The confidence of the local investors and foreign investors has been undoubtedly enhanced resulting in stronger demand of new listing in the stock markets. Most recently the telecom sector received a boost when the I/T ministry was able to successfully auction two new mobile phones licenses for a total of $592 million to two European Telecom conglomerates. This was a landmark development and it simply underscores the confidence and growing interest of foreign companies in investing in Pakistan.

NetSol USA functions as the service provider for US based customers both in the consulting services area as well as in the project management. In addition, the Maryland office provides greater access to the emerging markets on the East Coast. NetSol USA is exploring opportunities for marketing alliances with local companies to further enhance its marketing capabilities.

Organization

NetSol Technologies, Inc. (formerly NetSol International, Inc.) was founded in 1997 and is organized as a Nevada corporation. We amended our Articles of Incorporation on March 20, 2002 to change our name to NetSol Technologies, Inc.

Our success, in the near term, will depend, in large part, on our ability to: (a) minimize additional losses in our operations; (b) raise funds for continued operations and growth; and, (c) enhance and streamline sales and marketing efforts in the United States, Asia Pacific region, Pakistan, Europe, Japan and Australia. However, management's outlook for the continuing operations, which has been consolidated and has been streamlined, remains optimistic and bullish. With continued emphasis on a shift in product mix towards the higher margin consulting services, we anticipate to be able to continue to improve operating results at its core by reducing costs and improving gross margins.

Intellectual Property

We rely upon a combination of nondisclosure and other contractual arrangements, as well as common law trade secret, copyright and trademark laws to protect our proprietary rights. We enter into confidentiality agreements with our employees, generally require our consultants and clients to enter into these agreements, and limits access to and distribution of our proprietary information. The NetSol logo and name, as well as the LeaseSoft logo and product name have been copyrighted and trademark registered in Pakistan. An application has been filed in the US Patent and Trademark Office for the trademark “inBanking”.

Governmental Approval and Regulation

Our current operations do not require specific governmental approvals. Like all companies, including those with multinational subsidiaries, we are subject to the laws of the countries in which we maintain subsidiaries and conduct operations. Pakistani law allows a 15-year tax holiday on exports of I/T products and services. There are no State Bank restrictions on profits and dividends repatriation. Accordingly, foreign-based companies are free to invest safely in Pakistan and at the same time transfer their investment out of Pakistan without any approvals or notices. The present Pakistani government has effectively reformed the policies and regulations effecting foreign investors and multinational companies thus, making Pakistan an attractive and friendly country in which to do business.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

The following discussion is intended to assist in an understanding of NetSol's financial position and results of operations for the year ended June 30, 2004 and the quarter and six months ending December 31, 2004.

Forward-Looking Information.

This report contains certain forward-looking statements and information relating to NetSol that is based on the beliefs of its management as well as assumptions made by and information currently available to its management. When used in this report, the words "anticipate", "believe", "estimate", "expect", "intend", "plan", and similar expressions as they relate to NetSol or its management, are intended to identify forward-looking statements. These statements reflect management's current view of NetSol with respect to future events and are subject to certain risks, uncertainties and assumptions. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this report as anticipated, estimated or expected. NetSol's realization of its business aims could be materially and adversely affected by any technical or other problems in, or difficulties with, planned funding and technologies, third party technologies which render NetSol's technologies obsolete, the unavailability of required third party technology licenses on commercially reasonable terms, the loss of key research and development personnel, the inability or failure to recruit and retain qualified research and development personnel, or the adoption of technology standards which are different from technologies around which the Company's business ultimately is built. NetSol does not intend to update these forward-looking statements.

PLAN OF OPERATIONS

Management has set the following new goals for NetSol’s next 12 months.

Initiatives and Investment to Grow Capabilities

•	Enhance Software Design, Engineering and Service Delivery Capabilities by increasing investment in training.
•	Enhance and invest in R&D or between 5-7% of yearly budgets in financial, banking and various other domains within NetSol’s core competencies.
•	Recruit additional senior level Managers both in Lahore and Bangalore facilities to be able to support potential new customers from the North American and European markets.
•	Embark on a program of recruiting the best available talent in Project and Program Management.
•	Expansion of the last two remaining floors to add new personnel to the Lahore Technology Campus.
•	Increase Capex, to enhance Communications and Development Infrastructure.
•	Launch new business development initiatives in hyper growth economies such as China.
•	Create new technology partnership with Oracle and strengthen our relationship with Intel in Asia Pacific and in the USA.
•	Aggressive marketing strategy in local government and private sectors in Pakistan.
•	Ramping up the telecom sectors through its majority owned subsidiary NetSol Akhter, and injecting needed capital.
•	Aggressive new business development activities in the UK and European markets through organic growth, new alliances and mergers and acquisitions.

Top Line Growth through Investment in marketing organically and by mergers and acquisition (“M&A”) activities:

•	Launch LesaseSoft into new markets by assigning new, well-established companies as distributors in Europe, Asia Pacific including Japan.
•	Expand relationships with key customers in the US, Europe and Asia Pacific.
•	Product Positioning through alliances, joint ventures and partnership.
•	Direct Marketing of Services.
•	Embark on roll up strategy by broadening M&A activities broadly in the software development domain.
•
Effectively position and marketing campaign for inBanking. This is a potentially big revenue generator in the banking domain for which NetSol has already invested significant time and resources towards completing the development of this application.

With these goals in mind, we have entered in to the following arrangements:

CQ Systems Ltd. On January 19, 2005, the Company entered into an agreement to acquire 100% of the issued and outstanding shares of common stock of CQ Systems Ltd., a company organized under the laws of England and Wales. The acquisition closed on February 22, 2005. CQ Systems’ business model complements the Company’s growth strategy. CQ Systems’ product offering is synergistic to that of the Company, as it has an established and balanced mix of recurring revenue flow from the European marketplace, and a strong foothold with a comparable target audience. The Company believes the acquisition will facilitate considerable growth within the European marketplace as we blend and expand our product offering by leveraging our offshore technology infrastructure to contain costs and improve margins.

TiG Joint Venture. In December 2004, NetSol forged a new and strategic relationship with a UK based public company, TiG Plc. A joint venture was formed by the two companies to create a new company, TiG NetSol Pvt. Ltd., with 50% ownership by the Company and 49.9% ownership by TiG. The creation of this joint venture will provide new revenues for NetSol as TiG plans to outsource its development load to NetSol through this joint venture. According to recent figures of TiG, they have approximate revenue of over $120 million of which approximately $50 million of that revenue is generated from technology business. Both companies anticipate a significant size of TiG’s technology business to be outsourced to NetSol’s offshore development facility in the next few years. Both companies, according to this agreement, will invest a total of $1 million or $500,000 each for infrastructure, dedicated personnel and system in the NetSol IT campus in Lahore. At least two floors in the campus are being dedicated for this partnership in Lahore.

LeaseSoft Distributors. NetSol is also very active in appointing key distributors in South East Asia and in Europe for its LeaseSoft products. As soon as we have signed these agreements, the shareholders will be notified through press release.

DaimlerChrysler. NetSol signed a global frame agreement with DaimlerChrysler, Germany, for LeaseSoft products and services that now expands the market to over 60 countries. DaimlerChrysler as a group represents the largest customer for NetSol. Since the signing of the global frame agreement in summer 2004, NetSol has sold a few new LeaseSoft licenses to some new markets and new customers such as Toyota Leasing Thailand and Mauritius Commercial Bank.

Intel Corporation. NetSol forged what management believes to be a very important and strategic alliance with Intel Corporation to develop a blueprint that would give broader exposure and introduction to NetSol’s LeaseSoft products to a global market. NetSol recently attended major events in China and in San Francisco through its Intel relationship, which was designed to connect and introduce NetSol to Intel partners worldwide.

Funding and Investor Relations.

•	We continue to explore various means and the most cost efficient methods to inject new capital for the explosive growth we are experiencing. With this in mind, the Company has entered into an agreement with AKD Securities to conduct a pre-IPO and IPO of the shares of common stock of NetSol Technologies Ltd., its subsidiary located in Lahore, Pakistan on the Karachi Stock Exchange (KSE).
•	Infuse new capital from potential exercise of outstanding investor warrants and employees options for business development and enhancement of infrastructures.
•	NetSol has engaged Westrock Advisors LLC, in New York for new investor relations and company coverage.

Improving the Bottom Line.

•	Continue to review costs at every level.
•	Discontinue any programs, projects or offices that are not producing desirable and positive results.
•	Consistently improving quality standards and work to achieve CMM Level 5 by sometime in 2006.
•	Grow process automation.
•	Profit Centric Management Incentives.
•	More local empowerment and P&L Ownership in each Country Office.
•	Improve productivity at the development facility and business development activities.
•	Cost efficient management of every operation and continue further consolidation to improve bottom line.
•	Improve prices of all our product offerings to improve gross margins while maintaining competitiveness.

After streamlining key operations, Management believes that NetSol is in a position to derive higher productivity based on current capital employed. Nonetheless, as the business ramps up, management anticipates the need to hire additional personnel.

Management continues to be focused on building its delivery capability and has achieved key milestones in that respect. Key projects are being delivered on time and on budget, quality initiatives are succeeding, especially in maturing internal processes. Management believes that further leverage was provided by the development ‘engine’ of NetSol, which became CMM Level 2 in early 2002. In a quest to continuously improve its quality standards, NetSol reached CMM Level 4 assessment in December 2004.. NetSol plans to further enhance its capabilities by creating similar development engines in other Southeast Asian countries with CMM levels quality standards. This would make NetSol much more competitive in the industry and provide the capabilities for development in multiple locations. Increases in the number of development locations with these CMM levels of quality standards will provide customers with options and flexibility based on costs and broader access to skills and technology.

MATERIAL TRENDS AFFECTING NETSOL

NetSol has identified the following material trends affecting NetSol

Positive trends:

•	Outsourcing of services and software development is growing worldwide.
•	Burgeoning Chinese markets and economic boom.
•	Overall economic expansion worldwide and explosive growth in the merging markets specifically.
•	Regional stability and improving political environment between Pakistan and India.
•	Economic turnaround in Pakistan including: a steady increase in gross domestic product; much stronger dollar reserves, which is at an all time high of over $13 billion; stabilizing reforms of government and financial institutions; improved credit ratings in the western markets, and elimination of corruption at the highest level.
•	Stronger ties between the US and Pakistan creating new investment and trade opportunities.
•	Major turnarounds in the telecom sector as new opportunities are arising due to privatization, new incentives, reduction of bandwidth prices and tariffs.

Negative trends:

•	The disturbance in Middle East and rising terrorist activities post 9/11 worldwide have resulted in issuance of travel advisory in some of the most opportunistic markets. In addition, travel restrictions and new immigration laws provide delays and limitations on business travel.
•	The potential impact of higher U.S. interest rates including, but not limited to, fear of inflation that may drive down IT budgets and spending by U.S. companies.
•	Higher oil prices worldwide may slow down the global economy causing delays in new orders and reduction in budges.

CRITICAL ACCOUNTING POLICIES

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, and expense amounts reported. These estimates can also affect supplemental information contained in the external disclosures of NetSol including information regarding contingencies, risk and financial condition. Management believes our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. Valuations based on estimates are reviewed for reasonableness and conservatism on a consistent basis throughout NetSol. Primary areas where our financial information is subject to the use of estimates, assumptions and the application of judgment include our evaluation of impairments of intangible assets, and the recoverability of deferred tax assets, which must be assessed as to whether these assets are likely to be recovered by us through future operations. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

VALUATION OF LONG-LIVED AND INTANGIBLE ASSETS

The recoverability of these assets requires considerable judgment and is evaluated on an annual basis or more frequently if events or circumstances indicate that the assets may be impaired. As it relates to definite life intangible assets, we apply the impairment rules as required by SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and Assets to Be Disposed Of” which requires significant judgment and assumptions related to the expected future cash flows attributable to the intangible asset. The impact of modifying any of these assumptions can have a significant impact on the estimate of fair value and, thus, the recoverability of the asset.

INCOME TAXES

We recognize deferred tax assets and liabilities based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities. Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for tax able temporary differences. Temporary differences are the differences between the reported amount of assets and liabilities and their tax bases. We regularly review our deferred tax assets for recoverability and establish a valuation allowance based upon historical losses, projected future taxable income and the expected timing of the reversals of existing temporary differences. We regularly review our deferred tax assets for recoverability and establish a valuation allowance based upon historical losses, projected future taxable income and the expected timing of the reversals of existing temporary differences. During fiscal year 2004-2005, we estimate the allowance on net deferred tax assets to be one hundred percent of the net deferred tax assets.

CHANGE IN MANAGEMENT AND BOARD OF DIRECTORS

Board of Directors

At the 2005 Annual Shareholders Meeting a seven member board was elected. The shareholders voted in an overwhelming majority for the new slate of directors. The board now consists of Mr. Najeeb U. Ghauri, Mr. Jim Moody, Mr. Salim Ghauri, Mr. Eugen Beckert, Mr. Naeem U. Ghauri, Mr. Shahid Burki, and Mr. Irfan Mustafa. Mr. Shabir Randeree did not stand for reelection. Mr. Randeree’s refusal to stand for reelection is not of the result of any disagreement with NetSol relating to our operations, policies or practices.

Committees

The Audit committee is made up of Mr. Jim Moody as chair, Mr. Mustafa and Mr. Beckert as members. The Compensation committee currently consists of Mr. Burki as its chairman and Mr. Mustafa as its member. The Nominating and Corporate Governance Committee currently consists of Mr. Beckert as chairman and Mr. Moody as members. Replacements for Mr. Randeree on the Compensation and Nominating and Corporate Governance Committees will be made at the next board of directors meeting.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
 PRO-FORMA FINANCIAL STATEMENTS
JUNE 30, 2004
(UNAUDITED)

The following unaudited Pro-Forma Statement of Financial Conditions and Statement of Operations have been derived from the audited consolidated financial statements of NetSol Technologies, Inc. (“NetSol”) as of June 30, 2004 and the audited financial statements of CQ Systems Limited (a UK corporation) (“CQ Systems”) as of March 31, 2004. The unaudited Pro Forma Statement of Financial Conditions and Statement of Operations reflect the 100% acquisition of CQ Systems by NetSol under a stock purchase agreement. The Company has accounted for the acquisition under the purchase method of accounting for business combinations. These pro-forma statements assumes the acquisition was consummated as of July 1, 2003, the beginning of NetSol Technologies fiscal year.

The estimated purchase price is £3,561,094 or $6,677,052 of which one-half is due in cash and shares of NetSol’s common stock at closing. The other half is due within one year, no interest accrues on the outstanding balance. The estimated purchase price is based on the March 31, 2004 audited financial statements of CQ Systems. The final purchase price will be adjusted either up or down when the audited March 31, 2005 financial statements are completed.

The Pro-Forma Statement of Financial Conditions and Statement of Operations should be read in conjunction with the Consolidated Financial Statements of NetSol, related Notes to the financial statements, and the Financial Statements of CQ Systems. The Pro-Forma statements do not purport to represent what the Company’s financial condition and results of operations would actually have been if the acquisition of CQ Systems had occurred on the date indicated or to project the Company’s results of operations for any future period or date. The Pro-Forma adjustments, as described in the accompanying data, are based on available information and the assumptions set forth in the notes below, which management believes are reasonable.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
CONSOLIDATED PRO-FORMA STATEMENT OF FINANCIAL CONDITIONS
FOR THE PERIOD ENDED JUNE 30, 2004
(UNAUDITED)

	NetSol	CQ Systems
	as of 6/30/04	as of 3/31/04	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustment		Combined

ASSETS

Current Assets	$3,563,501	$2,337,549	$-		$5,901,050
Property & equipment, net	4,203,580	260,517	-		4,464,097
Intangible assets, net	4,218,040	-	5,755,690	(1)	9,973,730
Total assets	$11,985,121	$2,598,066	$5,755,690		$20,338,877

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities	$3,573,948	$1,600,914	$-		$5,174,862
Obligations under capitalized leases, less current maturities	27,604	70,424	-		98,028
Deferred tax	-	5,366	-		5,366
Notes payable	89,656	-	3,338,526	(1)	3,428,181
Convertible debenture	937,500	-	-		937,500
Total liabilities	4,628,708	1,676,704	3,338,526		9,643,937

Stockholders' equity;
Common stock	9,483	159,210	(158,528)	(1)	10,165
Additional paid in capital	38,933,621	-	3,337,844	(1)	42,271,465
Stock subscription receivable	(497,559)	-	-		(497,559)
Treasury stock	(21,457)	-	-		(21,457)
Other comprehensive income (loss)	(150,210)	138,784	(138,784)	(1)	(150,210)
Accumulated earnings (deficit)	(30,917,465)	623,368	(623,368)	(1)	(30,917,465)
Total stockholders' equity	7,356,413	921,362	2,417,164		10,694,939

Total liabilities and stockholders' equity	$11,985,121	$2,598,066	$5,755,690		$20,338,876

NOTES:
(1) Elimination of Common stock and accumulated earnings of CQ Systems before the acquisition and to record the purchase of CQ Systems by NetSol.
The estimated purchase price is $6,677,052, of which one-half is due at closing in cash and stock and the remaining half to be paid within one year, and after the price has been adjusted up or down when the audited 3/31/05 numbers are available. No interest is accrued on the balance remaining after closing.

	Purchase Price allocation:	$
	Common Stock, 681,965 shares	682
	Additional paid in capital	3,337,844
	Notes payable	3,338,526
	Total purchase price	6,677,052

	CQ equity	921,362
	Intangible assets	5,755,690
		6,677,052

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
CONSOLIDATED PRO-FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2004
(UNAUDITED)

	NetSol	CQ Systems
	as of 6/30/04	as of 3/31/04	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustment		Combined

Net Revenue	$5,749,062	$4,640,653	$-		$10,389,715

Cost of revenue	2,656,377	1,833,994	-		4,490,371

Gross profit	3,092,685	2,806,659	-		5,899,344

Operating expenses	5,800,703	1,895,988	686,795	(3)	8,383,483

Income (loss) from operations	(2,708,018)	910,671	(686,795)		(2,484,139)

Other income and (expenses)	(77,351)	(214,819)	-		(292,170)

Income (loss) from continuing operations	(2,785,369)	695,852	(686,795)		(2,776,309)

Minority interest in subsidiary	273,159	-	-		273,159

Net income (loss)	(2,512,210)	695,852	(686,795)		(2,503,150)

Other comprehensive income (loss):
Translation adjustment	(299,507)	110,837	-		(188,670)

Comprehensive income (loss)	$(2,811,717)	$806,689	$(686,795)		$(2,691,820)

EARNINGS PER SHARE

Weighted -average number of shares outstanding	8,563,518	100,000			8,663,518

Income (loss) per share	$(0.29)	$6.96			$(0.29)

NOTES:
(1) Loss per share data shown above are applicable for both primary and fully diluted.
(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued for the acquisition of 681,964 shares as if outstanding as of July 1, 2003.
(3) Amortization of intangible assets acquired in acquisition

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
PRO-FORMA FINANCIAL STATEMENTS
JUNE 30, 2003
(UNAUDITED)

The following unaudited Pro-Forma Statement of Financial Conditions and Statement of Operations has been derived from the audited consolidated financial statements of NetSol Technologies, Inc. (“NetSol”) as of June 30, 2003 and the audited financial statements of CQ Systems Limited (a UK corporation) (“CQ Systems”) as of March 31, 2003. The unaudited Pro Forma Statement of Financial Conditions and Statement of Operations reflect the 100% acquisition of CQ Systems by NetSol under a stock purchase agreement. The Company has accounted for the acquisition under the purchase method of accounting for business combinations. These pro-forma statements assumes the acquisition was consummated as of July 1, 2002, the beginning of NetSol Technologies fiscal year.

The estimated purchase price is £3,561,094 or $6,677,052 of which one-half is due in cash and shares of NetSol’s common stock at closing. The other half is due within one year, no interest accrues on the outstanding balance. The estimated purchase price is based on the March 31, 2004 audited financial statements of CQ Systems. The final purchase price will be adjusted either up or down when the audited March 31, 2005 financial statements are completed.

The Pro-Forma Statement of Financial Conditions and Statement of Operations should be read in conjunction with the Consolidated Financial Statements of NetSol, related Notes to the financial statements, and the Financial Statements of CQ Systems. The Pro-Forma statements do not purport to represent what the Company’s financial condition and results of operations would actually have been if the acquisition of CQ Systems had occurred on the date indicated or to project the Company’s results of operations for any future period or date. The Pro-Forma adjustments, as described in the accompanying data, are based on available information and the assumptions set forth in the notes below, which management believes are reasonable.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
CONSOLIDATED PRO-FORMA STATEMENT OF FINANCIAL CONDITIONS
FOR THE PERIOD ENDED JUNE 30, 2003
(UNAUDITED)

	NetSol	CQ Systems
	as of 6/30/03	as of 3/31/03		Pro Forma		Pro Forma
	(Historical)	(Historical)		Adjustment		Combined

ASSETS

Current Assets	$1,774,553	$1,470,485		$-		$3,245,038
Property & equipment, net	2,037,507	197,481		-		2,234,988
Intangible assets, net	4,930,191	-		6,159,079	(1)	11,089,269
Total assets	$8,742,251	$1,667,966		$6,159,079		$16,569,295

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities	$3,533,614	$1,139,770		$-		$4,673,384
Obligations under capitalized leases, less current maturities	7,111	8,330				15,441
Deferred tax	-	1,892				1,892
Notes payable	126,674	-		3,338,526	(1)	3,465,199
Total liabilities	3,667,399	1,149,992		3,338,526		8,155,916

Stockholders' equity;
Common stock	5,757	159,210		(158,528)	(1)	6,439
Additional paid in capital	33,409,953	-		3,337,844	(1)	36,747,797
Stock subscription receivable	(84,900)					(84,900)
Other comprehensive income (loss)	149,297	27,947		(27,947)	(1)	149,297
Accumulated earnings (deficit)	(28,405,255)	330,816		(330,816)	(1)	(28,405,255)
Total stockholders' equity	5,074,852	517,973	(2)	2,820,553		8,413,378

Total liabilities and stockholders' equity	$8,742,251	$1,667,965		$6,159,079		$16,569,294

NOTES:
(1) Elimination of Common stock and accumulated earnings of CQ Systems before the acquisition and to record the purchase of CQ Systems by NetSol.
The estimated purchase price is $6,677,052, of which one-half is due at closing in cash and stock and the remaining half to be paid within one year, and after the price has been adjusted up or down when the audited 3/31/05 numbers are available. No interest is accrued on the balance remaining after closing.

	Purchase Price allocation:	$
	Common Stock, 681,965 shares	682
	Additional paid in capital	3,337,844
	Notes payable	3,338,526
	Total purchase price	6,677,052

	CQ equity	517,973
	Intangible assets	6,159,079
		6,677,052

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
CONSOLIDATED PRO-FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2003
(UNAUDITED)

	NetSol	CQ Systems
	as of 6/30/03	as of 3/31/03	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustment		Combined

Net Revenue	$3,745,386	$3,821,892	$-		$7,567,278

Cost of revenue	1,778,993	1,654,608	-		3,433,601

Gross profit	1,966,393	2,167,284	-		4,133,677

Operating expenses	4,434,643	2,013,685	589,385	(3)	7,037,710

Income (loss) from operations	(2,468,250)	153,599	(589,385)		(2,904,033)

Other income and (expenses)	(147,331)	(34,560)	-		(181,891)

Income (loss) from continuing operations	(2,615,581)	119,039	(589,385)		(3,085,924)

Gain from discontinuation of a subsidiary	478,075	-	-		478,075

Net income (loss)	(2,137,506)	119,039	(589,385)		(2,607,849)

Other comprehensive income (loss):
Translation adjustment	(380,978)	70,997	-		(309,981)

Comprehensive income (loss)	$(2,518,484)	$190,036	$(589,385)		$(2,917,830)

EARNINGS PER SHARE

Weighted -average number of shares outstanding	5,194,167	100,000			5,294,167

Income (loss) per share	$(0.41)	$1.19			$(0.49)

NOTES:

(1)	Loss per share data shown above are applicable for both primary and fully diluted.
(2)	Weighted-average number of shares outstanding for the combined entity includes all shares issued for the acquisition of 681,964 as if outstanding as of July 1, 2002.
(3)	Amortization of intangible assets acquired in acquisition

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
PRO-FORMA FINANCIAL STATEMENTS
DECEMBER 31, 2004
(UNAUDITED)

The following unaudited Pro-Forma Statement of Financial Conditions and Statement of Operations have been derived from the unaudited consolidated financial statements of NetSol Technologies, Inc. (“NetSol”) for the six months ending December, 2004 and the unaudited financial statements of CQ Systems Limited (a UK corporation) (“CQ Systems”) for the nine months ending December 31, 2004. The unaudited Pro Forma Statement of Financial Conditions and Statement of Operations reflect the 100% acquisition of CQ Systems by NetSol under a stock purchase agreement. The Company has accounted for the acquisition under the purchase method of accounting for business combinations. These pro-forma statements assumes the acquisition was consummated as of July 1, 2003, the beginning of NetSol Technologies fiscal year.

The estimated purchase price is £3,561,094 or $6,677,052 of which one-half is due in cash and shares of NetSol’s common stock at closing. The other half is due within one year, no interest accrues on the outstanding balance. The estimated purchase price is based on the March 31, 2004 audited financial statements of CQ Systems. The final purchase price will be adjusted either up or down when the audited March 31, 2005 financial statements are completed.

The Pro-Forma Statement of Financial Conditions and Statement of Operations should be read in conjunction with the Consolidated Financial Statements of NetSol, related Notes to the financial statements, and the Financial Statements of CQ Systems. The Pro-Forma statements do not purport to represent what the Company’s financial condition and results of operations would actually have been if the acquisition of CQ Systems had occurred on the date indicated or to project the Company’s results of operations for any future period or date. The Pro-Forma adjustments, as described in the accompanying data, are based on available information and the assumptions set forth in the notes below, which management believes are reasonable.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
CONSOLIDATED PRO-FORMA STATEMENT OF FINANCIAL CONDITIONS
FOR THE PERIOD ENDED DECEMBER 31, 2004
(UNAUDITED)

	NetSol	CQ Systems
	as of 12/31/04	as of 12/31/04	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustment		Combined

ASSETS

Current Assets	$5,554,445	$1,976,412	$-		$7,530,857
Property & equipment, net	4,276,307	339,525	-		4,615,832
Intangible assets, net	4,003,151	-	5,902,547	(1)	9,905,698
Total assets	$13,833,903	$2,315,937	$5,902,547		$22,052,387

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities	$2,527,727	$1,411,187	$-		$3,938,915
Obligations under capitalized leases, less current maturities	56,910	124,803	-		181,713
Deferred tax	-	5,442	-		5,442
Notes payable	-	-	3,338,526	(1)	3,338,525
Convertible debenture	112,500	-	-		112,500
Total liabilities	2,697,137	1,541,432	3,338,526		7,577,095
Minority Interest	99,752	-	-		99,752

Stockholders' equity;
Common stock	12,254	159,210	(158,528)	(1)	12,936
Additional paid in capital	43,119,861	-	3,337,844	(1)	46,457,705
Common stock to be issued	254,800	-	-		254,800
Stock subscription receivable	(1,375,642)	-	-		(1,375,642)
Treasury stock	(27,197)	-	-		(27,197)
Other comprehensive income (loss)	(323,619)	157,028	(157,028)	(1)	(323,619)
Accumulated earnings (deficit)	(30,623,443)	458,267	(458,267)	(1)	(30,623,443)
Total stockholders' equity	11,037,014	774,505	2,564,021		14,375,540

Total liabilities and stockholders' equity	$13,833,903	$2,315,937	$5,902,547		$22,052,387

NOTES:
(1) Elimination of Common stock and accumulated earnings of CQ Systems before the acquisition and to record the purchase of CQ Systems by NetSol.
The estimated purchase price is $6,677,052, of which one-half is due at closing in cash and stock and the remaining half to be paid within one year, and after the price has been adjusted up or down when the audited 3/31/05 numbers are available. No interest is accrued on the balance remaining after closing.

	Purchase Price allocation:	$
	Common Stock, 681,965 shares	682
	Additional paid in capital	3,337,844
	Notes payable	3,338,526
	Total purchase price	6,677,052

	CQ equity	774,505
	Intangible assets	5,902,547
		6,677,052

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
CONSOLIDATED PRO-FORMA STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED DECEMBER 31, 2004
(UNAUDITED)

	NetSol	CQ Systems
	as of 12/31/04	as of 12/31/04	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustment		Combined

Net Revenue	$4,781,532	$3,493,978	$-		$8,275,510

Cost of revenue	1,580,620	191,835	-		1,772,455

Gross profit	3,200,912	3,302,143	-		6,503,055

Operating expenses	2,541,833	3,228,496	348,272	(3)	6,118,598

Income (loss) from operations	659,079	73,647	(348,272)		384,457

Other income and (expenses)	(379,314)	28,566	-		(350,748)

Income (loss) from continuing operations	279,765	102,213	(348,272)		33,709

Minority interest in subsidiary	14,259	-	-		14,259

Net income (loss)	294,024	102,213	(348,272)		47,968

Other comprehensive income (loss): Translation adjustment	(173,409)	18,244	-		(155,165)

Comprehensive income (loss)	$120,615	$120,457	$(348,272)		$(107,197)

EARNINGS PER SHARE

Weighted -average number of
shares outstanding	10,755,918	100,000			10,855,918

Income (loss) per share	$0.03	$1.02			$0.00

NOTES:
(1)	Loss per share data shown above are applicable for primary
(2)	Weighted-average number of shares outstanding for the combined entity includes all shares issued for the acquisition of 681,964 shares as if outstanding as of July 1, 2003.
(3)	Amortization of intangible assets acquired in acquisition

RESULTS OF OPERATIONS

The Year Ended June 30, 2004 Compared To The Year Ended June 30, 2003

Net revenues for the year ended June 30, 2004 were $5,749,062 as compared to $3,745,386 for the year ended June 30, 2003. Net revenues are broken out among the subsidiaries as follows:

	2004	2003
Netsol USA	$676,857	$508,868
Netsol Tech (1)	3,190,049	1,315,413
Netsol Private	483,788	265,599
Netsol Connect	778,598	1,185,162
Netsol UK	356,215	83,737
Netsol-Abraxas Australia	263,555	386,607
Total Net Revenues	$5,749,062	$3,745,386

(1)	Refers to NetSol Technologies (Pvt.) Limited

The total consolidated net revenue for fiscal year 2004 was $5,749,062 as compared to $3,745,386 in fiscal year 2003. This is a nearly 53% increase in revenue. The increase is attributable to new orders of licenses and an increase in services business, including additional maintenance work. 70% of the increase is attributable to new licenses orders and 30% to an increase in services business. Management believes that the increase in licensing revenue and the increase in services business is attributable to the overall surge in demand of NetSol products. The achievement of CMM level 4 quality standard in 2004 is also a contributing factor of global and rising demand of NetSol software applications. In addition, NetSol entered into frame agreement with DaimlerChrysler Services in Germany that pre-qualified NetSol to participate in providing software and services to many new countries.

NetSol has made significant progress in new customer acquisition. All of the Company’s owned subsidiaries have signed contracts with new customers. In the current quarter, NetSol, as a group, has signed five new customers. All of the new relationships would add to the top line over the next six months as well as contributing to revenue growth. The Company added a few new customers such as, Capital Stream in USA, Cal Portland Cement in USA, Habib Allied Bank, DCD Group, enhancement in the Yamaha Motors project, DaimlerChrysler New Zealand and a few local customers in the Pakistan region. NetSol continues to nurture and grow its relationship with its existing customers, both in sales of new product licenses and professional services.

The decrease in NetSolConnect’s revenue in 2004 as compared to 2003 was attributable to a change in overall management team and strategy. NetSol Connect sold off 49% of the business to a UK based Company, Akhter Computers in September 2003. This resulted, as expected, in a modification in business strategy focusing on high margins which correspondingly had a lower immediate revenue.

Its U.S. subsidiary, NetSol USA, has created a growing niche in the “not-for-profit” business space in the Washington D. C. area. The Washington D.C. area office continues to sign new business for both its Knowledge Base Product and Professional services.

NetSol UK continues its business development activities and has seen good traction in its sales pipeline. The UK office recently signed a major new customer in the insurance business. The relationship with this publicly traded UK company has the potential to bring significant new recurring revenues to the subsidiary. NetSol UK has ongoing relationships with Habib Allied Bank and DCD Group. These relationships are bringing recurring revenues and are expected to continue in the near term.

As a direct result of the successful implementations of some of our current systems with DaimlerChrysler, we are noticing an increasing demand for LeaseSoft. Although the sales cycle for LeaseSoft is rather long, we are experiencing a 100% increase in product demonstration, evaluation and assessment by blue chip companies in the UK, Australia, Japan, Europe and Pakistan. The crown jewel of our product line “CMS’ (“Contract Management System”) which was sold to three companies of DaimlerChrysler Asia Pacific Region in 2001 for a combined value in excess of two million dollars was implemented and delivered to customers in 2003. A number of large leasing companies will be looking to renew legacy applications. This places NetSol in a very strong position to capitalize on any upturn in I/T spending by these companies. NetSol is well positioned to sell several new licenses in fiscal year 2004 that could potentially increase the sales and bottom line. As the Company sells more of these licenses, management believes it is possible that the margins could increase to upward of 70%. The license prices of these products vary from $100,000 to $500,000 with additional charges for customization and maintenance of between 20%-30% each year. The Company, in parallel, has developed banking applications software to boost its product line and these systems were sold to Citibank and Askari Banks in Pakistan in 2002. New customers in the banking sector are also growing and the Company expects substantial growth in this area in the coming year.

The gross profit was $3,092,685 for year ended June 30, 2004 as compared with $1,966,393 for the same period of the previous year. This is a 57% increase. The gross profit percentage has increased modestly to approximately 54% in the current fiscal year from approximately 53%. While the cost of sales and the cost of delivery of projects have both been reduced in the current year, the Company maintained all its delivery commitments and has won new business from existing and new customers. While management is striving to negotiate better pricing on new agreements, the Company has been required to react to overall general economic factors in determining its present pricing structure. The gross profit margin was also improved due to improved quality standards such as achieving the assessment of CMM Level 3 in 2003.

Operating expenses were $5,800,703 for the year ended June 30, 2004 as compared to $4,434,643 for the year ended June 30, 2003. During the years ended June 30, 2004 and 2003, the Company issued 48,613 and 93,400 restricted common shares in exchange for services rendered, respectively. The Company recorded this non-cash compensation expense of $48,240 and $39,200 for the years ended June 30, 2004 and 2003, respectively. Total professional service expense, including non-cash compensation, was $464,332 and $272,447 for the years ended June 30, 2004 and 2003, respectively. During the years ended June 30, 2004 and 2003, the Company recorded depreciation and amortization expense of $1,284,090 and $1,183,502, included in this increase is the addition of the completed Lahore facility. Salaries and wages expenses were $1,493,252 and $934,383 for the years ended June 30, 2004 and 2003, respectively, or an increase of $558,869 or 60%. The addition of new management level employees and consultants from the Altvia acquisition and new employees at our UK subsidiary, as well as an increase in sales and administration employees resulted in the increase. In addition, key officers were given a pay raise effective January 1, 2004, the first in company’s history. Two of the officers have agreed to take the incremental compensation against exercising options granted to them. General and administrative expenses were $1,759,607 and $956,644 for the years ended June 30, 2004 and 2003, respectively, an increase of $802,963. In the current year, the general and administrative expense includes non-recurring expenses for moving both the headquarters office and the Pakistan companies into the new facility, $105,608 in costs for placing the convertible debenture and $122,500 for settlement of legal disputes. Also, the Company had to incur extra costs for executing the reverse split of its common stock through the proxy process, annual shareholders meeting including proxies mailing and other administrative related costs and travel expenses increased by approximately $105,934.

Selling and marketing expenses increased to $253,701 for the year ended June 30, 2004 as compared to $76,136 for the year ended June 30, 2003, reflecting the growing sales activity of the Company. The Company wrote-off, as uncollectible, bad debts of $219,909 and $415,384, during the years ended June 30, 2004 and 2003, respectively. In addition, the Company evaluated the goodwill value of certain of its subsidiaries and recorded an impairment of $203,312 and $393,388 during the years ended June 30, 2004, and 2003, respectively.

The loss from operations in fiscal year 2004 was $2,708,018 which is a 9.71% increase from $2,468,250 in fiscal year 2003. Included in this amount is are non-cash charges of depreciation and amortization of $1,284,090, settlement expenses of $122,500, impairment of assets of $203,302 and bad debt expense of $219,909. Net losses from continued operations in fiscal year 2004 was $2,785,369 compared to $2,615,851 in fiscal year 2003 or 6.48% increase. The current fiscal year amount includes $273,159 add-back for the 49.9% minority interest in NetSol Connect owned by another party. The Company also recognized non-recurring expenses including $137,230 expense for the beneficial conversion feature on notes payable and convertible debenture, a gain of $104,088, from writing off a note payable in one of the subsidiaries that had been paid through the issuance of stock by the parent in the prior year and a gain of $216,230 from the settlement of a debt, and placement fees for the debenture of $105,608. The net loss per share was $0.32 in 2004 compared to $0.47 in 2003. The total weighted average of shares outstanding basic and diluted was 7.9 million against 4.5 million in 2003.

The Company's cash position was $871,161 at June 30, 2004 compared to $214,490 at June 30, 2003. In addition the Company had $391,403 in certificates of deposit, of which $121,163 is being used as collateral for the financing of the directors’ and officers’ liability insurance. The total cash position, including the certificates of deposits, was $1,260,000 million as of June 30, 2004.

Management expects to continue to improve its cash position in the current and future quarters due to the new business signed up in the last quarter. In addition, the Company anticipates additional exercises of investor warrants and employee stock options in the current and subsequent quarters. The Company has consistently improved its cash position in last four quarters through investors’ exercise of warrants, employee options exercised, private placements and the signing of new business. We anticipate this trend to continue in the current and future quarters, further improving the cash resources and liquidity position. Management is committed to implementing the growth business strategy that was ratified by the board of directors in December 2003. The company would continue to inject new capital towards expansion, grow sales and marketing and further enhancement of delivery capabilities. However, management is committed to ensuring the most efficient and cost effective means of raising capital and utilization.

Quarter Ended December 31, 2004 as compared to the Quarter Ended December 31, 2003:

Net revenues for the quarter ended December 31, 2004 were $2,723,227 as compared to $1,208,345 for the quarter ended December 31, 2003. Net revenues are broken out among the subsidiaries as follows:

	2004		2003
Netsol USA	$103,985	3.82%	$127,152	10.52%
Netsol Tech	1,827,001	67.09%	705,299	58.37%
Netsol Private	164,696	6.05%	35,102	2.90%
Netsol Connect	289,886	10.64%	157,188	13.01%
Netsol UK	276,806	10.16%	113,823	9.42%
Netsol-Abraxas Australia	60,853	2.23%	69,781	5.77%
Total Net Revenues	$2,723,227	100.00%	$1,208,345	100.00%

This reflects an increase of $1,514,882 or 125.37% in the current quarter as compared to the quarter ended December 30, 2003. The increase is attributable to new orders of licenses and an increase in services business, including additional maintenance work. The Company’s biggest revenue growth was achieved in all three of its Pakistan based subsidiaries, which generated sales both domestically and internationally. The Company has experienced solid and consistent demand for IT services in the domestic sectors of Pakistan. The export licenses of LeaseSoft and maintenance related services surged primarily due to the most recent endorsement by our biggest customer DaimlerChrysler of Germany. NetSol and DaimlerChrysler signed a global frame agreement that added new revenues and assisted in acquiring new customers such as Toyota Leasing Thailand and Mauritius Commercial Bank. The impressive growth in revenue is also attributed to several domestic contracts won in the second half of 2004 in Pakistan.

Our telecom company, NetSol Akhter, added its 50th new corporate customer in Pakistan whose customers include, but are not limited to: AKD Securities, Reuters and, Marriot Hotels. The subsidiary is now EBITDA positive along with very strong and consistent bottom-line of the main subsidiary NetSol Technologies, Ltd.

The U.S. subsidiary has been fully integrated with the parent company to reduce costs NetSol USA has been managing several projects with Seattle based Capital Stream since November 2003. While the Capital Stream project generated strong revenue since its inception, it is now at the final stage of completion.

NetSol UK continues its business development activities and has seen good traction in its sales pipeline. NetSol UK added a very strategic new customer TiG (“The Innovation Group”), a publicly listed UK company. We believe our relationship with TiG will yield significant new recurring revenues to the subsidiary. NetSol UK has ongoing relationships with Habib Allied Bank and DCD Group. These relationships are bringing recurring revenues and are expected to continue in the near term.

As a direct result of the successful implementations of some of our current systems with DaimlerChrysler, we are noticing an increasing demand for LeaseSoft. Although the sales cycle for LeaseSoft is rather long, we are experiencing a 100% increase in product demonstration, evaluation and assessment by blue chip companies in the UK, Australia, Japan, Europe and Pakistan. The crown jewel of our product line “CMS’ (“Contract Management System”) which was sold to three companies of DaimlerChrysler Asia Pacific Region in 2001 for a combined value in excess of two million dollars was implemented and delivered to customers in 2003. Based on ELA, (Equipment and Leasing Association of N. America) the size of the world market for the leasing and financing industry is in excess of $500 billion of which the software sector represents over a billion dollars. A number of large leasing companies will be looking to renew legacy applications. This places NetSol in a very strong position to capitalize on any upturn in IT spending by these companies. NetSol is well positioned to sell several new licenses in fiscal year 2005 that could potentially increase the sales and bottom line. As the Company sells more of these licenses, management believes it is possible that the margins could increase to upward of 70%. The license prices of these products vary from $100,000 to $500,000 with additional charges for customization and maintenance of between 20%-30% each year. The Company, in parallel, has developed banking applications software to boost its product line and these systems were sold to Citibank and Askari Banks in Pakistan in 2002. New customers in the banking sector are also growing and the Company expects substantial growth in this area in the coming year.

The gross profit was $1,894,254 in the quarter ending December 31, 2004 as compared with $718,009 for the same quarter of the previous year for an increase of $1,176,245. The gross profit percentage has increased to approximately 69% in the quarter ended December 31, 2004 from approximately 59% for the quarter ended December 31, 2003. In comparison to the prior quarter ended September 30, 2004, the cost of sales increased approximately $77,326, revenues increased $664,922, and an overall increase of 6% in gross profit.

Operating expenses were $1,377,241 for the quarter ending December 31, 2004 as compared to $1,196,858, for the corresponding period last year. The increase is selling and marketing expenses and salaries is due to the expansion of our selling efforts. The Company has streamlined its operations by consolidation, divestment and enhanced operating efficiencies. Depreciation and amortization expense amounted to $316,983 and $303,562 for the quarter ended December 31, 2004 and 2003, respectively. Combined salaries and wage costs were $447,984 and $278,909 for the comparable periods, respectively, or an increase of $169,075 from the corresponding period last year.

Selling and marketing expenses were $135,352 and $27,465, in the quarter ended December 31, 2004 and 2003, respectively, reflecting the growing sales activity of the Company. The Company wrote-off as uncollectible bad debts of $0 in the current quarter compared to $41,188 for the comparable prior period in the prior year. Professional services expense increased to $140,971 in the quarter ended December 31, 2004, from $84,288 in the corresponding period last year.

Income from operations was $517,013 compared to a loss of $478,849 for the quarters ended December 31, 2004 and 2003, respectively. This represents a decrease of $995,862 for the quarter compared with the comparable period in the prior year. This is directly due to reduction of operational expenses and improved gross margins.

Net income was $152,000 compared to net losses of $458,509 for the quarters ended December 31, 2004 and 2003, respectively. This is an increase of 108% compared to the prior year. The add-back for the 49.9% minority interest in NetSol Connect owned by another party was $(809) compared to $58,029. During the current quarter, the Company also recognized an expense of $194,416 for the beneficial conversion feature on convertible debentures, an expense of $221,614 for the fair market value of warrants issued and a gain of $139,367 from the settlement of a debt. Net income per share, basic and diluted, was $0.01 for the quarter ended December 31, 2004 as compared with a loss per share of $0.06 for the corresponding period last year.

The net EBITDA income was $468,983 compared to loss of $154,947 after amortization and depreciation charges of $316,983 and $303,562 respectively. Although the net EBITDA income is a non-GAAP measure of performance we are providing it for the benefit of our investors and shareholders to assist them in their decision-making process.

Six Month Period Ended December 31, 2003 as compared to the Six Month Period Ended December 31, 2002:

Net revenues for the six months ended December 31, 2004 were $4,781,532 as compared to $2,180,957 for the six months ended December 31, 2003. Net revenues are broken out among the subsidiaries as follows:

	2004		2003
Netsol USA	$274,119	5.73%	$207,500	9.51%
Netsol Tech	2,940,860	61.50%	1,252,196	57.41%
Netsol Private	467,505	9.78%	95,681	4.39%
Netsol Connect	558,220	11.67%	301,400	13.82%
Netsol UK	449,067	9.39%	181,697	8.33%
Netsol-Abraxas Australia	91,761	1.92%	142,483	6.53%
Total Net Revenues	$4,781,532	100.00%	$2,180,957	100.00%

This reflects an increase of $2,600,575 or 119.24% in the current six months as compared to the six months ended December 31, 2003. The increase is attributable to new orders of licenses and an increase in services business, including additional maintenance work. The Company’s biggest revenue growth was achieved in all three of its Pakistan based subsidiaries and its UK based subsidiary, which generated sales both domestically and internationally. The Company has experienced solid and consistent demand for IT services in the domestic sectors of Pakistan. The export licenses of LeaseSoft and maintenance related services surged primarily due to the most recent endorsement by our biggest customer DaimlerChrysler of Germany. NetSol and DaimlerChrysler signed a global frame agreement that added new revenues and assisted in acquiring new customers such as Toyota Leasing Thailand and Mauritius Commercial Bank.

Our telecom company, NetSol Akhter, added its 50th new corporate customer in Pakistan whose customers include, but are not limited to: AKD Securities, Reuters and, Marriot Hotels.

NetSol USA has been managing several projects with Seattle based Capital Stream since November 2003.

NetSol UK continues its business development activities and has seen good traction in its sales pipeline. NetSol UK added a very strategic new customer TiG (“The Innovation Group”), a publicly listed UK company. We believe our relationship with TiG will yield significant new recurring revenues to the subsidiary. NetSol UK has ongoing relationships with Habib Allied Bank and DCD Group. These relationships are bringing recurring revenues and are expected to continue in the near term.

As a direct result of the successful implementations of some of our current systems with DaimlerChrysler, we are noticing an increasing demand for LeaseSoft. Although the sales cycle for LeaseSoft is rather long, we are experiencing a 100% increase in product demonstration, evaluation and assessment by blue chip companies in the UK, Australia, Japan, Europe and Pakistan. The crown jewel of our product line “CMS’ (“Contract Management System”) which was sold to three companies of DaimlerChrysler Asia Pacific Region in 2001 for a combined value in excess of two million dollars was implemented and delivered to customers in 2003. Based on ELA, (Equipment and Leasing Association of N. America) the size of the world market for the leasing and financing industry is in excess of $500 billion of which the software sector represents over a billion dollars. A number of large leasing companies will be looking to renew legacy applications. This places NetSol in a very strong position to capitalize on any upturn in IT spending by these companies. NetSol is well positioned to sell several new licenses in fiscal year 2005 that could potentially increase the sales and bottom line. As the Company sells more of these licenses, management believes it is possible that the margins could increase to upward of 70%. The license prices of these products vary from $100,000 to $500,000 with additional charges for customization and maintenance of between 20%-30% each year. The Company, in parallel, has developed banking applications software to boost its product line and these systems were sold to Citibank and Askari Banks in Pakistan in 2002. New customers in the banking sector are also growing and the Company expects substantial growth in this area in the coming year.

The gross profit was $3,200,912 for the six months ending December 31, 2004 as compared with $1,057,795 for the same period of the previous year. The gross profit percentage has increased 10.53% to 66.94% in the current fiscal year from 56.41% for the six months ended December 31, 2003. The increase in gross profit margins is due to repeat sales of some licenses to new customers and to existing customers.

Operating expenses were $2,541,833 for the six-month period ending December 31, 2004 as compared to $2,431,525, for the corresponding period last fiscal year for an increase of $110,308. The increase is mainly due to the increased sales activities of the Company. The Company has streamlined its operations by consolidation, divestment and enhanced operating efficiencies. Depreciation and amortization expense amounted to $623,141 and $608,697 for the six-month period ended December 31, 2004 and December 31, 2003, respectively. Combined salaries and wage costs were $795,221 and $594,449 for the six month period ended December 31, 2004 and 2003, respectively, or an increase of $200,772 from the corresponding period last year.

Selling and marketing expenses increased to $254,700 in the six-month period ended December 31, 2004 as compared to $46,687 in the six-month period ended December 31, 2003. This reflects the Company’s expanding sales and marketing efforts. The Company wrote-off as uncollectible bad debts of $0 and $93,506 for the six months ended December 31, 2004 and 2003, respectively. Professional services expense increased to $255,305 in the six-month period ended December 31, 2004, from $239,702 in the corresponding period last year.

Income from continued operations was $659,079 compared to loss of $1,201,281 for the six months ended December 31, 2004 and 2003, respectively. This represents an increase of $1,860,360 for the six-month period compared to the prior year. This is directly due to reduction of operational expenses and improved gross margins.

Net income was $294,024 for the six months ended December 31, 2004 compared to net loss of $1,219,193 for the six months ended December 31, 2003. This is an increase of 124% compared to the prior year. The add-back for the 49.9% minority interest in NetSol Connect owned by another party was $14,259compared to $93,338. During the current six months, the Company also recognized an expense of $231,916 for the beneficial conversion feature on convertible debentures, an expense of $249,638 for the fair market value of warrants issued and a gain of $189,641 from the settlement of a debt. Net income per share, was $0.03, basic and $0.02 diluted,for the six months ended December 31, 2004 as compared with a loss per share of $0.20 for the corresponding period last year.

The net EBITDA income was $917,165 compared to loss of $610,496 after amortization and depreciation charges of $623,141 and $608,697 respectively. Although the net EBITDA income is a non-GAAP measure of performance we are providing it for benefit of our investors and shareholders to assist them in their decision-making process.

Going Concern Qualification

Our independent auditors have included an explanatory paragraph in their report on the June 30, 2004 consolidated financial statements discussing issues which raise substantial doubt about our ability to continue as a "going concern." The going concern qualification is attributable to our historical operating losses, and the amount of capital which we project our needs to satisfy existing liabilities and achieve profitable operations. In positive steps, we have closed down our loss generating businesses, and continue to evaluate and implement cost cutting measures at every entity level. For the year ended June 30, 2004, we continued to experience a negative cash flow from consolidated operations, and projects that it will need certain additional capital to enable it to continue operations at its current level beyond the near term. We believe that certain of this needed capital will result from the successful collection of our accounts receivable balances as projects are completed during the coming fiscal year. We believe we can raise additional funds though private placements of its common stock. Effective February 8, 2005, our auditors informed us that they would no longer include a going concern explanatory paragraph in our financials. This decision was based on the improved financials of the Company during the first two quarters of the 2004-2005 fiscal years.

Liquidity And Capital Resources

We were successful in improving our cash position by the end of our fiscal year, June 30, 2004. In addition, $957,892 was injected by the exercise of options by several employees in 2004.

The Company's cash position was $488,110 at December 31, 2004 compared to $557,206 at December 31, 2003. In addition the Company had $550,000 in certificates of deposit. The total cash position, including the certificates of deposits, was $998,110 as of December 31, 2004.

Net cash used for operating activities amounted to $1,464,697 for the six months ended December 31, 2004, as compared to $1,920,238 for the comparable period last fiscal year. The decrease is mainly due to an increase in net income as well as an increase in prepaid expenses and accounts receivable. In addition, the Company experienced a decrease of $763,065 in its accounts payable and accrued expenses.

Net cash used by investing activities amounted to $550,877 for the six months ended December 31, 2004, as compared to $62,696 for the comparable period last fiscal year. The difference lies primarily in the purchase of property and equipment during the current fiscal year. The Company had net purchases of property and equipment of $380,598 compared to net sales of $14,380 for the comparable period last fiscal year. During the current fiscal year, an additional $287,797 was infused into the Company’s minority interest in the Company’s subsidiary NetSol Connect.

Net cash provided by financing activities amounted to $1,573,593 and $2,339,910 for the six months ended December 31, 2004, and 2003, respectively. The current fiscal period included the cash inflow of $1,512,000 compared to $1,102,049 from issuance of equity and $343,900 compared to $814,350 from the exercising of stock options and warrants. In the current fiscal period, the Company had net payments on loans and capital leases of $230,603 as compared to net proceeds of $423,511 in the comparable period last year.

The management expects to continue to improve its cash position in the current and future quarters due to the new business signed up in the last quarter. In addition, the Company anticipates additional exercises of investor warrants and employee stock options in the current and subsequent quarters. During the current fiscal period, management reduced the current liabilities significantly by paying down these obligations. Management anticipates receiving proceeds from option exercises in the coming months and will continue to explore the best possible means and terms to raise new capital. Management is confident of being able to strengthen its cash position and further improve the liquidity position. Management is committed to implementing the growth business strategy that was ratified by the board of directors in December 2003. The Company would continue to inject new capital towards expansion, growing sales and marketing and further enhancement of delivery capabilities. However, management is committed to ensuring the most efficient and cost effective means of raising capital and utilization.

As a growing company, we have on-going capital expenditure needs based on our short term and long term business plans. Although our requirements for capital expenses vary from time to time, for next 12 months, we have following capital needs:

•	Injection of new capital of up to $500,000 in a strategic joint-venture of NetSol-TiG. This partnership serves to outsource TiG’s software development business to our offshore-based development facility.

•	New capital requirement for NetSol Akhter, the telecom division in an amount up to $2.0 million as required by the agreement with Akhter.

•	Loan payments of $750,000 due by February 2006. These loans was taken to pay for the purchase of CQ Systems.

•	Working capital of $1.0 million for debts payments, new business development activities and infrastructure enhancements.

While there is no guarantee that any of these methods will result in raising sufficient funds to meet our capital needs or that even if available will be on terms acceptable to the Company.

The methods of raising funds for capital needs may differ based on the following:

•	stock volatility due to market conditions in general and NetSol stock performance in particular. This may cause a shift in our approach to raise new capital through other sources such as secured long term debt.

•	Analysis of the cost of raising capital in the U.S., Europe or emerging markets. By way of example only, if the cost of raising capital is high in one market and it may negatively affect the company’s stock performance, we may explore options available in other markets.

Should global or other general macro economic factors cause an adverse climate, we would defer new financing and use internal cash flow for capital expenditures

Dividends and Redemption

It has been our policy to invest earnings in the growth of NetSol rather than distribute earnings as dividends. This policy, under which dividends have not been paid since our inception and is expected to continue, but is subject to regular review by the Board of Directors.

DESCRIPTION OF PROPERTY

Company Facilities

As of December 2003, we moved from our corporate headquarters in California to one with approximately 1,919 rentable square feet and a monthly rent of $3,933.95. The lease is a two-year and one-half month lease expiring in December 2005. Our current facilities are located at 23901 Calabasas Road, Suite 2072, Calabasas, California, 91302.

Other leased properties as of the date of this report are as follows:

Location/Approximate Square Feet		Purpose/Use	Monthly Rental Expense

Australia	1,140	Computer and General Office	$1,380

United Kingdom	378	General Office	$5,500

Maryland	1,380	General Office	$2,530

The Australian lease is a three-year lease that expires in September 2007. It is rented at the rate of $1,380 per month. UK operations are currently conducted in leased premises operating on a month-to-month basis with current rental costs of approximately $3,000 per month. The facilities in Maryland are leased for a three year term expiring in June 2007. The monthly rent is $2,530 per month.

Upon expiration of its leases, NetSol does not anticipate any difficulty in obtaining renewals or alternative space.

Lahore Technology Campus

Our newly built Technology Campus was inaugurated in Lahore, Pakistan in May 2004. This facility consists of 40,000 square feet of computer and general office space. This facility is a state of the art, purpose-built and fully dedicated for IT and software development; the first of its kind in Pakistan. Title to this facility is held by NetSol Technologies, Pvt Ltd. and is not subject to any mortgages. NetSol also signed a strategic alliance agreement with the IT ministry of Pakistan to convert the technology campus into a technology park. By this agreement, the IT ministry would invest nearly Rs 10.0MN (approximately $150,000) to install fiber optic lines and improve the bandwidth for the facility. NetSol has relocated its entire staff of over 250 employees into this new facility.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2004, we entered into employment agreements with Najeeb Ghauri, Naeem Ghauri, and Salim Ghauri. These agreements are discussed in the section entitled “Executive Compensation” beginning on page 54.

In March 2004, the board of directors approved compensation for service on the board. This compensation is discussed in the sections entitled “Executive Compensation” and “Compensation of Directors” beginning on pages 53 and 56 respectively.

In July 2004, the board approved compensation for service on the Audit, Compensation and Nominating and Corporate Governance Committees. This compensation is discussed in sections entitled “Compensation of Directors” beginning on page 56.

On November 28, 2003, the Company agreed to loan Najeeb Ghauri, an officer of the Company, $80,417 for the purpose of purchasing 67,223 shares of the Company’s common stock through the exercise of a stock option previously granted to Mr. Ghauri on February 16, 2002. On March 31, 2004, the Company loaned Mr. Ghauri and additional $25,000 to purchase 10,000 shares of the Company’s common stock through the exercise of a stock option previously granted to Mr. Ghauri on February 16, 2002. In addition, in June 2004, accrued wages in the amount of $12,500 was applied to Mr. Ghauri’s loan. At June 30, 2004, the loan balance for Mr. Ghauri was $92,917 and accrued interest was $3,154.

On November 28, 2003, the Company agreed to loan Naeem Ghauri, an officer of the Company, $48,335 for the purpose of purchasing 41,557 shares of the Company’s common stock through the exercise of a stock option previously granted to Mr. Ghauri on February 16, 2002. In addition, in June 2004, accrued wages in the amount of $9,636 was applied to Mr. Ghauri’s loan. At June 30, 2004, the loan balance for Mr. Ghauri was $38,699 and accrued interest was $1,661.

On November 28, 2003, the Company agreed to loan Salim Ghauri, an officer of the Company, $72,221 for the purpose of purchasing 57,777 shares of the Company’s common stock through the exercise of a stock option previously granted to Mr. Ghauri on February 16, 2002. In addition, in June 2004, accrued wages in the amount of $39,928 was applied to Mr. Ghauri’s loan. At June 30, 2004, the loan balance for Mr. Ghauri was $32,293 and accrued interest was $2,255.

On November 28, 2003, the Company agreed to loan Mark Caton, an officer of the Company at that time, $20,000 for the purpose of purchasing 20,000 shares of the Company’s common stock through the exercise of a stock option previously granted to Mr. Caton on February 16, 2002. In January 2004, Mr. Caton terminated his employment with the Company and the balance owed, including $210 in interest, was applied to his severance pay and deemed fully paid.

All of the loans, which were immediately available, bear an interest at the rate of six percent per annum, have a term of two-years and is payable in deferred salary or cash. Principal and accrued interest is due and payable at the expiration of the loan term. The shares of the Company’s common stock acquired with the loan proceeds secure repayment of the loan. These shares will be held in escrow for the benefit of the Company pending repayment or substitution of additional or different collateral in form and amount satisfactory to the Company.

The Company’s management believes that the terms of these transactions are no less favorable to us than would have been obtained from an unaffiliated third party in similar transactions. All future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties, and will be approved by a majority of the disinterested directors.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION - Common stock of NetSol Technologies, Inc. is listed and traded on the NASDAQ SmallCap Market under the ticker symbol "NTWK."

The table shows the high and low intra-day prices of our common stock as reported on the composite tape of the NASDAQ for each quarter during the last two fiscal years. Per share stock prices have been adjusted to reflect the 1 for 5 reverse stock split which occurred in August 2003.

	2002-03		2003-04		2004-05
	High	Low	High	Low	High	Low
1st (ended September 30)	.80	.35	5.50	1.94	1.99	1.09
2nd (ended December 31)	1.30	.25	3.16	2.05	2.71	1.14
3rd (ended March 31)	1.24	.75	3.15	2.07	---	----
4th (ended June 30)	3.50	.95	3.09	2.01	-----	----

RECORD HOLDERS - As of March 18, 2005, the number of holders of record of our common stock was 180. As of March 18, 2005, there were 13,221,650 shares of common stock issued and outstanding.

DIVIDENDS - We have not paid dividends on its Common Stock in the past and do not anticipate doing so in the foreseeable future. We currently intend to retain future earnings, if any, to fund the development and growth of its business.

EXECUTIVE COMPENSATION

The Summary Compensation Table shows certain compensation information for services rendered in all capacities during each of the last three fiscal years by the executive officers of NetSol who received compensation of, or in excess of, $100,000 during the fiscal year ended June 30, 2004. The following information for the officers includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)			Long Term Compensation
Name and Principal Position	Fiscal Year Ended	Salary		Bonus	Long Term Compensation Awards (2) Restricted Stock Awards(3)	Securities Underlying Options/ SARs (4)

Najeeb U. Ghauri, Chief Financial Officer, Chairman, Director	2004 2003 2002	$ $ $	200,000 120,000 100,000	-0- -0- -0-	-0- -0- -0-	50,000(5 50,000(6 25,000(7 20,000(8 30,000(9 -0- 85,000(10 100,000(11 20,000(12	) ) ) ) ) ) ) )

Naeem Ghauri, CEO, Director	2004 2003 2002	$ $ $	207,900(13) 125,000 100,000	-0- -0- -0-	-0- -0- -0-	50,000(5 50,000(6 25,000(7 20,000(8 30,000(9 -0- 70,000(14 100,000(11 20,000(12	) ) ) ) ) ) ) )

Salim Ghauri, President, Director	2004 2003 2002	$ $ $	110,000 100,000 100,000	-0- -0- -0-	-0- -0- -0-	50,000(5 50,000(6 25,000(7- 20,000(8 30,000(9 -0- 70,000(14 100,000(11 20,000(12	) ) ) ) ) ) ) )

Patti L. W. McGlasson, Secretary, Corporate Counsel	2004		$82,000	-0-	5,000(15)	5,000(16 5,000(17 20,000(8 30,000(9	) ) ) )

(1)	No officers received any bonus or other annual compensation other than salaries during fiscal 2004 or any benefits other than those available to all other employees that are required to be disclosed. These amounts are not inclusive of automobile allowances, where applicable.
(2)	No officers received any long-term incentive plan (LTIP) payouts or other payouts during fiscal years 2004, 2003 or 2002.
(3)	All stock awards are shares of our Common Stock.

(4)	All securities underlying options are shares of our Common Stock. We have not granted any stock appreciation rights. No options were granted to the named executive officers in fiscal year 2003. Options are reflected in post-reverse split numbers. All options are currently exercisable or may be exercised within sixty (60) days of the date of this prospectus and are fully vested.
(5)	Includes options to purchase 50,000 shares of our common stock granted on January 1, 2004 at the exercise price of $2.21 per share. These options must be exercised within five years after the grant date.
(6)	Includes options to purchase 50,000 shares of our common stock granted on January 1, 2004 at the exercise price of $3.75 per share. These options must be exercised within five years after the grant date.
(7)	Includes options to purchase 12,500 shares of our common stock at $5.00 per share. These options must be exercised within five years after the grant date.
(8)	Includes options to purchase 20,000 shares of our common stock at $2.65 per share. These options must be exercised within five years after the grant date.
(9)	Includes options to purchase 30,000 shares of our common stock at $5.00 per share. These options must be exercised within five years after the grant date.
(10)	Includes options to purchase 85,000 shares of our common stock granted on February 16, 2002 at the exercise price of $.75 per share. Options must be exercised within five years after the grant date.
(11)	Includes options to purchase 100,000 shares of our common stock granted on February 16, 2002 at the exercise price of $1.25 per share.
(12)	Includes options to purchase 200,000 shares of our common stock granted on February 16, 2002 at the exercise price of $2.50 per share.
(13)	Mr. Ghauri salary is 110,000 British Pounds Sterling. The total in this table reflects a conversion rate of 1.89 dollars per pound.
(14)	Includes options to purchase 70,000 shares of our common stock granted on February 16, 2002 at the exercise price of $.75 per share. Options must be exercised within five years after the grant date.
(15)	In May 2004, Ms. McGlasson received 5,000 shares of common stock as a performance bonus arising out of her services as counsel for the Company.
(16)	Includes options to purchase 5,000 shares of common stock at the exercise price of the lesser of the $2.30 or the market price of the shares on the date of exercise less $2.00.
(17)	Includes options to purchase 5,000 shares of common stock at the exercise price of $3.00 per share.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized (1) ($)	Number of Unexercised Options/SARs at fiscal year end (##) Exercisable (2) / Unexercisable	Value of unexercised in-the-money at fiscal year end ($)Exercisable (2) / Unexercisable
Najeeb Ghauri, CFO , Director , Chairman	87,223	$0.00	150,000/150,000	$2,000/$0.00
Salim Ghauri, President, Director	67,777	$0.00	155,000/155,000	$2,000/$0.00
Naeem Ghauri, CEO, Director	51,557	$0.00	1500,000/155,000	$$2,000/$0.00
Patti L. W. McGlasson, Secretary Corporate Counsel	2,500	$0.00	60,000/10,000	$525/$1,050

(1)	The closing price of the stock at the June 30, 2004, Fiscal Year End was $2.21.
(2)	All options are currently exercisable.

EMPLOYMENT AGREEMENTS

Effective January 1, 2004, we entered into an employment agreement with Naeem Ghauri as our Chief Executive Officer. The agreement is for a base term of three years, and continues thereafter on an at will basis until terminated by either NetSol or Mr. Ghauri. The agreement provides for a yearly salary of 110,000 pounds sterling. The agreement also provides for such additional compensation as the Board of Directors determines is proper in recognition of Mr. Ghauri's contributions and services to us. In addition, the agreement provides Mr. Ghauri with options to purchase up to 100,000 shares of common stock at an exercise price of $2.21, 100,000 shares at an exercise price of $3.75 and 50,000 shares at an exercise price of $5.00. These options vest at the rate of 25% per quarter and are fully vested on December 31, 2004. These options expire on December 31, 2008. Mr. Ghauri also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009.

Effective January 1, 2004, we entered into an employment agreement with Najeeb Ghauri as Chief Financial Officer. The agreement is for a base term of three years, and continues thereafter on an at will basis until terminated by either NetSol or Mr. Ghauri. The agreement provides for a yearly salary of $200,000. The agreement also provides for such additional compensation as the Board of Directors determines is proper in recognition of Mr. Ghauri's contributions and services to us. In addition, the agreement provides Mr. Ghauri with options to purchase up to 100,000 shares of common stock at an exercise price of $2.21, 100,000 shares at an exercise price of $3.75 and 50,000 shares at an exercise price of $5.00. These options vest at the rate of 25% per quarter and are fully vested on December 31, 2004. These options expire on December 31, 2008. Mr. Ghauri also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009.

Effective January 1, 2004, we entered into an employment agreement with Salim Ghauri as the President and Chief Executive Officer our Pakistan subsidiary. The agreement is for a base term of three years, and continues thereafter on an at will basis until terminated by either us or Mr. Ghauri. The agreement provides for a yearly salary of $110,000. The agreement also provides for such additional compensation as the Board of Directors determines is proper in recognition of Mr. Ghauri's contributions and services to us. In addition, the agreement provides Mr. Ghauri with options to purchase up to 100,000 shares of common stock at an exercise price of $2.21, 100,000 shares at an exercise price of $3.75 and 50,000 shares at an exercise price of $5.00. These options vest at the rate of 25% per quarter and are fully vested on December 31, 2004. These options expire on December 31, 2008. Mr. Ghauri also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009.Effective January 1, 2004, we entered into an employment agreement with Patti L. W. McGlasson as legal counsel. The agreement provides for a yearly salary of $82,000. Ms. McGlasson also received options to purchase up to 10,000 shares of common stock at an exercise price equal to the lesser of $2.30 or the market price of the shares on the date of exercise less $2.00. These options vest at the rate of 25% per quarter and are exercisable until December 31, 2008. Effective March 26, 2004, Ms. McGlasson was elected to the position of Secretary. In connection with her role as Secretary, Ms. McGlasson received options to purchase up to 10,000 shares of common stock at $3.00 per share. These options vest at the rate of 25% per quarter and are exercisable until December 31, 2008. Ms. McGlasson also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009.

All of the above agreements provide for certain paid benefits such as employee benefit plans and medical care plans at such times as we may adopt them. The agreements also provide for reimbursement of reasonable business-related expenses and for two weeks of paid vacation. The agreements also provide for certain covenants concerning non-competition, non-disclosure, indemnity and assignment of intellectual property rights. NetSol currently has two incentive and nonstatutory stock option plans in force for 2001, 2002 and 2003 and two other plans from 1997 and 1999. No options have been issued under the 1997 and 1999 plans in the past two fiscal years.

The 2001 plan authorizes the issuance of up to 2,000,000 options to purchase common stock of which 1,985,000 have been granted. The grant prices range between $.75 and $2.50.

The 2002 plan authorizes the issuance of up to 2,000,000 options to purchase common stock of which 1,418,000 options have been granted. The grant prices range between $2.21 and $5.00.

In March 2004, our shareholders approved the 2003 stock option plan. This plan authorizes up to 2,000,000 options to purchase common stock of which 450,000 have been granted. The grant prices range between $2.64 and $5.00.

COMPENSATION OF DIRECTORS

For the 2003 term, Directors of the Company receive any cash compensation of $750 for attendance in person at a board meeting and are entitled to reimbursement of their reasonable expenses incurred in attending Directors' Meetings. Upon the full completion of the 2003 term, each director received 7,000 shares of restricted common stock. In addition, the Company granted each of its directors the following S-8 registered options: (a) 10,000 stock options, exercise price of $0.75, vested quarterly; and (b) 20,000 stock options, exercise price of $2.50 vesting quarterly.

For the 2004 term, Non-Management members of the Board of Directors of the Company receive cash compensation of $2,000 for each face to face meeting and $1,000 for each board teleconference meeting with a minimum duration of two hours. Each board member is to receive 2,000 shares of restricted common stock upon completion of the 2004 term and options to purchase up to 20,000 shares at the exercise price of $2.64 and options to acquire up to 30,000 shares at the exercise price of $5.00 per share. The options vest and are exercisable immediately.

For the 2004 term, Management members of the Board of Directors of the Company receive no cash compensation for meeting attendance but are granted options to a purchase up to 20,000 shares at the exercise price of $2.64 and options to acquire up to 30,000 shares at the exercise price of $5.00 per share. The options vest and are exercisable immediately.

All directors are entitled to reimbursement of approved business expenses.

The Audit Committee Chairman shall receive $1,100 per month, and 5,000 shares of restricted common stock issuable upon completion of the 2004 term. The chairs of the Nominating and Corporate Governance and Compensation Committee receives 5,000 shares of restricted common stock upon completion of service for the 2004 term. Each member of the Audit, Nominating and Corporate Governance and Compensation Committee shall also receive 4,000 shares of common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Kabani & Company’s report on NetSol’s financial statements for the fiscal years ended June 30, 2003 and June 30, 2004, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern uncertainty.

In connection with the audit of NetSol's financial statements for the fiscal years ended June 30, 2003 and June 30, 2004 there were no disagreements, disputes, or differences of opinion with Kabani & Company on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which, if not resolved to the satisfaction of Kabani & Company would have caused Kabani & Company to make reference to the matter in its report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission's Public Reference Section at such addresses. Also, the Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

We are in compliance with the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy and information statements and other information with the Commission. Such periodic reports, proxy and information statements and other information will be available for inspection and copying at the principal office, public reference facilities and Web site of the Commission referred to above.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
NetSol Technologies, Inc. and subsidiaries
Calabasas, California

We have audited the accompanying consolidated balance sheet of NetSol Technologies, Inc. and subsidiaries as of June 30, 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended June 30, 2004 and 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Network Technologies (PVT) Limited, NetSol (PVT) Limited and NetSol Connect (PVT) Limited, whose statements reflect combined total assets of approximately $7,173,282 as of June 30, 2004 and combined total net revenues of $4,452,435 and $2,766,174 for the years ended June 30, 2004 and 2003, respectively. Those statements were audited by other auditors whose reports have been furnished to us, and in our opinion, insofar as it relates to the amounts included for Network Technologies (PVT) Limited for the years ended June 30, 2004 and 2003, is based solely on the report of the other auditors.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit report and the report of the other auditors provide a reasonable bassi for our opinion.

In our opinion, based on our audits and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NetSol Technologies, Inc. and subsidiaries as of June 30, 2004 and the results of its consolidated operations and its cash flows for the years ended June 30, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has an accumulated deficit, has negative cash flows from operations, and has a net working capital deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As discussed in note 16, the financial statements for the year ended June 30, 2004 have been restated.

/s/ Kabani & Company, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Huntington Beach, California
August 2, 2004, except for Note 16, which is as of March 22, 2005

REPRESENTING
DFK
INTERNATIONAL
WORLDWIDE

SAEED KAMRAN PATEL & CO.
CHARTERED ACCOUNTANTS

AUDITORS' REPORT TO THE MEMBERS

(b) in our opinion:

  (i) the balance sheet and profit and loss account together with the notes thereon has been drawn up in conformity with the Companies Ordinance, 1984 and are in agreement with the books of accounts and are further in accordance with the accounting policies consistently applied;

  (iii) the business conducted, investments made, and the expenditure incurred during the year were in accordance with the objects of the Company.

Date: September 10th, 2004
Lahore, Pakistan

Chartered Accountants

Lahore
95-Abid Majeed Road,Lahore Cantt-Pakistan.
Tel: 92-42-111-77-2000 Fax: 92-42-6660255
e-mail: info@skpserv.com

Islamabad
2nd Floor, Buland Markaz,33 - West, Blue Area
Islamabad-Pakistan. Tel: 92-051-2270116,2279658
Fax: 92-051-2279658 e-mail: info@skpserv.com

AUDITORS’ REPORT TO THE MEMBERS

We have audited the annexed balance sheet of Netsol (Pvt.) Ltd. as at June 30, 2003 and the related statement of income and cash flows for the year ended June 30, 2003 together with the notes forming part thereof, and we state that we have obtained all the information and explanations which, to the best of our knowledge and belief, were necessary for the purposes of our audit.

It is responsibility of the Company’s Management to establish and maintain a system of internal control, and prepare and present the above said statement in conformity with the approved accounting standards and the requirements of the Companies Ordinance, 1984. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with the International Standards on Auditing, which are comparable in all material respects with US Generally Accepted Auditing Standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the above said statements are free of any material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the above said statements. An audit also includes assessing the accounting policies and significant estimates made by management as well as, evaluating the overall presentation of the above said statements. We believe that our audit provides a reasonable basis for out opinion and, after due verification, we report that:

(a)	in our opinion, proper books of account have been kept by the Company as required by the Companies Ordinance, 1984;

(b)	in our opinion:

(i.)
the balance sheet and income statements together with the notes thereon have been drawn up in conformity with the Companies Ordinance, 1984 and are in agreement with the books of account and are further in accordance with accounting policies;

	(ii.)	the expenditure incurred during the period was for the purposes of the Company’s business; and

	(iii.)	the business conducted and the expenditure incurred during the period were in accordance with the objects of the Company.

(c)
in our opinion and to the best of our information and according to the explanations given to us, the balance sheet together with the notes forming part thereof conform with approved accounting standards as applicable in Pakistan, and, give the information required by the Companies Ordinance, 1984 in the manner so required and give a true and fair view of the state of the Company’s affairs as at June 30,2003 and of the loss, its cash flows for the year then ended and are in accordance with the International Accounting Standards which are comparable in all respect with US Generally Accepted Accounting Principles; and

(d)	in our opinion no Zakat was deductible at source under the Zakat and Ushr Ordinance, 1980.

September 11, 2003
Lahore		Chartered Accountants

95 - Abid Majeed Road, Lahore Cantt - Pakistan. Tel: 92 - 42 - 111 - 77 - 2000 Fax: 92 - 42 - 6666255 e-mail: skp@skpserv.com

AUDITORS’ REPORT TO THE MEMBERS

We have audited the annexed balance sheet of Netsol Technologies (Pvt.) Limited. as at June 30, 2003 and the related statement of income and cash flows for the year ended June 30, 2003 together with the notes forming part thereof, and we state that we have obtained all the information and explanations which, to the best of our knowledge and belief, were necessary for the purposes of our audit.

It is responsibility of the Company’s Management to establish and maintain a system of internal control, and prepare and present the above said statement in conformity with the approved accounting standards and the requirements of the Companies Ordinance, 1984. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with the International Standards on Auditing, which are comparable in all material respects with US Generally Accepted Auditing Standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the above said statements are free of any material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the above said statements. An audit also includes assessing the accounting policies and significant estimates made by management as well as, evaluating the overall presentation of the above said statements. We believe that our audit provides a reasonable basis for out opinion and, after due verification, we report that:

(a)	in our opinion, proper books of account have been kept by the Company as required by the Companies Ordinance, 1984;

(b)	in our opinion:

(i.)
the balance sheet and income statements together with the notes thereon have been drawn up in conformity with the Companies Ordinance, 1984 and are in agreement with the books of account and are further in accordance with accounting policies;

	(ii.)	the expenditure incurred during the period was for the purposes of the Company’s business; and

	(iii.)	the business conducted and the expenditure incurred during the period were in accordance with the objects of the Company.

(c)
in our opinion and to the best of our information and according to the explanations given to us, the balance sheet together with the notes forming part thereof conform with approved accounting standards as applicable in Pakistan, and, give the information required by the Companies Ordinance, 1984 in the manner so required and give a true and fair view of the state of the Company’s affairs as at June 30,2003 and of the loss, its cash flows for the year then ended and are in accordance with the International Accounting Standards which are comparable in all respect with US Generally Accepted Accounting Principles; and

(d)	in our opinion no Zakat was deductible at source under the Zakat and Ushr Ordinance, 1980.

Date: September 11, 2003
Lahore		Chartered Accountants

95 - Abid Majeed Road, Lahore Cantt - Pakistan. Tel: 92 - 42 - 111 - 77 - 2000 Fax: 92 - 42 - 6666255 e-mail: skp@skpserv.com

AUDITORS’ REPORT TO THE MEMBERS

We have audited the annexed balance sheet of Netsol Connect (Pvt.) Ltd. as at June 30, 2003 and the related statement of income and cash flows for the year ended June 30, 2003 together with the notes forming part thereof, and we state that we have obtained all the information and explanations which, to the best of our knowledge and belief, were necessary for the purposes of our audit.

It is responsibility of the Company’s Management to establish and maintain a system of internal control, and prepare and present the above said statement in conformity with the approved accounting standards and the requirements of the Companies Ordinance, 1984. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with the International Standards on Auditing, which are comparable in all material respects with US Generally Accepted Auditing Standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the above said statements are free of any material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the above said statements. An audit also includes assessing the accounting policies and significant estimates made by management as well as, evaluating the overall presentation of the above said statements. We believe that our audit provides a reasonable basis for out opinion and, after due verification, we report that:

(a)	in our opinion, proper books of account have been kept by the Company as required by the Companies Ordinance, 1984;

(b)	in our opinion:

(i.)
the balance sheet and income statements together with the notes thereon have been drawn up in conformity with the Companies Ordinance, 1984 and are in agreement with the books of account and are further in accordance with accounting policies;

	(ii.)	the expenditure incurred during the period was for the purposes of the Company’s business; and

	(iii.)	the business conducted and the expenditure incurred during the period were in accordance with the objects of the Company.

(c)
in our opinion and to the best of our information and according to the explanations given to us, the balance sheet together with the notes forming part thereof conform with approved accounting standards as applicable in Pakistan, and, give the information required by the Companies Ordinance, 1984 in the manner so required and give a true and fair view of the state of the Company’s affairs as at June 30,2003 and of the loss, its cash flows for the year then ended and are in accordance with the International Accounting Standards which are comparable in all respect with US Generally Accepted Accounting Principles; and

(d)	in our opinion no Zakat was deductible at source under the Zakat and Ushr Ordinance, 1980.

Lahore		Chartered Accountants
September 11, 2003

95 - Abid Majeed Road, Lahore Cantt - Pakistan. Tel: 92 - 42 - 111 - 77 - 2000 Fax: 92 - 42 - 6666255 e-mail: skp@skpserv.com

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
JUNE 30, 2004

ASSETS
Current assets:
Cash and cash equivalents	$871,161
Certificates of deposit	391,403
Accounts receivable, net of allowance for doubtful accounts of $80,000	951,994
Revenues in excess of billings	951,905
Other current assets	397,038
Total current assets		3,563,501
Property and equipment, net of accumulated depreciation		4,203,580
Intangibles:
Product licenses, renewals, enhancedments, copyrights,
trademarks, and tradenames, net	2,409,859
Customer lists, net	641,569
Goodwill (restated)	1,166,611
Total intangibles (restated)		4,218,039
Total assets (Restated)		$11,985,120

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,207,822
Current portion of notes and obligations under capitalized leases	803,813
Billings in excess of revenues	103,451
Loans payable, bank	458,861
Total current liabilities		3,573,947
Obligations under capitalized leases, less current maturities		27,604
Notes payable		89,656
Convertible debenture		937,500
Total liabilities		4,628,707
Minority interest		—
Contingencies		—

Stockholders' equity:
Common stock, $.001 par value; 25,000,000 share authorized;
9,482,822 issued and outstanding	9,483
Additional paid-in-capital (restated)	38,933,621
Treasury stock	(21,457)
Accumulated deficit (restated)	(30,917,465)
Stock subscription receivable	(497,559)
Other comprehensive loss	(150,210)
Total stockholders' equity (Restated)		7,356,413
Total liabilities and stockholders' equity (Restated)		$11,985,120

See accompanying notes to these consolidated financial statements

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year
	Ended June,
	2004	2003
	(Restated)

Net revenues	$5,749,062	$3,745,386
Cost of revenues	2,656,377	1,778,993
Gross profit	3,092,685	1,966,393

Operating expenses:
Selling and marketing	253,701	76,136
Depreciation and amortization	1,284,090	1,183,502
Impairment of assets	203,312	393,388
Settlement costs	122,500	202,759
Bad debt expense	219,909	415,384
Salaries and wages	1,493,252	934,383
Professional services, including non-cash
compensation	464,332	272,447
General and adminstrative	1,759,607	956,644
Total operating expenses	5,800,703	4,434,643
Loss from operations	(2,708,018)	(2,468,250)
Other income and (expenses)
Loss on sale of assets	(35,173)	(5,464)
Beneficial conversion feature	(137,230)	—
Gain on forgiveness of debt	320,318	—
Interest expense	(172,101)	(135,243)
Other income and (expenses)	(53,165)	(6,624)
Loss from continuing operations	(2,785,369)	(2,615,581)
Minority interest in subsidiary	273,159	—
Gain from discontinuation of a subsidiary	—	478,075
Net loss	(2,512,210)	(2,137,506)
Other comprehensive loss:
Translation adjustment	(299,507)	(380,978)
Comprehensive loss	$(2,811,717)	$(2,518,484)

Net loss per share - basic and diluted:
Continued operations	$(0.35)	$(0.58)
Minority interest in subsidiary	$0.03	$—
Discontinued operations	$—	$0.11
Net loss	$(0.32)	$(0.47)

Weighted average number
of shares outstanding - basic and diluted*	7,881,554	4,512,203

*The basic and diluted net loss per share has been retroactively restated to effect a 5:1 reverse stock split on August 18, 2003

See accompanying notes to these consolidated financial statements

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED JUNE 30, 2003 AND 2004

			Additional	Stock	Other		Total
	Common Stock*		Paid-in	Subscriptions	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Capital	Receivable	Income/(Loss)	Deficit	Equity
Balance at June 30, 2002	3,865,593	3,865	31,807,110	(43,650)	530,275	(26,267,749)	6,029,851
Common stock sold through private placements	471,853	472	371,997				372,469
Issuance of common stock in exchange for services	90,400	90	50,776				50,866
Issuance of common stock in exchange for accrued compensation	115,000	115	107,385				107,500
Excercise of common stock options	790,900	791	707,609				708,400
Excercise of common stock warrants	60,000	60	35,940				36,000
Issuance of common stock in exchange for notes payable	111,429	111	40,889				41,000
Issuance of common stock in exchange for settlement	40,000	40	49,960				50,000
Issuance of common stock in exchange for purchase of Altiva	212,000	212	211,788				212,000
Common stock options granted for services	—	—	26,500				26,500
Common stock receivable	—	—		(41,250)			(41,250)
Foreign currency translation adjustments	—	—			(380,978)		(380,978)
Net loss for the year	—	—				(2,137,506)	(2,137,506)

Balance at June 30, 2003	5,757,175	$5,756	$33,409,954	$(84,900)	$149,297	$(28,405,255)	$5,074,852

Continued

See accompanying notes to these consolidated financial statements.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY - Continued
FOR THE YEARS ENDED JUNE 30, 2003 AND 2004

			Additional		Stock	Other		Total
	Common Stock*		Paid-in	Treasury	Subscriptions	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Capital	Shares	Receivable	Income/(Loss)	Deficit	Equity
Balance at June 30, 2003	5,757,175	5,756	33,409,954	—	(84,900)	149,297	(28,405,255)	5,074,852
Issuance of common stock for cash (as restated)	1,413,187	1,414	1,616,923					1,618,337
Issuance of common stock for services	3,613	4	8,996					9,000
Excercise of common stock options	1,067,309	1,068	1,369,484		(412,659)			957,893
Excercise of common stock warrants	390,000	390	487,110					487,500
Issuance of common stock in exchange for notes payable & interest	601,393	601	1,070,628					1,070,629
Issuance of common stock in exchange for settlement	45,195	45	135,088					135,133
Issuance of common stock in exchange for purchase of Altiva	100,000	100	(100)					—
Issuance of common stock in exchange for purchase of Pearl	60,000	60	166,800					166,860
Issuance of common stock to directors in exchange for services	45,000	45	39,195					39,240
Purchase of treasury shares				(21,457)				(21,457)
Beneficial conversion feature	—	—	399,730					399,730
Fair market value of warrants issued	—	—	230,413					230,413
Foreign currency translation adjustments	—	—	—			(299,507)		(299,507)
Net loss for the year (as restated)	—	—	—				(2,512,210)	(2,512,210)

Balance at June 30, 2003 (Restated)	9,482,822	$9,483	$38,933,621	$(21,457)	$(497,559)	$(150,210)	$(30,917,465)	$7,356,413

See accompanying notes to these consolidated financial statements.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the Year
	Ended June 30,
	2004	2003
	(Restated)
Cash flows from operating activities:
Net loss from continuing operations	$(2,512,210)	$(2,137,506)
Adjustments to reconcile net loss to net cash used in operating activities:	—
Depreciation and amortization	1,640,044	1,183,502
Provision for uncollectible accounts	—	80,000
Impairment of assets	203,312	393,388
Gain on discontinued operations		(478,075)
Gain on forgiveness of debt	(320,318)	—
Loss on sale of assets	35,173	5,464
Minority interest in subsidiary	(273,159)	—
Stock issued for settlement costs	135,133	50,000
Stock issued for services	9,000	39,200
Stock issued to directors for services	39,240	—
Fair market value of warrants and stock options granted	230,413	26,500
Beneficial conversion feature	137,230	—
Changes in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(324,094)	464,634
Other current assets	(416,780)	(585,145)
Other assets	—	(347,743)
Decrease in liabilities:
Accounts payable and accrued expenses	(65,386)	(874,734)
Net cash used in operating activities	(1,482,402)	(2,180,515)
Cash flows from investing activities:
Purchases of property and equipment	(2,861,754)	(127,822)
Sales of property and equipment	75,490	92,271
Purchases of certificates of deposit	(3,241,403)	—
Proceeds from sale of certificates of deposit	2,850,000	714,334
Increase in intangible assets - development costs	(439,297)	—
Proceeeds from sale of minority interest of subsidiary	210,000	—
Net cash provided (used in) by investing activities	(3,406,964)	678,783
Cash flows from financing activities:
Proceeds from sale of common stock	1,618,337	365,219
Proceeds from the exercise of stock options	1,445,392	845,566
Purchase of treasury shares	(21,457)	—
Proceeds from loans	1,628,005	351,868
Proceeds from convertible debenture	1,200,000	—
Payments on capital lease obligations & loans	(384,210)	(132,972)
Net cash provided by financing activities	5,486,067	1,429,681
Effect of exchange rate changes in cash	59,970	199,627
Net increase in cash and cash equivalents	656,671	127,576
Cash and cash equivalents, beginning of year	214,490	86,914
Cash and cash equivalents, end of year	$871,161	$214,490

See accompanying notes to these consolidated financial statements.

F-10

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Continued

	For the Year
	Ended June 30,
	2004	2003
SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Interest	$172,101	$135,243
Taxes	$76,638	$10,344

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for services and compensation	$9,000	$39,200
Common stock issued for conversion of note payable and interest	$861,429	$25,000
Common stock issued for legal settlement	$135,133	$50,000
Common stock issued for acquisition of product license	$166,860	$—
Common stock issued for settlement of debt	$209,200	$—
Common stock issued to directors for services	$39,240	$—
Stock options granted in exchange for services received	$—	$26,500
Common stock issued for acquisition of subsidiary	$—	$212,000

See accompanying notes to these consolidated financial statements.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BUSINESS AND CONTINUED OPERATIONS

NetSol Technologies, Inc. and subsidiaries (the "Company"), formerly known as NetSol International, Inc. and Mirage Holdings, Inc., was incorporated under the laws of the State of Nevada on March 18, 1997. During November of 1998, Mirage Collections, Inc., a wholly owned and non-operating subsidiary, was dissolved.

During April 1999, February 2000 and March 2000, the Company formed NetSol USA, Inc., NetSol eR, Inc. and NetSol (PVT), Limited, respectively, as wholly owned subsidiaries.

Business Combinations Accounted for Under the Purchase Method:

Network Solutions PVT, Ltd. and NetSol UK, Limited

On September 15, 1998 and April 17, 1999, the Company purchased from related parties, 51% and 49%, respectively, of the outstanding common stock of Network Solutions PVT, Ltd., a Pakistani Company, and 43% and 57% of the outstanding common stock of NetSol UK, Limited, a United Kingdom Company, for the issuance of 938,000 restricted common shares of the Company and cash payments of $775,000, for an aggregate purchase price of approximately $12.9 million. These acquisitions were accounted for using the purchase method of accounting, and accordingly, the purchase price was allocated to the assets purchased and liabilities assumed based upon their estimated fair values on the date of acquisition, which approximated $300,000. Included in the accompanying consolidated financial statements are other assets acquired at fair m arket value consisting of product licenses, product renewals, product enhancements, copyrights, trademarks, trade names and customer lists. At the date of acquisition, the management of the Company allocated approximately $6.3 million to these assets, based on independent valuation reports prepared for the Company. The excess of the purchase prices over the estimated fair values of the net assets acquired, was recorded as goodwill, and was being amortized by using the straight-line method from the date of each purchase. Effective April 1, 2001, the management determined that the remaining useful life of all its acquired intangible assets to be approximately five years, and accordingly, accelerated the amortization of these intangibles. During June 2001, the management decided to close its operations in the United Kingdom, and accordingly, the Company recognized a loss from impairment of various intangible assets related to NetSol UK, as recoverability of these assets (measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset) seemed highly unlikely. On March 18, 2002, the final Winding-up Order was made relating to the liquidation of for NetSol UK on the petition of a creditor in respect of services supplied presented to the Court.

Mindsources, Inc.

On August 13, 1999, the Company through its wholly owned subsidiary, NetSol USA, Inc. acquired 100% of the outstanding capital stock of Mindsources, Inc., a Virginia and US based Company, through the issuance of 50,000 shares of Rule 144 restricted common shares of the Company for an aggregate purchase price of approximately $1,260,000. This acquisition was accounted for using the purchase method of accounting under APB Opinion No. 16, and accordingly, the purchase price was allocated to the assets purchased and liabilities assumed based upon their estimated fair values as determined by management on the date of acquisition, which approximated $900,000. The management of the Company allocated the entire purchase price to customer lists acquired, and is being amortized by using the straight-line method from the date of acquisition. The excess of the purchase prices over the estimated fair values of the net assets acquired, approximately $360,000, was recorded as goodwill and is being amortized using the straight-line method from the date of purchase. Effective April 1, 2001, the management determined that the remaining useful life of all its acquired intangible assets to be approximately five years, and accordingly, accelerated the amortization of these intangibles.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Network Solutions Group Limited and Subsidiaries

On August 18, 1999, the Company acquired 100% of the outstanding capital stock of Network Solutions Group Limited and Subsidiaries, a United Kingdom Company, through the issuance of 31,000 shares of Rule 144 restricted common shares of the Company for an aggregate purchase price of approximately $940,000. This acquisition was accounted for using the purchase method of accounting under APB Opinion No. 16, and accordingly, the purchase price was allocated to the assets purchased and liabilities assumed based upon their estimated fair values on the date of acquisition, which approximated a deficit of $700,000. The management of the Company allocated approximately $600,000 to customer lists, which are being amortized by using the straight-line method from the date of acquisition. The excess of the purchase price over the estimated fair values of the net assets acquired, approximately $1,040,000, was recorded as goodwill, and was being amortized by using the straight-line method over the estimated useful life from the date of acquisition. Effective April 1, 2001, the management determined that the remaining useful life of all its acquired intangible assets to be approximately five years, and accordingly, accelerated the amortization of these intangibles. During June 2001, the management decided to close its operations in the United Kingdom, and accordingly, the Company recognized a loss from impairment of various intangible assets related to these entities, as recoverability of these assets (measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset) seemed highly unlikely.

Intereve Corporation

During March 2001, the Company acquired 100% of the outstanding capital stock of Intereve Corporation for an aggregate purchase price of $245,000. This acquisition was accounted for using the purchase method of accounting under APB Opinion No. 16, and accordingly, the purchase price was allocated to the assets purchased and liabilities assumed based upon their estimated fair values on the date of acquisition, which equaled to zero. The management of the Company allocated the entire purchase price of $245,000 to customer lists. During June 2001, the management ceased operations of this entity and consequently, the Company recognized an impairment loss of $245,000 to customer list, as recoverability of these assets (measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset) seemed highly unlikely.

Altvia Corporation

On May 20, 2003, the Company acquired 100% of the outstanding capital stock of Altvia Technologies, Inc. for an aggregate purchase price of $257,000. This acquisition was accounted for using the purchase method of accounting under APB Opinion No. 16, and accordingly, the purchase price was allocated to the assets purchased and liabilities assumed based upon their estimated fair values on the date of acquisition, which equaled to $257,000. The management of the Company allocated $30,000 of the purchase price to customer lists & $23,688 to property and equipment. The excess of the purchase price over the estimated fair values of the net assets acquired of $203,312, was recorded as goodwill.

Pearl Treasury System Ltd

On October 14, 2003, the Company executed an agreement to acquire the Pearl Treasury System Ltd, a United Kingdom company ("Pearl"). This acquisition required the Company to issue up to 60,000 shares of common stock to the shareholders of Pearl Treasury System, Ltd. The financial statements of Pearl are insignificant to the consolidated financials, and therefore, have not been presented. The total acquisition value of $166,860 has been recorded as an intangible asset and is included in "product licenses" on the accompanying consolidated financial statements.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Raabta Online

During the quarter ended March 31, 2004, the Company’s subsidiary, NetSolCONNECT, purchased Raabta Online, a Pakistani company, for a cash price of 10,000,000 rupees or $173,500 representing 100% of the value of Raabta. This acquisition is expected to provide the Company with an established customer base and strong technical expertise. The purchase price has been allocated to property and equipment of the acquired entity. The financial statements of Raabta are insignificant to the consolidated financials, and therefore, have not been presented.

Business Combinations Accounted for Under the Pooling of Interest Method:

Abraxas Australia Pty, Limited

On January 3, 2000, the Company issued 30,000 Rule 144 restricted common shares in exchange for 100% of the outstanding capital stock of Abraxas Australia Pty, Limited, an Australian Company. This business combination was accounted for using the pooling of interest method of accounting under APB Opinion No. 16.

Formation of Subsidiary:

During the period ended December 31, 2002, the Company formed a subsidiary in the UK, NetSol Technologies Ltd., as a wholly-owned subsidiary of NetSol Technologies, Inc. This entity serves as the main marketing and delivery arm for services and products sold and delivered in the UK and mainland Europe.

During the period ended June 30, 2004, the Company formed a subsidiary in India, NetSol Technology India, Limited, as a wholly-owned subsidiary of NetSol Technologies, Inc. This entity serves as the main marketing and delivery arm for services and products sold and delivered in India. As of the date of this report, no operations have begun with this entity.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, NetSol Technologies (Pvt), Ltd., NetSol (Pvt), Limited, NetSol Technologies Limited, NetSol-Abraxas Australia Pty Ltd., NetSol Altvia, Inc., and its majority-owned subsidiary, NetSol Connect (Pvt), Ltd., All material inter-company accounts have been eliminated in consolidation.

Company name change:

Effective February 8, 2002, the Company changed its name from NetSol International, Inc. to NetSol Technologies, Inc. The name change was approved by a majority of shareholders at the Company’s annual shareholders meeting held on January 25, 2002.

Business Activity:

The Company designs, develops, markets, and exports proprietary software products to customers in the automobile finance and leasing industry worldwide. The Company also provides consulting services in exchange for fees from customers.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Use of Estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Effective April 1, 2001, the management determined that the remaining useful life of all its acquired intangible assets to be approximately five years, and accordingly, accelerated the amortization of these intangibles. This change in estimate increased the depreciation and amortization expense by approximately $700,000 for the year ended June 30, 2002 and $400,000 during the three months ended June 30, 2001. Due to impairment losses recognized to intangibles, the remaining net intangible balance of approximately $6,860,000 (including goodwill of $1,950,000) at the date of change in estimation in 2001 has been amortized over the remaining life of 57 months. The Company evaluates, on on-going basis, the accounting effect arising from the recently issued SFAS No. 142, "Goodwill and Other Intangibles" which becomes effec tive to the Company’s financial statements beginning July 1, 2002.

Cash and Cash Equivalents:

Equivalents

For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

Concentration

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Accounts Receivable:

The Company’s customer base consists of a geographically dispersed customer base. The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

Revenues in excess of billings:

“Revenues in excess of billings” represent the total of the project to be billed to the customer over the life of the project. As each phase is completed and billed to the customer, the corresponding percentage of completion amount is transferred from this account to “Accounts Receivable.”

Property and Equipment:

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation is computed using various methods over the estimated useful lives of the assets, ranging from three to seven years.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company accounts for the costs of computer software developed or obtained for internal use in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The Company capitalizes costs of materials, consultants, and payroll and payroll-related costs for employees incurred in developing internal-use computer software. These costs are included with "Computer equipment and software." Costs incurred during the preliminary project and post-implementation stages are charged to general and administrative expense.

Intangible Assets:

Intangible assets consist of product licenses, renewals, enhancements, copyrights, trademarks, trade names, customer lists and goodwill. The Company evaluates intangible assets, goodwill and other long-lived assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. Potential impairment of goodwill after July 1, 2002 is being evaluated in accordance with SFAS No. 142. The SFAS No. 142 is applicable to the financial statements of the Company beginning July 1, 2002.

As part of intangible assets, the Company capitalizes certain computer software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Costs incurred internally to create a computer software product or to develop an enhancement to an existing product are charged to expense when incurred as research and development expense until technological feasibility for the respective product is established. Thereafter, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value. Capitalization ceases when the product or enhancement is available for general release to customers.

The Company makes on-going evaluations of the recoverability of its capitalized software projects by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount which the unamortized software development costs exceed net realizable value. Capitalized and purchased computer software development costs are being amortized ratably based on the projected revenue associated with the related software or on a straight-line basis over three years, whichever method results in a higher level of amortization.

Going Concern:

The Company’s consolidated financial statements are prepared using the accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As of June 30, 2004, the Company had an accumulated deficit of $30,917,465 and a working capital deficit of approximately $10,400. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. This factor raises substantial doubt about the Company's ability to continue as a going concern.

Management recognizes that the Company must generate additional resources to enable it to continue operations. In the current year, the Company realized a significant increase in net revenues of nearly 53%. Management is taking steps to continue comparable revenue increases in the next fiscal year. Management also continuing to pursue cost cutting measures at every entity level. Additionally, management’s plans also include the sale of additional equity securities and debt financing from related parties and outside third parties. However, of course, no assurance can be guaranteed that the Company will be successful in raising additional capital or continue the current growth trend in net revenues. Further, there can be no assurance, assuming the Company successfully raises additional equity, that the Company will achieve profitability or positive cash flow. If management is unable to raise additional capital and expected significant revenues do not result in positive cash flow, the Company will not be able to meet its obligations and may have to cease operations.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Statement of Cash Flows:

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Revenue Recognition:

The Company recognizes its revenue in accordance with the Securities and Exchange Commissions ("SEC") Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101") and The American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended as amended by SOP 98-4 and SOP 98-9. The Company’s revenue recognition policy is as follows:

License Revenue. The Company recognizes revenue from license contracts when a non-cancelable, non-contingent license agreement has been signed, the software product has been delivered, no uncertainties exist surrounding product acceptance, fees from the agreement are fixed and determinable and collection is probable. Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs. If no such objective evidence exists, revenues from the arrangements are not recognized until the entire arrangement is completed and accepted by the customer. Once the amount of the revenue for each element is determined, the Company recognizes revenues as each element is completed and accepted by the customer. For arrangements that require significant production, modification or customization of software, the entire arrangement is accounted for by the percentage of completion method, in conformity with Accounting Research Bulletin ("ARB") No. 45 and SOP 81-1.

Services Revenue. Revenue from consulting services is recognized as the services are performed for time-and-materials contracts. Revenue from training and development services is recognized as the services are performed. Revenue from maintenance agreements is recognized ratably over the term of the maintenance agreement, which in most instances is one year.

Fair Value:

Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate carrying values of such amounts.

Advertising Costs:

The Company expenses the cost of advertising as incurred. Advertising costs for the years ended June 30, 2004 and 2003 were $253,701 and $76,136, respectively.

Net Loss Per Share:

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share." Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The weighted average number of shares used to compute basic and diluted loss per share is the same in these financial statements since the effect of dilutive securities is anti-dilutive.

Reverse stock split:

On August 18, 2003, the Company affected a 1 for 5 reverse stock-split for all the issued and outstanding shares of common stock. All historical share and per share amounts in the accompanying consolidated financial statements have been restated to reflect the 5:1 reverse stock split.

Other Comprehensive Income & Foreign Currency Translation:

SFAS 130 requires unrealized gains and losses on the Company’s available for sale securities, currency translation adjustments, and minimum pension liability, which prior to adoption were reported separately in stockholders’ equity, to be included in other comprehensive income. The accounts of NetSol UK, Limited use British Pounds, NetSol Technologies (Pvt) Ltd., NetSol (Pvt), Ltd., and NetSol Connect Pvt, Ltd. use Pakistan Rupees, NetSol Abraxas Australia Pty, Ltd. uses the Australian dollar as the functional currencies. NetSol Technologies, Inc., and NetSol Altvia, Inc., uses U.S. dollars as the functional currencies. Assets and liabilities are translated at the exchange rate on the balance sheet date, and operating results are translated at the average exchange rate throughout the period. During the year ended June 30, 2004 and 2003, comprehensive income included net translation loss of $299,507 and $380,978, respectively. Other comprehensive loss, as presented on the accompanying consolidated balance sheet in the stockholders’ equity section amounted to $150,210 as of June 30, 2004.

Accounting for Stock-Based Compensation

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, which applies the fair-value method of accounting for stock-based compensation plans. In accordance with this standard, the Company accounts for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees.

In March 2000, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 44 (Interpretation 44), "Accounting for Certain Transactions Involving Stock Compensation." Interpretation 44 provides criteria for the recognition of compensation expense in certain stock-based compensation arrangements that are accounted for under APB Opinion No. 25, Accounting for Stock-Based Compensation. Interpretation 44 became effective July 1, 2000, with certain provisions that were effective retroactively to December 15, 1998 and January 12, 2000. Interpretation 44 did not have any material impact on the Company’s financial statements.

Income Taxes:

Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

As of June 30, 2004, the Company had net federal and state operating loss carry forwards expiring in various years through 2024. During the year ended June 30, 2004, the valuation allowance increased by $1,186,800; primarily due to the net operating loss carry forward. Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when in the opinion of management, utilization is not reasonably assured.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary at June 30, 2004 is as follows:

	Federal	State	Total
Net operating loss carry forward	$18,649,710	$11,724,710
Effective tax rate	32%	8%
Deferred tax asset	5,967,907	937,977	6,905,884
Valuation allowance	(4,407,907)	(547,977)	(4,955,884)
Net deferred tax asset	1,560,000	390,000	1,950,000

Deferred tax liability arising from
non-taxable business combinations	1,560,000	390,000	1,950,000
Net deferred tax liability	$—	$—	$—

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Consolidated Statements of Operations:

	June 30,	June 30,
	2004	2003

Tax expense (credit) at statutory rate-federal	(32)%	(32)%
State tax expense net of federal tax	(8)	(8)
Permanent differences	1	1
Valuation allowance	39	39
Tax expense at actual rate	—	—

Derivative Instruments:

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133, as amended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2000. SFAS No. 133 requires the Company to recognize all derivatives as either assets or liabilities and measure those instruments at fair value. It further provides criteria for derivative instruments to be designated as fair value, cash flow and foreign currency hedges and establishes respective accounting standards for reporting changes in the fair value of the derivative instruments. After adoption, the Company is required to adjust hedging instruments to fair value in the balance sheet and recognize the offsetting gains or losses as adjustments to be reported in net income or other comprehensive income, as appropriate. The Company has complied with the requirements of SFAS 133, the effect of which was not material to the Company’s financial position or results of operations as the Company does not participates in such activities.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of:

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

For goodwill not identifiable with an impaired asset, the Company establishes benchmarks at the lowest level (entity level) as its method of assessing impairment. In measuring impairment, unidentifiable goodwill is considered impaired if the fair value at the lowest level is less than its carrying amount. The fair value of unidentifiable goodwill is determined by subtracting the fair value of the recognized net assets at the lowest level (excluding goodwill) from the value at the lowest level. The amount of the impairment loss is equal to the difference between the carrying amount of goodwill and the fair value of goodwill. In the event that impairment is recognized, appropriate disclosures are made.

Goodwill of a reporting unit is reviewed for impairment if event or changes in circumstances indicated that the carrying amount of its goodwill or intangible assets may not be recoverable. Impairment of reporting unit goodwill is valuated based on a comparison of the reporting unit's carrying value to the implied fair value of the reporting unit. Conditions that indicate that impairment of goodwill includes a sustained decrease in the market value of the reporting unit or an adverse change in the business climate.

As of June 30, 2004 and 2003, the Company evaluated the valuation of goodwill based upon the performance and market value of  NetSol USA and NetSol UK, respectively. The Company determined the goodwill is impaired and recorded the impairment of $203,312 and $393,388 at June 30, 2004 and 2003, respectively, in the accompanying consolidated financial statements.

Reporting segments:

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. The Company allocates its resources and assesses the performance of its sales activities based upon geographic locations of its subsidiaries (Note 13).

New Accounting Pronouncements:

In March 2003, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." This Statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company does not expect to adopt SFAS No. 123. The proforma information regarding net loss and loss per share, pursuant to the requirements of FASB 123 for the year end June 30, 2004 has been presented in Note 9.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, ("SFAS No. 150"). SFAS No. 150 establishes standards for how an issuer classifies and measurers in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with SFAS No. 150, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS No. 150 shall be effective for financial instruments entered into or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 does not have a material effect on the earnings or financial position of the Company.

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities

Reclassifications:

For comparative purposes, prior year’s consolidated financial statements have been reclassified to conform with report classifications of the current year.

NOTE 3 - MAJOR CUSTOMERS

The Company is a strategic business partner for DaimlerChrysler (which consists of a group of many companies), which accounts for approximately 20% of revenue for the years ended June 30, 2004 and 2003. No other individual client represents more than 10% of the revenue for the fiscal year ended June 30, 2004 and 2003.

NOTE 4 - OTHER CURRENT ASSETS

Other current assets consist of the following as of June 30, 2004:

Prepaid Expenses	$228,479
Advance Income Tax	79,302
Employee Advances	21,759
Security Deposits	15,267
Other Receivables	42,097
Other	10,134
Total	$397,038

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment, net, consist of the following at June 30, 2004:

Office furniture and equipment	$491,397
Computer equipment	2,131,891
Web-site development	167,305
Assets under capital leases	535,142
Building	1,096,639
Construction in process	1,835,436
Land	178,578
Autos	61,712
Improvements	197,391
Subtotal	6,695,491
Accumulated depreciation and amortization	(2,491,911)
$4,203,580

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2003 and 2002, fixed asset depreciation and amortization expense totaled $520,750 and $474,596, respectively. Of these amounts, $355,954 and $287,235, respectively, are reflected as part of cost of goods sold. Accumulated depreciation and amortization for assets under capital leases amounted to $335,156 and $372,623 at June 30, 2004 and 2003, respectively.

NOTE 6 - INTANGIBLE ASSETS

Intangible assets consist of the following at June 30, 2004:

	Product Licenses	Customer Lists	Goodwill	Total
Intangible asset - June 30, 2003	$4,894,838	$1,977,877	$1,369,923	$8,242,638
Additions	650,676	—	—	650,676
Effect of translation adjustment	(4,298)	—	—	(4,298)
Accumulated amortization	(3,131,357)	(1,336,308)		(4,467,665)
Impairment of Goodwill	—	—	(203,312)	(203,312)
Net balance - June 30, 2004	$2,409,859	$641,569	$1,166,611	$4,218,039

Amortization expense:
Year ended June 30, 2004	$803,629	$315,665	$—	$1,119,294
Year ended June 30, 2003	$726,630	$316,015	$—	$1,042,645

Impairment of goodwill:
Year ended June 30, 2004			$203,312	$203,312
Year ended June 30, 2003			$393,388	$393,388

At June 30, 2004 and 2003, product licenses, renewals, enhancements, copyrights, trademarks, and tradenames, included unamortized software development and enhancement costs of $908,508 and $562,659, respectively, as the development and enhancement is yet to be completed. Software development amortization expense was $97,744 and $46,504 for the years ended June 30, 2004 and June 30, 2003, respectively.

Effective July 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," ("SFAS 142"). SFAS 142 requires that goodwill no longer be amortized and that it be assessed for impairment on an annual basis. The Company is evaluating any accounting effect, if any, arising from the recently issued SFAS No. 142, "Goodwill and Other Intangibles" on the Company's financial position or results of operations.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - CERTIFICATE OF DEPOSIT HELD AS COLLATERAL

In April 2004, the Company renewed its Directors and Officers Insurance and as part of the financing agreement was required to purchase a Certificate of Deposit (“CD”) for $121,163 as collateral for the financing. The CD is held until the loan for the insurance has been paid. This amount is included in the Certificates of Deposit on the accompanying balance sheet.

NOTE 8 - DEBTS

NOTES PAYABLE

Notes payable consist of the following at June 30, 2004:

	Balance at	Current	Long-Term
Name	6/30/04	Maturities	Maturities
A. Cowler Settlement	146,516	65,160	81,356
H. Smith Settlement	199,321	199,321	—
Barclay's Settlement	16,598	16,598	—
A. Zaman Settlement	26,300	18,000	8,300
D&O Insurance	58,942	58,942	—
Subsidiary capital leases	35,064	35,064	—
Subsidiary notes payable	410,728	410,728	—

	893,469	803,813	89,656

On September 25, 2002 the Company signed a settlement agreement with Adrian Cowler ("Cowler") and Surrey Design Partnership Ltd. The Company agreed to pay Cowler £218,000 pound sterling or approximately $320,460 USD including interest, which the Company has recorded as a note payable in the accompanying consolidated financial statements. The agreement calls for monthly payments of £3,000 until March 2004 and then £4,000 per month until paid. The balance as of June 30, 2003, was $185,424. During the year ended June 30, 2004, the Company paid £60,445 or $86,857 and accrued $23,788 in interest. In addition, the Company adjusted the amount due in USD to reflect the change in exchange rates from when the settlement was reached in 2002. As a result $24,161 was recorded to translation loss. As of June 30, 2004, the balance was $146,516. Of this amount, $65,160 has been classified as a current liability and $81,356 as long-term liability in the accompanying financial statements.

In November 2002, the Company signed a settlement agreement with Herbert Smith for £171,733 or approximately $248,871, including interest. The Company agreed to pay $10,000 upon signing of the agreement, $4,000 per month for twelve months, and then $6,000 per month until paid. The balance owing at June 30, 2003 was $164,871. During the year ended June 30, 2004, the Company paid £41,044 or $73,000. In addition, the Company adjusted the amount due in USD to reflect the change in exchange rates from when the settlement was reached in 2002. As a result $107,450 was recorded to translation loss. As of June 30, 2004, the balance was $199,321. The entire balance has been classified as current and is included in "Current maturities of notes and obligations under capitalized leases" in the accompanying consolidated financial statements.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In December 2001, as part of the winding up of Network Solutions Ltd. the parent agreed to assume the note payable of one of the major creditors, Barclay’s Bank PLC of £130,000 or $188,500 USD. In November 2002, the parties agreed upon a settlement agreement whereby the Company would pay £1,000 per month for twelve months and £2,000 per month thereafter until paid. During the fiscal year ended June 30, 2003, the Company paid approximately £2,000 or $3,336. The balance owing at June 30, 2003 was $185,164. During the year ended June 30, 2004, the Company paid £66,000 or $69,421. During the quarter ended March 31, 2004, the Company entered into a settlement agreement with Barclay’s whereby Barclay’s agreed to accept £69,000 or $79,098 as payment in full. As a result the Company recorded a gain on the reduction of debt in the amount of $99,146. As of June 30, 2004, £60,000 or $62,500 has been paid on the settlement amount with the balance of £9,000 or $16,598 due by July 2, 2004. The entire balance has been classified as current and is included in "Current maturities of notes and obligations under capitalized leases" in the accompanying consolidated financial statements.

In June 2002, the Company signed a settlement agreement with a former consultant for payment of past services rendered. The Company agreed to pay the consultant a total of $75,000. The agreement calls for monthly payments of $1,500 per month until paid. The balance owing at June 30, 2003 was $53,300.

During the current fiscal year the Company paid $22,000. As of June 30, 2004, the balance was $26,300, of this amount $18,000 has been classified as a current liability in the accompanying consolidated financial statements.

In January 2004, the Company renewed its director’s and officer liability insurance for which the annual premium is $167,000. In April 2004, the Company arranged financing with AFCO Credit Corporation with a down payment of $50,100 with the balance to be paid in monthly installments. As part of this financing agreement, the Company is required to hold a certificate of deposit in the amount of $121,163 as collateral, Note 7).
.
As part of the purchase of Altvia in May 2003, the Company was required to pay $45,000 as a note payable. During the six months ended December 31, 2003, the Company paid the entire balance of $45,000.

On August 20, 2003, the Company entered into a loan agreement with an accredited non-U.S. investor. Under the terms of the loan, the Company borrowed $500,000 from the investor. The note has an interest rate of 8% per annum. The note was due on a date that is one hundred (120) days from the issuance date. In the event of default by the Company only, the principal of the note is convertible into shares of common stock at $1.75 per share. As the conversion price per share was less than the20-day average market value of the stock, the Company recorded an expense of $96,207 for the beneficial conversion feature of the note. The convertible debenture was issued in reliance on an exemption available from registration under Regulation S of the Securities Act of 1933, as amended. On December 16, 2003, the note holder converted the note into 285,715 shares of the Company’s common stock.

A former officer of NetSol USA loaned funds to the subsidiary totaling $104,088. The loan was due-on-demand, carried no interest and was unsecured. This amount was written-off from the Company’s books and a gain was recognized.

On December 24, 2003, the Company entered into a loan agreement with an accredited non-U.S. investor. Under the terms of the loan, the Company borrowed $250,000 from the investor. The note has an interest rate of 6% per annum. The note is due six months from the issuance date. On January 1, 2004, the agreement was modified to include a conversion feature to the note. In the event of default by the Company only, the principal of the note is convertible into shares of common stock at $1.85 per share, and 100,000 warrants at the exercise price of $3.00 which expire one year from the conversion date, and 100,000 warrants at an exercise price of $5.00 per share which expire six months from the conversion date. The convertible debenture was issued in reliance on an exemption available from registration under Regulation S of the Securities Act of 1933, as amended. As the conversion price per share is more the than 20-day average market price, no beneficial conversion feature expense will be recorded. During the quarter ended March 31, 2004, the loan was converted into 135,135 shares of the Company’s common stock.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 17, 2003, the Company entered into a loan agreement with an accredited non-U.S. investor, Sovereign Holdings. Under the terms of the loan, the Company borrowed $100,000 from the investor. The note has an interest rate of 6% per annum. The note is due on a date that is six months from the issuance date. In the event of default by the Company only, the note is convertible into shares of common stock at $1.95 per share, and 51,282 warrants at the exercise price of $3.25 per share which expire one year from the conversion date. The note was issued in reliance on an exemption available from registration under Regulation S of the Securities Act of 1933, as amended. On March 24, 2004, the loan was converted into 51,282 shares of the Company’s common stock. In June 2004, an addition 5,861 shares of the Company’s common stock were issued for interest valued at $11,429.

In addition, the various subsidiaries had current capital leases of $35,064 and long-term notes of $473,887 as of June 30, 2004.

The current maturity of notes payable, including capital lease obligations, is as follows:

Year ending June 30, 2005	$803,813	(current)
Year ending June 30, 2006	73,460	(long-term)
Year ending June 30, 2007	16,196	(long-term)

Total	$893,469

LOANS PAYABLE - BANK

The Company’s Pakistan subsidiary, NetSol Technologies (Private) Ltd., has three loans with a bank, secured by the Company’s assets. These notes consist of the following as of June 30, 2004:

TYPE OF	MATURITY	INTEREST	BALANCE
LOAN	DATE	RATE	USD

Export Refinance	Every 6 months	4%	$334,190
Term Loan	April 20, 2005	10%	38,989
Line of Credit	On Demand	8%	85,682

Total			$458,861

NOTE 9 - STOCKHOLDERS’ EQUITY

Initial Public Offering:

On September 15, 1998, the Company completed the sale of its minimum offering of shares in its initial public offering which generated gross proceeds of $1,385,647 from the sale of 50,200 shares of common stock and 929,825 warrants, each warrant to purchase one share of the Company’s common stock at an exercise price of $6.50 for a term of five years. The remaining unexercised warrants of 51,890 expired on September 15, 2003.

Business Combinations:

Altvia Technologies, Inc.

On May 20, 2003, the Company issued 212,000 Rule 144 restricted common shares in exchange for all the assets and certain liabilities of Altvia Technologies, Inc., a Delaware corporation in an Asset Purchase Agreement. The shares were valued at the time of the purchase at $212,000 or $1.00 per share. Proforma financial statements are not presented, as the net assets and the operations of Altvia Technologies, Inc. were insignificant prior to the merger.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

An additional 100,000 shares were issued to Altvia in February 2004 as part of the purchase agreement for sales milestones achieved.

Pearl Treasury System Ltd

In October 2003, the Company entered into an agreement to acquire the Pearl Treasury System Ltd, a United Kingdom company ("Pearl"). This acquisition required the Company to issue up to 60,000 shares of common stock to the shareholders of Pearl Treasury System, Ltd. The shares were valued at the time of the purchase at $166,860 or $2.78 per share. On December 16, 2003, the initial shares of 41,700, valued at $115,968 due at the signing of the agreement were issued by the Company. In April 2004, the remaining 18,300 shares were issued upon the completion of the software delivery warranties valued at $50,892. The shares used to acquire this asset were issued in reliance on an exemption available from registration under Regulation S of the Securities Act of 1933, as amended. Proforma financial statements are not presented, as the net assets and the operations of Pearl were insignificant prior to the merger.

Private Placements

In July 2003, the Company sold 1,026,824 shares of the Company’s common stock in a private placement transaction. Maxim Group, LLC in New York acted as the placement agent for the transaction. The total funds raised were $1,215,000 with approximately $102,950 in placement fees, commissions, and other expenses paid from the escrow of the sale for a net of $1,102,050. An SB-2 registration statement was filed on October 15, 2003 to register the shares for the selling shareholders in this transaction. The investors included 12 individual accredited investors with no prior ownership of the Company’s common stock.

In May 2004, the Company sold 386,363 shares of the Company’s common stock in a private placement transaction. Maxim Group, LLC in New York acted as the placement agent for the transaction. The total funds raised were $850,000 with approximately $103,300 in placement fees, commissions, and other expenses paid from the escrow of the sale.  In addition, the Company issued 243,182 warrants in connection with the sale. The warrants expire in five years and have an exercise price of $3.30 per share. The warrants were valued using the fair value method at $230,413 or $1.41 per share and recorded it against the proceed of the financing in the accompanying consolidated financial statements. Net proceeds of the financing was $516,207. The investors included 9 individual accredited investors with no prior ownership of the Company’s common stock. An SB-2 was filed on June 15, 2004 to register these shares.

During the year ended June 30, 2003, the Company sold 459,770 shares of common stock for $365,219 through private placement offerings pursuant to Rule 506 of Regulation D of the Securities and Exchange Act of 1933. The private placements were intended to be exempt from the registration provisions of the Securities and Exchange Commission Act of 1933 under Regulation D.

Services

During the years ended June 30, 2004 and 2003, the Company issued 3,613 and 93,400 restricted Rule 144 common shares in exchange for accrued compensation and services rendered, respectively. The Company recorded compensation expense of $9,000 and $39,200 for the years ended June 30, 2004 and 2003, respectively. Compensation expense was calculated based upon the fair market value of the freely trading shares as quoted on NASDAQ through 2004 and 2004, over the service period.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In February 2003, the Board of Directors and officers were granted the right to receive 5,000 shares of the Company’s common stock if certain conditions were met during their 2003 - 2004 term of office. These conditions were met and a total of 45,000 restricted Rule 144 common shares were issued in June 2004. The shares were valued at the fair market value at the date of grant of $39,240 or $0.87 per share.

Issuance of shares for Conversion of Debt and Settlement of Litigation

During the year ended June 30, 2004, a total of 123,350 shares of the Company’s common stock, valued at $209,200, were issued to three investors as reimbursement for debts of the Company paid by the investors. In addition, three convertible notes payable of $850,000 plus $11,429 of interest was converted into 477,993 shares of the Company’s common stock (see Note 8).

During the year ended June 30, 2003, the outstanding balance of $25,000 in debt was converted into 71,429 restricted Rule 144 common shares.

During the year ended June 30, 2004 and 2003, the Company issued 45,195 and 40,000 shares of common stock in settlement of litigation, respectively. The shares were valued at $135,135 and $50,000, respectively.

Options and Warrants Exercised

During the years ended June 30, 2004 and 2003, the Company issued 1,067,309 and 954,983 shares of its common stock upon the exercise of stock options valued at $957,892 and $809,566, respectively; of this amount $290,000 is has not been received as of June 30, 2004 and is included in Stock Subscription Receivable in the accompany consolidated financial statements. The exercise price ranged from $0.75 and $1.50 per share.

During the years ended June 30, 2004 and 2003, the Company issued 390,000 and 60,000 shares of its common stock upon the exercise of warrants valued at $487,500 and $36,000, respectively.

Stock Subscription Receivable

Stock subscription receivable represents stock options exercised and issued that the Company has not yet received the payment from the purchaser as they were in processing when the quarter ended.

The balance at June 30, 2003 was $84,900, of this $41,250 was received in the quarter ended September 30, 2003.

During the year ended June 30, 2004, four officers of the Company had exercised options with receivables valued at $207,559. Interest is being accrued on these loans at 6% per annum and was $7,071 at June 30, 2004.

At June 30, 2004, the Company had receivables from three employees and one investor for options exercised totally $290,000.
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On November 28, 2003, the Company agreed to loan the Chief Financial Officer (CFO) and Chairman of the Company, $80,417 for the purpose of purchasing 67,223 shares of the Company’s common stock through the exercise of a stock option previously granted to the officer on February 16, 2002. On March 31, 2004, the Company loaned the officer and additional $25,000 to purchase 10,000 shares of the Company’s common stock through the exercise of a stock option previously granted to the officer on February 16, 2002. In addition, in June 2004, accrued wages in the amount of $12,500 was applied to the officer’s loan. At June 30, 2004, the loan balance for the officer was $92,917 and accrued interest was $3,154.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On November 28, 2003, the Company agreed to loan the Chief Executive Officer (CEO) of the Company, $48,335 for the purpose of purchasing 41,557 shares of the Company’s common stock through the exercise of a stock option previously granted to The officer on February 16, 2002. In addition, in June 2004, accrued wages in the amount of $9,636 was applied to The officer’s loan. At June 30, 2004, the loan balance for The officer was $38,699 and accrued interest was $1,661.

On November 28, 2003, the Company agreed to loan the President, of the Company, $72,221 for the purpose of purchasing 57,777 shares of the Company’s common stock through the exercise of a stock option previously granted to The officer on February 16, 2002. In addition, in June 2004, accrued wages in the amount of $39,928 was applied to The officer’s loan. At June 30, 2004, the loan balance for The officer was $32,293 and accrued interest was $2,255.

On November 28, 2003, the Company agreed to loan the Vice-President of the Company, $20,000 for the purpose of purchasing 20,000 shares of the Company’s common stock through the exercise of a stock option previously granted to the officer on February 16, 2002. In January 2004, the officer terminated his employment with the Company and the balance owed, including $210 in interest, was applied to his severance pay and deemed fully paid.

All of the loans, which were immediately available, bear an interest at the rate of six percent per annum, have a term of two-years and is payable in deferred salary or cash. Principal and accrued interest is due and payable at the expiration of the loan term. The shares of the Company’s common stock acquired with the loan proceeds secure repayment of the loan. These shares will be held in escrow for the benefit of the Company pending repayment or substitution of additional or different collateral in form and amount satisfactory to the Company.

Treasury Stock

During the year ended June 30, 2004, the Company purchased 10,000 shares of its common stock on the open market for $21,457 as treasury shares.

Common Stock Purchase Warrants and Options

From time to time, the Company issues options and warrants as incentives to employees, officers and directors, as well as to non-employees.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Common stock purchase options and warrants consisted of the following as of June 30, 2004:

		Exercise	Options and	Exercise
	Options	Price	Warrants	Price
Outstanding and exercisable, June 30, 2003	1,132,898	$.75 to $5.00	840,000	$0.50 to $5.00
Granted	2,337,578	$1.00 to $5.00	243,182	$2.20 to $3.30
Exercised	(1,067,309)	$0.75 to $2.50	(390,000)	$0.50 to $1.75
Expired	(640,890)	$7.20 to $24.75	—
Outstanding and exercisable, June 30, 2004	1,762,277		693,182

During the year ended June 30, 2004, 2,087,578 options were granted to employees and officers of the company and are fully vested and expire ten years from the date of grant unless the employee terminates employment, in which case the options expire within 30 days of their termination. In addition, on March 26, 2004, 250,000 option shares were granted to the members of the Board of Directors. These options vest over a period of two years.

In compliance with FAS No. 148, the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation plan as defined by APB No. 25 and has made the applicable disclosures below.

Had the Company determined employee stock based compensation cost based on a fair value model at the grant date for its stock options under SFAS 123, the Company's net earnings per share would have been adjusted to the pro forma amounts for years ended June 30, 2004 and 2003 as follows:

	2004	2003

Net loss - as reported	$(2,512,210)	$(2,137,506)
Stock-based employee compensation expense,
included in reported net loss, net of tax	—	—

Total stock-based employee compensation
expense determined under fair-value-based
method for all rewards, net of tax	(2,859,750)	(355,059)

Pro forma net loss	$(5,829,725)	$(2,492,565)

Earnings per share:
Basic and diluted, as reported	(0.38)	(0.47)
Basic and diluted, pro forma	(0.74)	(0.55)

Pro forma information regarding the effect on operations is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. Pro forma information using the Black-Scholes method at the date of grant based on the following assumptions:

	2004	2003
Expected life (years)	10 years	5-10 years
Risk-free interest rate	3.25%	6.0%
Dividend yield	—	—
Volatility	100%	114%

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In addition, the Company issued 243,182 warrants in connection with the sale of stock under a private placement agreement. The warrants expire in five years and have an exercise price of $3.30 per share. The warrants were valued using the fair value method at $230,413 or $1.41 per share and recorded the expense in the accompanying consolidated financial statements. The Black-Scholes option pricing model used the following assumptions:

Risk-free interest rate	3.25%
Expected life	5 years
Expected volatility	100%
Dividend yield	0%

NOTE 10 - INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

The 1997 Plan

On April 1, 1997, the Company adopted an Incentive and Non-statutory Stock Option Plan (the "1997 Plan") for its employees and consultants under which a maximum of 100,000 options may be granted to purchase common stock of the Company. Two types of options may be granted under the Plan: (1) Incentive Stock Options (also known as Qualified Stock Options) which may only be issued to employees of the Company and whereby the exercise price of the option is not less than the fair market value of the common stock on the date it was reserved for issuance under the Plan; and (2) Non-statutory Stock Options which may be issued to either employees or consultants of the Company and whereby the exercise price of the option is less than the fair market value of the common stock on the date it was reserved for issuance under the plan. Grants of options may be made to employees and consultants without regard to any performance measures. All options listed in the summary compensation table ("Securities Underlying Options") were issued pursuant to the Plan. An additional 4,000 Incentive Stock Options were issued to a non-officer-stockholder of the Company. All options issued pursuant to the Plan vest over an 18 month period from the date of the grant per the following schedule: 33% of the options vest on the date which is six months from the date of the grant; 33% of the options vest on the date which is 12 months from the date of the grant; and 34% of the options vest on the date which is 18 months from the date of the grant. All options issued pursuant to the Plan are nontransferable and subject to forfeiture.

The number and exercise prices of options granted under the 1997 Plan for the years ended June 30, 2004 and 2003 are as follows:

		Exercise		Exercise
	2004	Price	2003	Price
Outstanding and exercisable, beginning of year	9,000	$7.20	9,000	$7.20
Granted	—	—	—	—
Exercised	—	—	—	—
Expired	(9,000)	$7.20	—	—
Outstanding and exercisable, end of year	—		9,000	$7.20

During the year ended June 30, 2004, all outstanding options in this plan expired.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The 1999 Plan

On May 18, 1999, the Company enacted an Incentive and Non-statutory Stock Option Plan (the "1999 Plan") for its employees, directors and consultants under which a maximum of 1,000,000 options may be granted to purchase common stock of the Company. Two types of options may be granted under the Plan: (1) Incentive Stock Options (also known as Qualified Stock Options) which may only be issued to employees of the Company and whereby the exercise price of the option is not less than the fair market value of the common stock on the date it was reserved for issuance under the Plan; and (2) Non-statutory Stock Options which may be issued to either employees or consultants of the Company and whereby the exercise price of the option is less than the fair market value of the common stock on the date it was reserved for issuance under the plan. Grants of options may be made to employees, directors and consultants without regard to any performance measures. All options issued pursuant to the Plan are nontransferable and subject to forfeiture.

Any Option granted to an Employee of the Corporation shall become exercisable over a period of no longer than ten (10) years and no less than twenty percent (20%) of the shares covered thereby shall become exercisable annually. No Incentive Stock Option shall be exercisable, in whole or in part, prior to one (1) year from the date it is granted unless the Board shall specifically determine otherwise, as provided herein. In no event shall any Option be exercisable after the expiration of ten (10) years from the date it is granted, and no Incentive Stock Option granted to a Ten Percent Holder shall, by its terms, be exercisable after the expiration of ten (10) years from the date of the Option. Unless otherwise specified by the Board or the Committee in the resolution authorizing such option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

The number and exercise prices of options granted under the 1999 Plan for the year ended June 30, 2004 and 2003 are as follows:

		Exercise		Exercise
	2004	Price	2003	Price
Outstanding and exercisable, beginning of year	631,890	$24.75	631,890	$24.75
Granted	—	—	—	—
Exercised	—	—	—	—
Expired	(631,890)	$24.75	—	—
Outstanding and exercisable, end of year	—		631,890	$24.75

During the year ended June 30, 2004, all outstanding options in this plan expired.

The 2001 Plan

On March 27, 2002, the Company enacted an Incentive and Non-statutory Stock Option Plan (the "2001 Plan") for its employees and consultants under which a maximum of 2,000,000 options may be granted to purchase common stock of the Company. Two types of options may be granted under the Plan: (1) Incentive Stock Options (also known as Qualified Stock Options) which may only be issued to employees of the Company and whereby the exercise price of the option is not less than the fair market value of the common stock on the date it was reserved for issuance under the Plan; and (2) Non-statutory Stock Options which may be issued to either employees or consultants of the Company and whereby the exercise price of the option is less than the fair market value of the common stock on the date it was reserved for issuance under the plan. Grants of options may be made to employees and consultants without regard to any performance measures. All options issued pursuant to the Plan are nontransferable and subject to forfeiture.

Any Option granted to an Employee of the Corporation shall become exercisable over a period of no longer than ten (10) years and no less than twenty percent (20%) of the shares covered thereby shall become exercisable annually. No Incentive Stock Option shall be exercisable, in whole or in part, prior to one (1) year from the date it is granted unless the Board shall specifically determine otherwise, as provided herein. In no event shall any Option be exercisable after the expiration of ten (10) years from the date it is granted, and no Incentive Stock Option granted to a Ten Percent Holder shall, by its terms, be exercisable after the expiration of ten (10) years from the date of the Option. Unless otherwise specified by the Board or the Committee in the resolution authorizing such option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The number and exercise prices of options granted under the 2001 Plan for the years ended June 30, 2004 and 2003 are as follows:

		Exercise		Exercise
	2004	Price	2003	Price
Outstanding and exercisable, beginning of year	398,408	$0.75 to $2.50	887,908	$0.25 to $1.25
Granted	555,913	$0.75 to $2.50	389,083	$0.75 to $2.50
Exercised	(764,544)	$0.75 to $2.50	(878,583)	$0.25 to $1.25
Expired	—	—	—	—
Outstanding and exercisable, end of year	189,777	$0.75 to $2.50	398,408	$0.75 to $2.50

The 2002 Plan

In January 2003, the Company enacted an Incentive and Non-statutory Stock Option Plan (the "2002 Plan") for its employees and consultants under which a maximum of 2,000,000 options may be granted to purchase restricted Rule 144 common stock of the Company. Two types of options may be granted under the Plan: (1) Incentive Stock Options (also known as Qualified Stock Options) which may only be issued to employees of the Company and whereby the exercise price of the option is not less than the fair market value of the common stock on the date it was reserved for issuance under the Plan; and (2) Non-statutory Stock Options which may be issued to either employees or consultants of the Company and whereby the exercise price of the option is less than the fair market value of the common stock on the date it was reserved for issuance under the plan. Grants of options may be made to employees and consultants without regard to any performance measures. All options issued pursuant to the Plan are nontransferable and subject to forfeiture.

Any Option granted to an Employee of the Corporation shall become exercisable over a period of no longer than ten (10) years and no less than twenty percent (20%) of the shares covered thereby shall become exercisable annually. No Incentive Stock Option shall be exercisable, in whole or in part, prior to one (1) year from the date it is granted unless the Board shall specifically determine otherwise, as provided herein. In no event shall any Option be exercisable after the expiration of ten (10) years from the date it is granted, and no Incentive Stock Option granted to a Ten Percent Holder shall, by its terms, be exercisable after the expiration of ten (10) years from the date of the Option. Unless otherwise specified by the Board or the Committee in the resolution authorizing such option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

The number and weighted average exercise prices of options granted under the 2002 Plan for the year ended June 30, 2004 and 2003 are as follows:

		Exercise		Exercise
	2004	Price	2003	Price
Outstanding and exercisable, beginning of year	93,600	$0.75 to $2.50	—	—
Granted	1,331,665	$1.00 to $5.00	170,000	$0.75 to $2.50
Exercised	(302,765)	$0.75 to $2.50	(76,400)	$0.25 to $1.25
Expired	—	—	—	—
Outstanding and exercisable, end of year	1,122,500	$0.75 to $5.00	93,600	$0.75 to $2.50

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The 2003 Plan

In March 2004, the Company enacted an Incentive and Non-statutory Stock Option Plan (the "2002 Plan") for its employees and consultants under which a maximum of 2,000,000 options may be granted to purchase restricted Rule 144 common stock of the Company. Two types of options may be granted under the Plan: (1) Incentive Stock Options (also known as Qualified Stock Options) which may only be issued to employees of the Company and whereby the exercise price of the option is not less than the fair market value of the common stock on the date it was reserved for issuance under the Plan; and (2) Non-statutory Stock Options which may be issued to either employees or consultants of the Company and whereby the exercise price of the option is less than the fair market value of the common stock on the date it was reserved for issuance under the plan. Grants of options may be made to employees and consultants without regard to any performance measures. All options issued pursuant to the Plan are nontransferable and subject to forfeiture.

Any Option granted to an Employee of the Corporation shall become exercisable over a period of no longer than ten (10) years and no less than twenty percent (20%) of the shares covered thereby shall become exercisable annually. No Incentive Stock Option shall be exercisable, in whole or in part, prior to one (1) year from the date it is granted unless the Board shall specifically determine otherwise, as provided herein. In no event shall any Option be exercisable after the expiration of ten (10) years from the date it is granted, and no Incentive Stock Option granted to a Ten Percent Holder shall, by its terms, be exercisable after the expiration of ten (10) years from the date of the Option. Unless otherwise specified by the Board or the Committee in the resolution authorizing such option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

The number and weighted average exercise prices of options granted under the 2003 Plan for the year ended June 30, 2004 are as follows:

		Exercise
	2004	Price
Outstanding and exercisable, beginning of year	—	—
Granted	450,000	$2.64 to $5.00
Exercised	—	—
Expired	—	—
Outstanding and exercisable, end of year	450,000	$2.64 to $5.00

NOTE 11 - CONVERTIBLE DEBENTURE

On March 24, 2004, the Company entered into an agreement with several investors for a Series A Convertible Debenture (the "Bridge Loan") whereby a total of $1,200,000 in debentures were procured through Maxim Group, LLC. The Company received a net of $1,049,946 after placement expenses. In addition, the beneficial conversion feature of the debenture was valued at $300,000. The Company has recorded this as a contra-account against the loan balance and is amortizing the beneficial conversion feature over the life of the loan. The net balance at June 30, 2004, is $937,500.

Under the terms of the Bridge Loan agreements, and supplements thereto, the debentures bear interest at the rate of 10% per annum, payable on a quarterly basis in common stock or cash at the election of the Company. The maturity date is 24 months from the date of signing, or March 26, 2006. The debentures are to be converted at the rate of $1.86 and are automatically converted on the closing of at least $2,200,000 in additional financing (the "Qualified Financing"), inclusive of the Bridge Loan.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Leases

The Company entered in to a lease agreement for its corporate office in the US beginning September 23, 2002. The term of the lease is on month-to-month basis with either party entitled to terminate it after February 20, 2003. In December 2003, the moved its headquarters from its previous facility to one with approximately 1,919 rentable square feet and a monthly rent of $3,934 per month, the previous location had a monthly rent of $2,993 per month. The term of the lease is for two years and expires on December 31, 2005. A security deposit of $3,934 was made and is included in other current assets in the accompanying consolidated financial statements.

The facilities in Maryland were on a month-to-month basis rented at the rate of $1,200 per month. In July 2004 the Maryland office moved to a new location to one with approximately 1,380 rentable square feet and a monthly rent of $2,530. The term of the lease is for three years and expires on June 30, 2007. A security deposit of $2,530 was made and is included in other current assets in the accompanying consolidated financial statements.

The Australia lease is a three-year lease that expires in September 2007 and currently is rented at the rate of $1,380 per month. UK operations are currently conducted in leased premises operating on a month-to-month basis with current rental costs of approximately $3,000 per month.

Upon expiration of its leases, the Company does not anticipate any difficulty in obtaining renewals or alternative space. Rent expense amounted to $220,261 and $215,000 for the years ended June 30, 2004 and 2003, respectively.

Lahore Technology Campus

The newly built Technology Campus was inaugurated in Lahore, Pakistan in May 2004. This facility consists of 40,000 square feet of computer and general office space. This facility is state of the art, purpose-built and fully dedicated for IT and software development; the first of its kind in Pakistan. Title to this facility is held by NetSol Technologies Pvt. Ltd., and is not subject to any mortgages. The Company also signed a strategic alliance agreement with the IT ministry of Pakistan to convert the technology campus into a technology park. By this agreement, the IT ministry would invest nearly 10 million Rupees (approximately $150,000) to install fiber optic lines and improve the bandwidth for the facility. NetSol has relocated its over 250 employees into this new facility.

Employment Agreements

Effective January 1, 2004, the Company entered into an employment agreement with Naeem Ghauri as Chief Executive Officer. The agreement is for a base term of three years, and continues thereafter on an at will basis until terminated by either NetSol or Mr. Ghauri. The agreement provides for a yearly salary of 110,000 pounds sterling. The agreement also provides for such additional compensation as the Board of Directors determines is proper in recognition of Mr. Ghauri's contributions and services to the Company. In addition, the agreement provides Mr. Ghauri with options to purchase up to 100,000 shares of common stock at an exercise price of $2.21, 100,000 shares at an exercise price of $3.75 and 50,000 shares at an exercise price of $5.00. These options vest at the rate of 25% per quarter and are fully vested on December 31, 2004. These options expire on December 31, 2008. Mr. Ghauri also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Effective January 1, 2004, the Company entered into an employment agreement with Najeeb Ghauri as Chief Financial Officer. The agreement is for a base term of three years, and continues thereafter on an at will basis until terminated by either NetSol or Mr. Ghauri. The agreement provides for a yearly salary of $200,000. The agreement also provides for such additional compensation as the Board of Directors determines is proper in recognition of Mr. Ghauri's contributions and services to the Company. In addition, the agreement provides Mr. Ghauri with options to purchase up to 100,000 shares of common stock at an exercise price of $2.21, 100,000 shares at an exercise price of $3.75 and 50,000 shares at an exercise price of $5.00. These options vest at the rate of 25% per quarter and are fully vested on December 31, 2004. These options expire on December 31, 2008. Mr. Ghauri also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009.

Effective January 1, 2004, the Company entered into an employment agreement with Salim Ghauri as the President and Chief Executive Officer the Company’s Pakistan subsidiary. The agreement is for a base term of three years, and continues thereafter on an at will basis until terminated by either the Company or Mr. Ghauri. The agreement provides for a yearly salary of $110,000. The agreement also provides for such additional compensation as the Board of Directors determines is proper in recognition of Mr. Ghauri's contributions and services to the Company. In addition, the agreement provides Mr. Ghauri with options to purchase up to 100,000 shares of common stock at an exercise price of $2.21, 100,000 shares at an exercise price of $3.75 and 50,000 shares at an exercise price of $5.00. These options vest at the rate of 25% per quarter and are fully vested on December 31, 2004. These options expire on December 31, 2008. Mr. Ghauri also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009.

Effective January 1, 2004, the Company entered into an employment agreement with Patti L. W. McGlasson as legal counsel. The agreement provides for a yearly salary of $82,000. Ms. McGlasson also received options to purchase up to 10,000 shares of common stock at an exercise price equal to the lesser of $2.30 or the market price of the shares on the date of exercise less $2.00. These options vest at the rate of 25% per quarter and are exercisable until December 31, 2008. Effective March 26, 2004, Ms. McGlasson was elected to the position of Secretary. In connection with her role as Secretary, Ms. McGlasson received options to purchase up to 10,000 shares of common stock at $3.00 per share. These options vest at the rate of 25% per quarter and are exercisable until December 31, 2008. Ms. McGlasson also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009.

All of the above agreements provide for certain Company-paid benefits such as employee benefit plans and medical care plans at such times as the Company may adopt them. The agreements also provide for reimbursement of reasonable business-related expenses and for two weeks of paid vacation. The agreements also provide for certain covenants concerning non-competition, non-disclosure, indemnity and assignment of intellectual property rights.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Litigation

Herbert Smith, a former attorney representing the Company, commenced a collection proceeding against the Company in the High Court of Justice, Queen’s Bench Division, on July 31, 2002, claiming the Company owed a sum certain to it. The Company had signed an engagement letter dated October 18, 2000. Herbert Smith ("HS") was hired to proceed against Surrey Design Partnership Ltd. HS claimed the Company owed 171,733 pounds sterling or approximately $248,871 USD. This sum includes interest in the amount of 8% per annum and has been recorded as a note payable on the accompanying consolidated financial statements (see note 8). On November 28, 2002, a Consent Order was filed with the Court agreeing to a payment plan, whereby the Company is to pay $10,000 USD upon signing of the agreement, $4,000 USD a month for one year and $6,000 USD, per month thereafter until the debt is paid. During the years ended June 30, 2004 and 2003 the Company paid $73,000 and $26,000, respectively on this note.

On May 23, 2002, Allied Interstate Inc. filed a lawsuit for breach of contract, open book account, account stated, and reasonable value against the Company. Allied was assigned the claim from SuperNet AG, a subsidiary of NetSol which was acquired from Florian Zgunea and Leonard Metcsh in Frankfurt Germany in May 2000. After almost two years, SuperNet failed to produce any revenues and the Company’s board of directors agreed with the management to sell back SuperNet to Florian and Leonard and divest itself from the ISP business in Germany. The price of $120,000 was agreed upon and $40,000 was wired to Florian and Leo. Subsequently, the proxy battle with Shareholders Group LLC ensued whereby a Receiver was in place until August 2001. Once the Company’s management was placed back in control, discussion with Florian and Leo commenced. Again, the Company agreed to make four payments of $80,000 and a promise to cooperate by providing all the books and records of SuperNet to the Company. In August 2001, the Company sent another payment of $20,000 as agreed upon. However, soon thereafter, the Company received an electronic correspondence from Florian that if the Company wanted all the books and records full payment was to be made. The Company did not make full payment and obtained books and records from alternate sources. Allied’s position is that the Company breached its agreement with Florian and Leo, the Company’s position is that because they refused to provided access to the books and records, they breached a covenant of the Agreement. The parties agreed on a settlement and on May 5, 2003, Florian and Leo were issued 160,000 and 40,000, respectively, shares of the Company’s restricted Rule 144 stock, with a total value of $50,000 in settlement of this claim.

On January 29, 2002, the Company reached a settlement with Adrian Cowler and The Surrey Design Partnership Limited, the former owners of Network Solutions Group Limited ("NSGL"). The settlement had the following terms; I) NetSol to pay 50,000 pounds sterling; II) 3,000 pounds sterling to be paid for 24 months beginning 31, March 2002; III) 4,000 pounds sterling to be paid for 24 months beginning March 31, 2004; IV) NetSol to release 155,000 shares in escrow; V) 650,000 144 shares to be issued to Surrey Design. NetSol made some of the payments and issued all the shares. On June 11, 2002, Plaintiff filed an enforcement of judgment in California Superior Court of Los Angeles to enforce the judgment. A request for Entry of Default was filed on July 30, 2002. On September 10, 2002 NetSol filed its Opposition to Plaintiff’s request for Entry of Judgment and on September 16, 2002, Plaintiff filed its Motion to Strike NetSol’s Opposition. On September 25, 2002, the Company and Surrey Design entered into an Agreement to Stay Enforcement of Judgment. The terms of the Agreement included (i) NetSol to pay 25,000 pounds sterling upon execution of this Agreement; (ii) By February 20, 2003, NetSol to pay an addition 25,000 pounds sterling; (iii) From October 31, 2002 to February 28, 2003, NetSol to pay 3,000 pounds sterling; and (iv) from March 31, 2003 for a period of 24 months, NetSol to pay 4,000 pounds sterling. The settlement amount has been recorded in the accompanying consolidated financial statements as a note payable (see Note 8). During the years ended June 30, 2004 and 2003, the Company paid $86,857 and $76,248.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On March 27, 2003, Arab Commerce Bank ("ACB") filed a complaint in the Supreme Court of the State of New York (Index No. 600709/03) seeking damages for breach of a Note Purchase Agreement and Note. ACB alleged that NetSol did not issue stock in a timely manner in December 2000 resulting in compensatory damages in the amount of $146,466.72. The litigation arises out of a transaction from late 1999 in which Arab Commerce Bank invested $100,000 in the Company’s securities through a private placement. ACB claimed that the removal of the legend on its shares of common stock longer than contractually required. During this purported delay, the market value of the Company’s common shares decreased. Essentially, the ACB complaint sought the lost value of its shares. In the event ACB was unable to collect the amount sought, the complaint requested that NetSol repay the principal sum of the Note of $100,000 and interest at the rate of 9% per annum based on the maturity date of December 10, 2000. This matter has been settled pursuant to the terms of a settlement agreement whereby NetSol agreed to issue to ACB shares of common stock of the Company equal in value to $100,000 plus $39,178 of interest as of the effective date of the agreement. On December 16, 2003, the Company issued 34,843 shares of its common stock in satisfaction of the principal amount due. On February 6, 2004, the Company issued 10,352 shares of its common stock for the accrued interest.

On March 3, 2004, Uecker and Associates, Inc. as the assignee for the benefit of the creditors of PGC SYSTEMS, INC. f.k.a. Portera Systems Inc. filed a request for arbitration demanding payment from the Company for the amounts due under the agreement in the amount of $175,700. On March 31, 2004, the Company filed an Answering Statement to the Request of Uecker & Associates denying each and every allegation contained in the Claim filed by Uecker & Associates and stating NetSol’s affirmative defenses. There was an administrative conference scheduled with the case manager of the American Arbitration Association on March 17, 2004. An arbitrator has been selected and the parties are selecting dates for arbitration in this matter. The Company intends to vigorously defend itself in this matter and reach a favorable resolution.

On June 24, 2004, the Company reached a settlement agreement with, Brobeck, Phelger, et al, a vendor, for amounts in dispute. The vendor agreed to accept $108,500 as payment in full to be paid in three installments totaling $54,250 and one payment of $54,250 to be paid either in cash or in the Company’s common stock. The Company recorded a gain of $102,119 from the settlement of this debt in the accompanying consolidated financial statements.

On May 12, 2004, Merrill Corporation served an action against NetSol for account stated, common counts, open book account and unjust enrichment alleging amounts due of $90,415.33 together with interest thereon from August 23, 2001. On June 24, 2004, the parties reached a settlement agreement. The vendor agreed to accept $75,450 as payment in full to be paid $10,450 at the time of signing the agreement and the balance in five monthly installments of $13,000. The Company recorded a gain of $14,965 from the settlement of this debt in the accompanying consolidated financial statements.

In addition, the Company and its subsidiaries have been named as a defendant in legal actions arising from its normal operations, and from time-to-time, are presented with claims for damages arising out of its actions. The Company anticipates that any damages or expenses it may incur in connection with these actions, individually and collectively, will not have a material adverse effect on the Company.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - SEGMENT AND GEOGRAPHIC AREAS

The following table presents a summary of operating information and certain year-end balance sheet information for the years ended June 30, 2004 and 2003:

	2004	2003
	(restated)
Revenues from unaffiliated customers:
North America	$676,857	$508,868
International	5,072,205	3,236,518
Consolidated	$5,749,062	$3,745,386

Operating loss:
North America	$(3,452,920)	$(2,644,712)
International	744,902	176,462
Consolidated	$(2,708,018)	$(2,468,250)

Identifiable assets:
North America	$4,316,404	$4,689,560
International	7,668,716	4,052,691
Consolidated	$11,985,120	$8,742,251

Depreciation and amortization:
North America	$1,080,498	$1,047,298
International	203,592	136,204
Consolidated	$1,284,090	$1,183,502

Capital expenditures:
North America	$55,986	$23,688
International	2,805,768	104,134
Consolidated	$2,861,754	$127,822

NOTE 14 - MINORITY INTEREST IN SUBSIDIARY

In August 2003, the Company entered into an agreement with United Kingdom based Akhtar Group PLC ("Akhtar"). Under the terms of the agreement, Akhtar Group acquired 49.9 percent of the Company’s subsidiary; Pakistan based NetSol Connect PVT Ltd. ("NC"), an Internet service provider ("ISP"), in Pakistan through the issuance of additional NC shares. As part of this Agreement, NC changed its name to NetSol Akhtar. The new partnership with Akhtar Computers is designed to rollout connectivity and wireless services to the Pakistani national market. On signing of this Agreement, the Shareholders agreed to make the following investment in the Company against issuance of shares of NC.

Akhtar	US$ 200,000
The Company	US$ 50,000

During the quarter ended September 30, 2003, the funds were received by NC and a minority interest of $200,000 was recorded for Akhtar’s portion of the subsidiary. During the quarter ended December 31, 2003, Akhtar paid an additional $10,000 to the Company for this purchase. For the year ended June 30, 2004, the subsidiary had net losses of $689,000, of which $273,159 was recorded against the minority interest. The balance of the minority interest at June 30, 2004 was $0.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Per the agreement, it was envisaged that NC would require a maximum $500,000 for expansion of its business. Akhtar was to meet the initial financial requirements of the Company until November 1, 2003. As of June 30, both NetSol and Akhtar had injected the majority of their committed cash to meet the expansion requirement of the company.

The following is the proforma financial information of the Company assuming as if the transaction was consummated from the beginning of the fiscal year ended June 30, 2003:

2003
Statements of operations:

Net loss before allocation of minority shareholders	(2,116,818)

Minority allocation	(8,041)

Net Loss	($2,124,859)

Basic and diluted loss per share	($0.09)

Balance Sheet items as of June 30, 2003:

Total assets	$8,932,251

Shareholders' equity	$5,264,852

NOTE 15 - SUBSEQUENT EVENTS

On August 18, 2004, two holders of the convertible debenture gave the Company notice they were converting their notes into the Company’s common stock. A total of $100,000 in notes were converted into 53,764 shares of the Company’s common stock and 26,882 warrants were issued.

NOTE 16 - RESTATEMENT

Subsequent to the issuance of the Company's financial statements for the year ended June 30, 2004, the Company determined that certain transactions and presentation in the financial statements had not been accounted for properly in the Company's financial statements. Specifically, the amount of impairment of goodwill was over-recorded and the expense due to issuance of warrants in connection with the PIPE financing was not adjusted against the equity.

The Company has restated its financial statements for these adjustments as of June 30, 2004.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The effect of the correction of the error is as follows:

	AS PREVIOUSLY	AS
	REPORTED	RESTATED

BALANCE SHEET
AS OF JUNE 30, 2004
Assets:
Goodwill	$939,260	$1,166,611
Total intangibles	$3,990,688	$4,218,039
Total assets	$11,757,769	$11,985,120

Stockholder's Equity:
Additional paid-in capital	$39,164,034	$38,933,621
Accumulated deficit	$(31,375,230)	$(30,917,465)
Total stockholder's equity	$7,129,061	$7,356,413

STATEMENT OF OPERATIONS:
FOR THE YEAR ENDED JUNE 30, 2004

Depreciation and amortization	$1,714,754	$1,284,090
Impairment of assets	$—	$203,312
Total operating expenses	$6,028,055	$5,800,703

Loss from operations	$(2,935,370)	$(2,708,018)
Warrants issued in connection with financing	$(230,413)	$—
Loss from continuing operations	$(3,243,134)	$(2,785,369)
Net loss	$(2,969,975)	$(2,512,210)

Net loss per share - basic and diluted:
Continued operations	$(0.41)	$(0.35)
Net loss	$(0.38)	$(0.32)

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS DECEMBER 31, 2004
(UNAUDITED)

ASSETS
Current assets:
Cash and cash equivalents	$488,110
Certificates of deposit	550,000
Accounts receivable, net of allowance for doubtful accounts of $80,000	1,679,126
Revenues in excess of billings	2,324,715
Other current assets	512,494
Total current assets		5,554,445
Property and equipment, net of accumulated depreciation		4,276,307
Intangibles:
Product licenses, renewals, enhancedments, copyrights, trademarks, and tradenames, net	2,352,804
Customer lists, net	483,736
Goodwill (restated)	1,166,611
Total intangibles (restated)		4,003,151
Total assets (Restated)		$13,833,903

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,638,752
Current portion of notes and obligations under capitalized leases	267,846
Billings in excess of revenues	228,430
Loans payable, bank	392,699
Total current liabilities		2,527,727
Obligations under capitalized leases, less current maturities		56,910
Convertible debenture		112,500
Total liabilities		2,697,137
Minority interest		99,752
Contingencies		—

Stockholders' equity:
Common stock, $.001 par value; 25,000,000 share authorized; 12,254,076 issued and outstanding	12,254
Additional paid-in-capital (restated)	43,119,861
Treasury stock	(27,197)
Accumulated deficit (restated)	(30,623,443)
Stock subscription receivable	(1,375,642)
Common stock to be issued	254,800
Other comprehensive loss	(323,619)
Total stockholders' equity (Restated)		11,037,014
Total liabilities and stockholders' equity (Restated)		$13,833,903

See accompanying notes to consolidated financial statements.

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
	2004	2003	2004	2003
	(Restated)	(Restated)	(Restated)	(Restated)
Net revenues	$2,723,227	$1,208,345	$4,781,532	$2,180,957
Cost of revenues	828,973	490,336	1,580,620	950,713
Gross profit	1,894,254	718,009	3,200,912	1,230,244

Operating expenses:
Selling and marketing	135,352	27,465	254,700	46,687
Depreciation and amortization	316,983	303,562	623,141	608,697
Settlement costs	43,200	100,000	43,200	100,000
Bad debt expense	—	41,188	—	93,506
Salaries and wages	447,984	278,909	795,221	594,449
Professional services, including non-cash compensation	140,971	84,288	255,305	239,702
General and adminstrative	292,751	361,446	570,266	748,484
Total operating expenses	1,377,241	1,196,858	2,541,833	2,431,525
Income (loss) from operations	517,013	(478,849)	659,079	(1,201,281)
Other income and (expenses)
Gain (Loss) on sale of assets	—	3,069	(620)	(33,919)
Beneficial conversion feature	(194,416)	(96,027)	(231,916)	(96,027)
Fair market value of warrants issued	(221,614)	—	(249,638)	—
Gain on forgiveness of debt	139,367	104,088	189,641	104,088
Interest expense	(108,425)	—	(130,000)	—
Other income and (expenses)	20,884	(48,819)	43,219	(85,392)
Total other expenses	(364,204)	(37,689)	(379,314)	(111,250)
Net income (loss) before minority interest in sub subsidiary	152,809	(516,538)	279,765	(1,312,531)
Minority interest in subsidiary	(809)	58,029	14,259	93,338
Net income (loss)	152,000	(458,509)	294,024	(1,219,193)
Other comprehensive (loss)/gain:
Translation adjustment	(89,720)	(27,419)	(173,409)	(107,207)
Comprehensive income (loss)	$62,280	$(485,928)	$120,615	$(1,326,400)

Net income (loss) per share:
Basic	$0.01	$(0.06)	$0.03	$(0.17)
Diluted	$0.01	$(0.06)	$0.02	$(0.17)

Weighted average number of shares outstanding
Basic	10,643,113	7,331,928	10,073,951	7,089,123
Diluted	13,455,875	7,331,928	12,760,805	7,089,123

See accompanying notes to consolidated financial statements.

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months
	Ended December 31,
	2004	2003
	(Restated)	(Restated)
Cash flows from operating activities:
Net income (loss) from continuing operations	$294,024	$(1,219,193)
Adjustments to reconcile net income (loss) to net cash
Used in operating activities:
Depreciation and amortization	762,688	608,697
Gain on settlement of debt	(189,641)	(104,088)
Loss on sale of assets	620	33,919
Minority interest in subsidiary	(14,259)	(93,338)
Stock issued for services	52,835	—
Stock issued for settlement costs		100,000
Fair market value of warrants and stock options granted	249,638	—
Beneficial conversion feature	231,916	96,027
Changes in operating assets and liabilities:
Increase in assets:
Accounts receivable	(727,132)	(14,785)
Other current assets	(1,397,331)	(977,161)
Decrease in liabilities:
Accounts payable and accrued expenses	(728,055)	(350,316)
Net cash used in operating activities	(1,464,697)	(1,920,238)
Cash flows from investing activities:
Purchases of property and equipment	(467,586)	(129,082)
Sales of property and equipment	86,988	143,462
Purchases of certificates of deposit	(550,000)	(1,220,221)
Proceeds from sale of certificates of deposit	391,403	1,000,000
Increase in intangible assets - development costs	(299,479)	(66,855)
Capital investments in minority interest of subsidiary	287,797	10,000
Proceeeds from sale of minority interest of subsidiary	—	200,000
Net cash used in investing activities	(550,877)	(62,696)
Cash flows from financing activities:
Proceeds from sale of common stock	1,512,000	1,102,049
Proceeds from the exercise of stock options	343,900	814,350
Purchase of treasury shares	(51,704)	—
Proceeds from loans	5,994	800,000
Payments on capital lease obligations & loans	(236,597)	(376,489)
Net cash provided by financing activities	1,573,593	2,339,910
Effect of exchange rate changes in cash	58,930	(14,260)
Net (decrease) increase in cash and cash equivalents	(383,051)	342,716
Cash and cash equivalents, beginning of period	871,161	214,490
Cash and cash equivalents, end of period	$488,110	$557,206

See accompanying notes to consolidated financial statements.

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(UNAUDITED)

	For the Six Months
	Ended December 31,
	2004	2003
SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Interest	$50,749	$47,911
Taxes	$14,083	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for accrued expenses and accounts payable	$42,808	$—
Common stock issued for conversion of convertible debenture	$1,050,000	$—
Common stock issued for settlement of debt	$45,965	$—
Common stock issued for legal settlement	$—	$100,000
Common stock issued for conversion of note payable	$—	$500,000
Common stock issued for acquisition of product license	$—	$166,860

See accompanying notes to consolidated financial statements.

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

The Company designs, develops, markets, and exports proprietary software products to customers in the automobile finance and leasing, banking and financial services industries worldwide. The Company also provides consulting services in exchange for fees from customers.

The consolidated condensed interim financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these consolidated condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s annual report on Form 10-KSB for the year ended June 30, 2004. The Company follows the same accounting policies in preparation of interim reports. Results of operations for the interim periods are not indicative of annual results.

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, NetSol Technologies (PVT), Ltd. (“PK Tech”), NetSol (PVT), Limited (“PK Private”), NetSol CONNECT (PVT), Ltd. (now, NetSol Akhter Pvt. Ltd.) (“Connect”), NetSol Abraxas Australia Pty Ltd., NetSol USA and NetSol Technologies UK, Ltd. All material inter-company accounts have been eliminated in consolidation.

For comparative purposes, prior year’s consolidated financial statements have been reclassified to conform to report classifications of the current year.

NOTE 2 - USE OF ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - NEW ACCOUNTING PRONOUNCEMENTS:

In March 2004, the Emerging Issues Task Force (“EITF”) reached a consensus on Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments.” The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, “ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES.” EITF 03-01 also included accounting considerations subsequent to the recognition of other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however, the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once final guidance is issued.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006. The Company is evaluating the effects adoption of SFAS 123R will have on its financial statements..

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Nonmonetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

NOTE 4 - NET LOSS PER SHARE:

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

 The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations:

For the three months ended December 31, 2004	Net Income	Shares	Per Share
Basic earnings per share:	$152,000	10,643,113	$0.01
Net income available to common shareholders
Effect of dilutive securities
Stock options		1,995,981
Warrants		816,781
Diluted earnings per share	$152,000	13,455,875	$0.01

For the six months ended December 31, 2004	Net Income	Shares	Per Share
Basic earnings per share:	$294,024	10,073,951	$0.03
Net income available to common shareholders
Effect of dilutive securities
Stock options		1,924,129
Warrants		762,725
Diluted earnings per share	$294,024	12,760,805	$0.02

Weighted average number of shares used to compute basic and diluted loss per share is the same in the financial statements for the period ended December 31, 2003, since the effect of dilutive securities is anti-dilutive.

NOTE 5 - FOREIGN CURRENCY:

The accounts of NetSol Technologies UK, Ltd. use the British Pound; NetSol Technologies, (PVT), Ltd, NetSol (Pvt), Limited and NetSol Connect PVT, Ltd. use Pakistan Rupees; and NetSol Abraxas Australia Pty, Ltd. uses the Australian dollar as the functional currencies. NetSol Technologies, Inc., and subsidiary NetSol USA, Inc., use the U.S. dollars as the functional currencies. Assets and liabilities are translated at the exchange rate on the balance sheet date, and operating results are translated at the average exchange rate throughout the period. Accumulated translation losses of $323,619 at December 31, 2004 are classified as an item of accumulated other comprehensive loss in the stockholders’ equity section of the consolidated balance sheet. During the six months ended December 31, 2004 and 2003, comprehensive loss in the consolidated statements of operation included translation loss of $173,409 and $107,207, respectively.

NOTE 6 - OTHER CURRENT ASSETS

Other current assets consist of the following at December 31, 2004:

Prepaid Expenses	$298,472
Advance Income Tax	86,949
Employee Advances	36,315
Security Deposits	11,876
Other Receivables	78,882
Total	$512,494

In August 2004, the Company entered into a two-year consulting agreement with a non-related third party whereby the Company agreed to pay the consultant a total of 100,000 shares of its common stock valued at $111,920. This has been recorded as a prepaid expense and is being amortized over the life of the service agreement. During the six months ended December 31, 2004, $20,985 was expensed.

NOTE 7 - DEBTS

NOTES PAYABLE

Notes payable as of December 31, 2004 consist of the following:

Name	Balance at 12/31/04	Current Maturities	Long-Term Maturities
H. Smith Settlement	168,321	168,321	—
A. Zaman Settlement	21,300	21,300	—
First Funding	3,217	3,217
Subsidiary note	5,229	5,229
Subsidiary capital leases	69,779	69,779	—
	267,846	267,846	—

On September 25, 2002 the Company signed a settlement agreement with Adrian Cowler (“Cowler”) and Surrey Design Partnership Ltd. The Company agreed to pay Cowler £218,000 pound sterling or approximately $320,460 USD including interest, which the Company has recorded as a note payable in the accompanying consolidated financial statements. The agreement calls for monthly payments of £3,000 until March 2004 and then £4,000 per month until paid. As of June 30, 2004, the balance was $146,516. During the six months ended December 31, 2004, the Company paid £12,000 or $21,997. In December 2004, the Company reached an agreement with Cowler to pay the balance of the loan in one lump-sum payment. Cowler agreed to accept £52,000 or $103,371 as payment in full. As a result, the Company recorded a gain on forgiveness of debt of $21,148 in the accompanying consolidated financial statements.

In November 2002, the Company signed a settlement agreement with Herbert Smith for £171,733 or approximately $248,871, including interest, which the Company has recorded as a note payable in the accompanying consolidated financial statements. The Company agreed to pay $10,000 upon signing of the agreement, $4,000 per month for twelve months, and then $6,000 per month until paid. The balance owing at June 30, 2004 was $199,321. During the six months ended December 31, 2004, the Company paid $31,000. The balance owing at December 31, 2004 was $168,321. The entire balance has been classified as current and is included in “Current maturities of notes and obligations under capitalized leases” in the accompanying consolidated financial statements.

In June 2002, the Company signed a settlement agreement with a former employee for payment of past services rendered. The Company agreed to pay the employee a total of $75,000. The agreement calls for monthly payments of $1,500 per month until paid. The balance owing at June 30, 2004 was $26,300. During the six months ended December 31, 2004, the Company paid $5,000. The entire balance has been classified as a current liability in the accompanying consolidated financials statements.

In January 2004, the Company renewed its director’s and officer liability insurance for which the annual premium is $167,000. In April 2004, the Company arranged financing with AFCO Credit Corporation with a down payment of $50,100 with the balance to be paid in monthly installments. The balance owing as of December 31, 2004 was $0.

In October 2004, the Company renewed its professional liability insurance for which the annual premium is $5,944. The Company has arranged for financing with the insurance company with a down payment of $1,853 and nine monthly payment of $480 each. During the three months ended December 31, 2004, the Company paid $2,727. The balance owing at December 31, 2004 was $3,217 and is classified as a current liability in the accompanying consolidated financials statements.

In addition, the various subsidiaries had current note payable of $5,229 and current maturities of capital leases of $69,779 as of December 31, 2004.

BANK NOTE

The Company’s Pakistan subsidiary, NetSol Technologies (Private) Ltd., has three loans with a bank, secured by the Company’s assets. These notes consist of the following as of December 31, 2004:

TYPE OF LOAN	MATURITY DATE	INTEREST RATE	BALANCE USD

Export Refinance	Every 6 months	4%	$326,907
Term Loan	April 20, 2005	10%	15,507
Line of Credit	On Demand	8%	50,285
Total			$392,699

NOTE 8 - STOCKHOLDERS’ EQUITY:

REVERSE STOCK SPLIT

On August 18, 2003, the Company affected a 1 for 5 reverse stock split for all the issued and outstanding shares of common stock. All historical share and per share amounts in the accompanying consolidated financial statements have been restated to reflect the 5:1 reverse stock split.

EQUITY TRANSACTIONS

Private Placements

In August 2004, the Company received $200,000 for the purchase of 190,476 shares of the Company’s common stock. In November 2004, the stock was issued to the purchasing parties.

During the quarter ended December 31, 2004, the Company sold 1,217,143 shares of its common stock for $1,268,000 in a private placement agreement.

In addition, the Company received $62,000 as payment on stock subscriptions receivable during the six months ended December 31, 2004.

Services, Accrued Expenses and Payables

In August 2004, the Company entered into a two-year consulting agreement with a non-related third party whereby the Company issued 50,000 shares of its common stock valued at $55,960 for the first year of service and has agreed to issue an additional 50,000 shares at the beginning of the second year. The value of these shares of $55,960 is included in the “Stock to be Issued” on the accompanying consolidated financial statements.

In October 2004, the Company issued 5,000 shares for services rendered valued at $6,850. In addition, 1,339 shares were issued for accrued expenses valued at $3,000.

In November 2004, the Company entered into an agreement with a vendor whereby the Company issued the vendor 20,000 shares valued at $22,968 for the payment of outstanding invoices in the amount of $16,052. As a result, the Company recorded a beneficial conversion feature expense in the amount of $6,916.

Stock Options Exercised

During the quarter ended December 31, 2004, the Company issued 742,777 shares of its common stock for the exercise of options. The Company received $343,900 in cash from the exercise of these options and recorded “Stock Subscription Receivable” in the amount of $795,083.

Issuance of shares for Conversion of Debt

During the quarter ended September 30, 2004, three of the convertible debenture holders elected to convert their notes into common stock. The total of the notes converted was $150,000 and the Company issued 80,646 shares of its common stock to the note holders.

During the quarter ended December 31, 2004, sixteen of the convertible debenture holders elected to convert their notes into common stock. The total of the notes converted was $900,000 and the Company issued 483,873 shares of its common stock to the note holders.

STOCK SUBSCRIPTION RECEIVABLE

Stock subscription receivable represents stock options exercised and issued that the Company has not yet received the payment from the purchaser as they were in processing when the quarter ended.

During the quarter ended September 30, 2004, the Company received a payment of $20,000 on the receivable. In addition, $18,750 of accrued salaries for the CFO and Chairman was applied against the receivable. The balance at September 30, 2004 was $458,809.

During the quarter ended December 31, 2004, the Company recorded receivables from options exercises of $905,083 and received payments of $110,000. The Company also recorded receivables from purchase agreements $182,000 and received payments of $24,000. In addition, $6,250 of accrued salaries for the CFO and Chairman was applied against the receivable. Also during the quarter, a purchaser decided not to complete the agreed purchase and therefore 20,000 shares were cancelled and the related value of $30,000 was reversed from the receivable account. The balance at December 31, 2004 was $1,375,642.

COMMON STOCK PURCHASE WARRANTS AND OPTIONS

From time to time, the Company issues options and warrants as incentives to employees, officers and directors, as well as to non-employees.

Common stock purchase options and warrants consisted of the following during the six months ended December 31, 2004:

	Options	Exercise Price	Warrants	Exercise Price
Outstanding and exercisable, June 30, 2004	1,862,277	$0.75 to $5.00	693,182	$0.50 to $5.00
Granted	498,500	$1.14 to $1.30	282,260	$3.30
Exercised	(742,777)	$0.75 to $2.21	—	—
Expired	(10,000)	$1.00	—
Outstanding and exercisable, Dec. 31, 2004	1,608,000		975,442

There were no options granted or exercised during the quarter ended September 30, 2004.

During the quarter ended December 31, 2004, 498,500 options were granted to employees of the company and are fully vested and expire ten years from the date of grant unless the employee terminates employment, in which case the options expire within 30 days of their termination. No expense was recorded for the granting of these options.

In compliance with FAS No. 148, the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation plan as defined by APB No. 25 and has made the applicable disclosures below.

Had the Company determined employee stock based compensation cost based on a fair value model at the grant date for its stock options under SFAS 123, the Company's net earnings per share would have been adjusted to the pro forma amounts for year ended December 31, 2004 as follows:

Net income - as reported	$294,024

Stock-based employee compensation expense, included in reported net loss, net of tax	—

Total stock-based employee compensation expense determined under fair-value-based method for all rewards, net of tax	(313,195)

Pro forma net loss	$(19,171)

Earnings per share:
Basic, as reported	0.03
Diluted, as reported	0.02

Basic, pro forma	(0.00)
Diluted, pro forma	(0.00)

During the quarter ended September 30, 2004, three debenture holders converted their notes into common stock. As part of the conversion, warrants to purchase a total of 40,323 common shares were issued to the note holders. The warrants expire in five years and have an exercise price of $3.30 per share. The warrants were valued using the fair value method at $28,024 or $0.69 per share and recorded the expense in the accompanying consolidated financial statements. The Black-Scholes option pricing model used the following assumptions:

Risk-free interest rate	3.25%
Expected life	5 years
Expected volatility	82%
Dividend yield	0%

During the quarter ended December 31, 2004, sixteen debenture holders converted their notes into common stock. As part of the conversion, warrants to purchase a total of 241,937 common shares were issued to the note holders. The warrants expire in five years and have an exercise price of $3.30 per share. The warrants were valued using the fair value method at $221,614 or $0.92 per share and recorded the expense in the accompanying consolidated financial statements. The Black-Scholes option pricing model used the following assumptions:

Risk-free interest rate	3.25%
Expected life	5 years
Expected volatility	82%
Dividend yield	0%

NOTE 9 - INTANGIBLE ASSETS:

Intangible assets consist of product licenses, renewals, enhancements, copyrights, trademarks, trade names, customer lists and goodwill. The Company evaluates intangible assets, goodwill and other long-lived assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. Potential impairment of goodwill after July 1, 2002 has been evaluated in accordance with SFAS No. 142. The SFAS No. 142 is applicable to the financial statements of the Company beginning July 1, 2002.

As part of intangible assets, the Company capitalizes certain computer software development costs in accordance with SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.” Costs incurred internally to create a computer software product or to develop an enhancement to an existing product are charged to expense when incurred as research and development expense until technological feasibility for the respective product is established. Thereafter, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value. Capitalization ceases when the product or enhancement is available for general release to customers.

The Company makes on-going evaluations of the recoverability of its capitalized software projects by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount by which the unamortized software development costs exceed net realizable value. Capitalized and purchased computer software development costs are being amortized ratably based on the projected revenue associated with the related software or on a straight-line basis over three years, whichever method results in a higher level of amortization.

Product licenses and customer lists were comprised of the following as of December 31, 2004:

	Product Licenses	Customer Lists	Total
Intangible asset - June 30, 2004	$5,450,357	$1,977,877	$7,428,234
Additions	260,553	—	260,553
Effect of translation adjustment	(3,670)		(3,670)
Accumulated amortization	(3,354,436)	(1,494,141)	(4,848,577)
Net balance - Dec. 31, 2004	$2,352,804	$483,736	$2,836,540

Amortization expense:
Six months ended Dec. 31, 2004	$395,675	$157,832	$553,507
Six months ended Dec. 31, 2003	$398,449	$157,832	$556,281

Amortization expense of intangible assets over the next five years is as follows:

	FISCAL YEAR ENDING
Asset	6/30/05	6/30/06	6/30/07	6/30/08	6/30/09	TOTAL
Product Licences	356,748	713,498	33,372	33,372	7,612	1,144,602
Customer Lists	157,834	276,326	44,076	5,500	—	483,736
	514,582	989,824	77,448	38,872	7,612	1,628,338

There were no impairments of the goodwill asset in the six months ended December 31, 2004 and 2003.

NOTE 10 - LITIGATION:

On March 3, 2004 Uecker and Associates, Inc. as the assignee for the benefit of the creditors of PGC Systems, Inc. formerly known as Portera Systems, Inc. filed a request for arbitration demanding payment from NetSol for the amounts due under a software agreement in the amount of $175,700. A settlement was reached by and between the Company and Portera on November 11, 2004 whereby Portera agreed to a settlement of any and all issues related to the claim in exchange for one time payment of $75,000 which was paid by December 3, 2004. As a result of this settlement, the Company recorded an expense of $43,200 in the accompanying consolidated financial statements.

NOTE 11 - SEGMENT INFORMATION

The following table presents a summary of operating information and certain year-end balance sheet information for the six months ended December 31:

	2004	2003
	(Restated)	(Restated)
Revenues from unaffiliated customers:
North America	$274,119	$207,500
International	4,507,413	1,973,457
Consolidated	$4,781,532	$2,180,957

Operating income (loss):
North America	$(1,189,824)	$(1,503,783)
International	1,848,903	302,502
Consolidated	$659,079	$(1,201,281)

Identifiable assets:
North America	$3,649,517	$4,661,446
International	10,184,386	5,175,774
Consolidated	$13,833,903	$9,837,220

Depreciation and amortization:
North America	$530,425	$526,188
International	92,716	82,509
Consolidated	$623,141	$608,697

Capital expenditures:
North America	$—	$27,073
International	467,586	102,009
Consolidated	$467,586	$129,082

NOTE 12 - MINORITY INTEREST IN SUBSIDIARY

In August 2003, the Company entered into an agreement with United Kingdom based Akhter Group PLC (“Akhter”). Under the terms of the agreement, Akhter Group acquired 49.9 percent of the Company’s subsidiary; Pakistan based NetSol Connect PVT Ltd. (“Connect”), an Internet service provider (“ISP”), in Pakistan through the issuance of additional Connect shares. As part of this Agreement, Connect changed its name to NetSol Akhter. The new partnership with Akhter Computers is designed to rollout connectivity and wireless services to the Pakistani national market. On signing of this Agreement, the Shareholders agreed to make the following investment in the Company against issuance of shares of Connect.

Akhter	$	US 200,000

The Company	$	US 50,000

During the quarter ended September 30, 2003, the funds were received by Connect and a minority interest of $200,000 was recorded for Akhter’s portion of the subsidiary. During the quarter ended December 31, 2003, Akhter paid an additional $10,000 to the Company for this purchase. Per the agreement, it was envisaged that Connect would require a maximum $500,000 for expansion of its business from each partner. Akhter was to meet the initial financial requirements of the Connect until November 1, 2003. As of December 31, 2004, both NetSol and Akhter had injected the majority of their committed cash to meet the expansion requirement of the company. As of December 31, 2004, a total of $751,356 had been transferred to Connect.

For the six months ended December 31, 2004, the subsidiary had net losses of $28,575, of which $14,259 was recorded against the minority interest. The balance of the minority interest at December 31, 2004 was $99,752.

NOTE 13 - CONVERTIBLE DEBENTURE

On March 24, 2004, the Company entered into an agreement with several investors to acquire Series A Convertible Debentures (the “Bridge Loan”) whereby a total of $1,200,000 in debentures were procured through Maxim Group, LLC. The Company received a net of $1,049,946 after placement expenses. In addition, the beneficial conversion feature of the debenture was valued at $300,000. The Company has recorded this as a contra-account against the loan balance and is amortizing the beneficial conversion feature over the life of the loan. During the six months ended December 31, 2004, the Company amortized $225,000. The unamortized balance at December 31, 2004 was $37,500

During the six months ended December 31, 2004, nineteen of the convertible debenture holders elected to convert their notes into common stock. The total of the notes converted was $1,050,000 and the Company issued 564,519 shares of its common stock to the note holders. The net balance at December 31, 2004, is $112,500.

Under the terms of the Bridge Loan agreements, and supplements thereto, the debentures bear interest at the rate of 10% per annum, payable on a quarterly basis in common stock or cash at the election of the Company. The maturity date is 24 months from the date of signing, or March 26, 2006. The debentures are to be converted at the rate of $1.86 and are automatically convertible as of August 6, 2004. The Company recorded interest expense on the debentures in the amount of $79,252.

NOTE 14 - GAIN ON SETTLEMENT OF DEBT

In September 2004, the Company transferred 24,004 of its treasury shares valued at $45,965 to Brobeck Phleger & Harrison, Llp, in exchange of debt, as part of a settlement agreement . The Company recorded a gain of $8,285 on the settlement.

During the quarter ended September 30, 2004, the Company evaluated the liabilities of its discontinued operations and determined that $41,989 was no longer payable. The Company recorded a gain of $41,989 as a result of the write-off of these liabilities from its financial statements.

In October 2004, the Company reached an agreement with a vendor to settle the amounts owing. The vendor agreed to accept $29,642 as payment in full. As a result, the Company recorded a gain on forgiveness of debt of $11,029.

In December 2004, the Company reached an agreement with Cowler to pay the balance owing on the loan in one lump-sum payment (see Note 7). Cowler agreed to accept £52,000 or $103,371 as payment in full. As a result, the Company recorded a gain on forgiveness of debt of $21,148.

During the quarter ended December 31, 2004, a former officer of Abraxas, the Company’s Australian subsidiary, agreed to forgive amounts accrued to him for long-term service leave prior to the Company’s acquisition in 1999. The amounts accrued were during the period of 1984 to 1999. As a result, the Company recorded a gain on forgiveness of debt of $107,190.

NOTE 15 - SUBSEQUENT EVENTS

On January 19, 2005, the Company entered into an agreement to acquire 100% of the issued and outstanding shares of common stock of CQ Systems Ltd., a company organized under the laws of England and Wales. The acquisition is projected to close February 22, 2005. CQ Systems’ business model complements the Company’s growth strategy. CQ Systems’ product offering is synergistic to that of the Company, as it has an established and balanced mix of recurring revenue flow form the European marketplace, and a strong foothold with a comparable target audience. The Company believes the acquisition will facilitate considerable growth within the European marketplace as the Company blend and expands the product offering by leveraging the Company's offshore technology infrastructure to contain costs and improve margins.

According to the terms of the Share Purchase Agreement, the Company will acquire 100% of the issued and outstanding shares of CQ from CQ’s current shareholders, whose identity is set forth in the Share Purchase Agreement (the “CQ Shareholders”) at the completion date in exchange for a purchase price consisting of: a) 50.1% of CQ’s total gross revenue for the twelve month period ending March 31, 2005 after an adjustment for any extraordinary revenue, i.e. non-trading revenue (“LTM Revenue”) multiplied by 1.3 payable: (i) 50% in shares of restricted common stock of the Company at a per share cost basis of $2.313 and as adjusted by the exchange rate of U.S. Dollar to British Pound (at the spot rate for the purchase of sterling with U.S. dollars certified by NatWest Bank plc as prevailing at or about 11:00 a.m.) on January 19, 2005 and, (ii) 50% in cash; and b) 49.9% of CQ’s LTM Revenue for the period ending March 31, 2006 multiplied by 1.3 payable, at the Company’s discretion: (i) wholly in cash; or (ii) on the same basis and on the same terms as the initial payment provided, however that the cost basis of the Company’s common stock shall be based on the 20 day volume weighted average of the Company’s shares of common stock as traded on NASDAQ 20 days prior to March 31, 2005 and, provided that under no circumstances shall the total number of shares of common stock issued to the CQ Shareholders exceed 19% of the issued and outstanding shares of common stock, less treasury shares, of the Company at January 19, 2005.

The estimated purchase price is £3,576,335 or $6,677,051, of which one-half is due at closing payable in cash and stock and the other half is due in one-year. On the closing date, $1.7 million was paid and 681,965 shares were issued to the shareholders of CQ. The purchase price has been allocated as follows:

Amortizable intangible assets	$6,498,916
Net tangible assets	938,786
Goodwill	2,239,349
Total	6,677,051

NOTE 16- RESTATEMENT

Subsequent to the issuance of the Company's financial statements for the six months ended December 31, 2004 and 2003, the Company determined that certain transactions and presentation in the financial statements had not been accounted for properly in the Company's financial statements. Specifically, the amount of impairment of goodwill was over-recorded and classified as amortization expense.

The Company has restated its financial statements for these adjustments as of December 31, 2004 and 2003.

The effect of the correction of the error is as follows:

	AS PREVIOUSLY REPORTED	AS RESTATED	AS PREVIOUSLY REPORTED	AS RESTATED

BALANCE SHEET
	As of December 31, 2004
Assets:
Goodwill	$723,928	$1,166,611
Total intangibles	$3,560,468	$4,003,151
Total assets	$13,391,220	$13,833,903

Stockholder's Equity:
Additional paid-in capital	$43,350,274	$43,119,861
Accumulated deficit	$(31,296,539)	$(30,623,443)
Total stockholder's equity	$10,594,331	$11,037,014

STATEMENT OF OPERATIONS:
	For the six months ended December 31, 2004		For the six months ended December 31, 2003

Depreciation and amortization	$838,473	$623,141	$824,029	$608,697
Total operating expenses	$2,757,165	$2,541,833	$2,646,857	$2,431,525

Income (loss) from operations	$443,747	$659,079	$(1,416,613)	$(1,201,281)
Net income (loss)	$78,692	$294,024	$(1,434,525)	$(1,219,193)

Net income (loss) per share:
Basic	$0.01	$0.03	$(0.20)	$(0.17)
Diluted	$0.01	$0.02	$(0.20)	$(0.17)

                               CQ SYSTEMS LIMITED

                             COMPANY NUMBER: 1998080
                             (REGISTERED IN ENGLAND)

                    REPORTS ON AUDITS OF FINANCIAL STATEMENTS

                           AND ADDITIONAL INFORMATION

                            YEAR ENDED 31 MARCH 2004

                               CQ SYSTEMS LIMITED

      COMPANY INFORMATION
      FOR THE YEAR ENDED 31 MARCH 2004

                    DIRECTORS:          P J Grace
                                        G E Tarrant

                                        I M Tarrant
                                        A Elliott
                                        J Halliday
                                        J Manktelow
                                        C S Taylor

                    SECRETARY:          P M Tarrant

                    REGISTERED OFFICE:  Planet House

                                        North Heath Lane
                                        Horsham
                                        West Sussex
                                        United Kingdom
                                        RH12 5QE

                    REGISTERED NUMBER:  1998080 (England)

                    AUDITORS:           CMB Partnership

                                        Chartered Accountants and Registered
                                        Auditors
                                        Chapel House
                                        1 Chapel Street
                                        Guildford
                                        Surrey
                                        United Kingdom
                                        GU1 3UH

                               CQ SYSTEMS LIMITED

                                    CONTENTS

FINANCIAL STATEMENTS                                                    PAGE

         Important Note                                                  1

         Original Directors Report of United Kingdom GAAP statements     2 - 3

         Original Independent Auditors Report on United Kingdom GAAP     4
         Statements

         Independent Auditors Report on US GAAP statements               5

         Consolidated Balance Sheets                                     6

         Consolidated Statements of Income and Retained Earnings         7

         Consolidated Statements of Comprehensive Income                 7

         Consolidated Statements of Cash Flows                           8 - 9

         Notes to the Financial Statements                               10 - 11

      IMPORTANT NOTE

      The  consolidated US GAAP financial  information  contained in this report represents  historical  information,  which  previously  was  reported  in accordance  with United  Kingdom GAAP and has been  restated in accordance with US GAAP. The restatement to US GAAP has been performed at the request of the directors of the company.

      The  consolidated US GAAP financial  information  includes certain primary information  (consolidated  balance sheet,  consolidated income statement, changes in  shareholders  equity,  consolidated  cash flow  statement  and certain explanatory notes.)

      The  original  financial  statements  for the year  ended  31  March  2004 prepared in  accordance  with  United  Kingdom  GAAP were  approved by the directors on 23 November 2004. The  Independent  Auditors  Report on those financial  statements  was also dated 23 November  2004 and is attached on page 4. As outlined  above,  the  directors of the company have  requested that the original  financial  statements be restated in accordance with US
      GAAP. The  Independent  Auditors have attached a report on those financial statements on page 5.

                                     Page 1

                               CQ SYSTEMS LIMITED

      REPORT OF THE DIRECTORS
      FOR THE YEAR ENDED 31 MARCH 2004

      The directors  present  their report with the financial  statements of the group for the year ended 31 March 2004.

      PRINCIPAL ACTIVITY

      The  principal  activity of the group in the year under review was that of the provision of computer software and services.

      DIRECTORS

      The directors during the year under review were:

      P J Grace
      G E Tarrant
      I M Tarrant
      A Elliott
      J Halliday
      J Manktelow
      C S Taylor - appointed 5/2/04

      The beneficial  interests of the directors holding office on 31 March 2004 in the issued share capital of the company were as follows:

                                                                     01.04.03
                                                                     or date of
                                                                     appointment
                                                    31.3.04           if later
      ORDINARY (POUND)0.20 SHARES

      P J Grace                                      75,000             75,000
      G E Tarrant                                   150,000            150,000
      I M Tarrant                                   150,000            150,000
      A Elliott                                      55,983             55,983
      J Halliday                                     38,034             38,034
      J Manktelow                                    30,983             30,983
      C S Taylor                                         --                 --

      The directors' interests above include shares held by connected persons.

      STATEMENT OF DIRECTORS' RESPONSIBILITIES

      Company law requires the  directors to prepare  financial  statements  for each  financial  year  which  give a true  and fair  view of the  state of affairs of the  company  and of the profit or loss of the company for that period.  In  preparing  those  financial  statements,  the  directors  are required to

      -     select   suitable   accounting   policies   and  then   apply   them
            consistently;
      -     make judgements and estimates that are reasonable and prudent;
      -     prepare the  financial  statements on the going concern basis unless it is  inappropriate  to presume that the company  will  continue in business.

      The directors are responsible for keeping proper accounting  records which disclose with  reasonable  accuracy at any time the financial  position of the company and to enable  them to ensure  that the  financial  statements comply  with  the  Companies  Act  1985.  They are  also  responsible  for safeguarding  the assets of the  company  and hence for taking  reasonable steps for the prevention and detection of fraud and other irregularities.

      AUDITORS

      The auditors,  CMB  Partnership,  will be proposed for  re-appointment  in accordance with Section 385 of the Companies Act 1985.

                                     Page 2

REPORT OF THE DIRECTORS - CONTINUED
FOR THE YEAR ENDED 31 MARCH 2004

This report has been prepared in accordance with the special  provisions of Part
VII of the Companies Act 1985 relating to small companies.

ON BEHALF OF THE BOARD:

P M Tarrant - Secretary

Date: 23 November 2004

                                       1

REPORT OF THE  INDEPENDENT  AUDITORS TO THE  SHAREHOLDERS  OF CQ SYSTEMS LIMITED
(EXEMPT FROM REQUIREMENT TO PREPARE GROUP ACCOUNTS)

"We have audited the  financial  statements  of CQ Systems  Limited for the year ended 31 March 2004 on pages five to eleven.  These  financial  statements  have been prepared in accordance  with the Financial  Reporting  Standard for Smaller
Entities  (effective  June 2002),  under the historical  cost convention and the accounting policies set out therein.

This report is made solely to the  company's  members,  as a body, in accordance with Section 235 of the Companies Act 1985.  Our audit work has been  undertaken so that we might state to the company's members those matters we are required to state to them in an auditors'  report and for no other  purpose.  To the fullest extent  permitted  by law, we do not accept or assume  responsibility  to anyone other than the company and the company's  members as a body, for our audit work, for this report, or for the opinions we have formed.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

As  described  on page  two the  company's  directors  are  responsible  for the preparation of financial statements in accordance with applicable law and United
Kingdom Accounting Standards.

Our  responsibility  is to audit the financial  statements  in  accordance  with
relevant  legal  and  regulatory   requirements   and  United  Kingdom  Auditing
Standards.

We report to you our opinion as to whether the financial  statements give a true and fair view and are properly  prepared in  accordance  with the  Companies Act
1985.  We also report to you if, in our opinion,  the Report of the Directors is not consistent with the financial statements, if the company has not kept proper accounting records, if we have not received all the information and explanations we  require  for  our  audit,  or if  information  specified  by  law  regarding directors' remuneration and transactions with the company is not disclosed.

We read the Report of the Directors and consider the implications for our report if we become aware of any apparent misstatements within it.

BASIS OF AUDIT OPINION

We conducted  our audit in accordance  with United  Kingdom  Auditing  Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis,  of evidence  relevant to the amounts and  disclosures  in the  financial statements.  It also  includes an assessment  of the  significant  estimates and judgements made by the directors in the preparation of the financial statements, and of  whether  the  accounting  policies  are  appropriate  to  the  company's circumstances, consistently applied and adequately disclosed.

We  planned  and  performed  our audit so as to obtain all the  information  and explanations  which  we  considered  necessary  in  order  to  provide  us  with sufficient evidence to give reasonable  assurance that the financial  statements
are  free  from  material  misstatement,   whether  caused  by  fraud  or  other
irregularity  or error.  In forming  our opinion we also  evaluated  the overall adequacy of the presentation of information in the financial statements.

OPINION

In our opinion the financial  statements  give a true and fair view of the state of the company's affairs as at 31 March 2004 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

CMB Partnership
Chartered Accountants and Registered Auditors
Chapel House, 1 Chapel Street
Guildford
Surrey GU1 3UH                                            Date: 23 November 2004

                                       2

BOARD OF DIRECTORS
CQ SYSTEMS LIMITED

INDEPENDENT AUDITORS' REPORT

We have audited the  accompanying  balance sheets of CQ Systems,  as of 31 March
2004 and 2003,  and the  related  statements  of income and  retained  earnings, comprehensive  income,  and cash flows for the years then ended. These financial
statements   are  the   responsibility   of  the   Company's   management.   Our
responsibility  is to express an opinion on these financial  statements based on our audits.

We  conducted  our  audits  in  accordance  with  generally   accepted  auditing
standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the  accounting  principles  used and  significant  estimates  made by management,  as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable  basis for our opinion.  We draw attention to the note on page 1 in that the original  accounts  were prepared in accordance with United Kingdom accounting and auditing  standards.  We have been requested to report on the  financial  statements  prepared  under US GAAP.  The scope  of our work  for the  purpose  in US GAAP  financial  statements  did not include  examining  or dealing with events after the date of the Audit Report on the United Kingdom GAAP accounts.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the financial  position of CQ Systems Limited,  as of 31
March 2004 and 2003 and the results of its operations and its cash flows for the years then ended in conformity with accounting  principles generally accepted in the United States of America.

CMB Partnership
Chartered Accountants and Registered Auditors
Chapel House, 1 Chapel Street
Guildford
Surrey GU1 3UH                                            Date: 23 November 2004

                                       3

                               CQ SYSTEMS LIMITED
                           CONSOLIDATED BALANCE SHEET

                                     ASSETS
                                                                                       MARCH 31
                                                                                  2004             2003
                                                                    NOTE         (POUND)          (POUND)

CURRENT ASSETS
  Cash and cash equivalents                                                       809,488            448,136
  Accounts receivable                                                             400,280            435,806
  Prepaid expenses and other debtors                                               60,501             47,216
                                                                                ---------          ---------

TOTAL CURRENT ASSETS                                                            1,270,269            931,158
                                                                                ---------          ---------

EQUIPMENT                                                           2
  Automobiles                                                                      64,725             39,732
  Furniture and equipment                                                         172,841            155,093
  Computer equipment                                                              580,772            546,646
                                                                                ---------          ---------
                                                                                  818,338            741,471

Less accumulated depreciation                                                     676,768            616,420
                                                                                ---------          ---------

                                                                                  141,570            125,051
                                                                                ---------          ---------

                                                                                1,411,839          1,056,209
                                                                                =========          =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                                                                                       MARCH 31
                                                                               2004                 2003
                                                                              (POUND)              (POUND)
CURRENT LIABILITIES
  Accounts payable                                                                 16,682             21,365
  Hire purchase liabilities                                                        23,428             32,153
  Payroll, Vat and corporation taxes payable                                      283,017            135,117
  Dividends payable                                                                53,062             30,000
  Accrued liabilities                                                              75,197             92,911
  Deferred income                                                     1.b         418,581            410,193
                                                                                ---------          ---------

TOTAL CURRENT LIABILITIES                                                         869,967            721,739

LONG TERM LIABILITIES AND PROVISIONS
  Hire purchase liabilities                                                        38,270              5,275
  Deferred tax                                                                      2,916              1,198
                                                                                ---------          ---------
TOTAL LIABILITIES                                                                 911,153            728,212

SHAREHOLDERS' EQUITY
  Ordinary Shares
    1,000,000 shares authorised (pound)0.20 par value
    Issued 500,000 shares                                                         100,000            100,000
  Retained earnings                                                               400,686            227,997
                                                                                ---------          ---------

                                                                                1,411,839          1,056,209
                                                                                =========          =========

                       See notes to financial statements.

                                       4

                               CQ SYSTEMS LIMITED
             CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                                YEAR ENDED       YEAR ENDED
                                                                              MARCH 31 2004      MARCH 31 2003
                                                                                 (POUND)            (POUND)
                                                                    NOTE

SALES                                                                           2,739,303          2,471,477
 1.b

COST OF SALES                                                                   1,082,577          1,069,974
                                                                                ---------          ---------

                                                                                1,656,726          1,401,503

OPERATING EXPENSES                                                  1.e         1,119,171          1,302,176
                                                                                ---------          ---------

INCOME FROM OPERATIONS                                                            537,555             99,327

OTHER INCOME (EXPENSES)
  Interest income                                                                  19,483             10,257
  Interest payable                                                                 (5,238)            (3,530)
                                                                                ---------          ---------

INCOME BEFORE CORPORATION                                                         551,800            106,054
AND DEFERRED TAXES

UK CORPORATION AND DEFERRED TAXES                                     3          (141,049)           (29,076)
                                                                                ---------          ---------

NET INCOME                                                                        410,751             76,978

RETAINED EARNINGS
  Beginning of year                                                               227,997            181,019
  Less: Dividends                                                                (238,062)           (30,000)
                                                                                ---------          ---------

  End of year                                                                     400,686            227,997
                                                                                =========          =========

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                                                  2004               2003
                                                                                 (POUND)            (POUND)

NET INCOME                                                                        410,751             76,978

                                                                                ---------          ---------

COMPREHENSIVE INCOME                                                              410,751             76,978
                                                                                =========          =========

                       See notes to financial statements.

                                       5

                               CQ SYSTEMS LIMITED
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     MARCH 31
                                                 2004         2003
                                                (POUND)       (POUND)

CASH FLOWS FROM OPERATING ACTIVITIES

  Cash received from customers                 2,761,544     2,343,179
  Cash paid to suppliers and employees        (2,074,453)   (2,235,165)
  Interest received                               19,483        10,257
  Interest paid                                   (5,238)       (3,530)
  Corporation tax paid                           (27,878)       (8,782)
                                              ----------    ----------

  Net cash provided by operating activities      673,458       105,959

                                              ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES

  Net sales (purchases) of equipment             (97,106)      (27,462)
                                              ----------    ----------

  Net cash used by investing activities          (97,106)      (27,462)
                                              ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES

  Dividends paid                                (215,000)           --
                                              ----------    ----------

  Net cash used by financing activities         (215,000)           --
                                              ----------    ----------

NET INCREASE IN CASH AND CASH EQUIVALENTS        361,352        78,497

CASH AND CASH EQUIVALENTS

  Beginning of year                              448,136       369,639
                                              ----------    ----------

  End of year                                    809,488       448,136
                                              ==========    ==========

                       See notes to financial statements.

                                       6

                               CQ SYSTEMS LIMITED
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

                                                                              MARCH 31
                                                                           2004       2003
                                                                          (POUND)    (POUND)
RECONCILIATION OF NET INCOME TO CASH
PROVIDED BY OPERATING ACTIVITIES

Net Income                                                               410,751     76,978

Adjustments to reconcile net income to net cash provided by operating activities:

  Depreciation                                                            80,587    111,390
  Decrease/(increase) in accounts receivable and other debtors            22,241   (128,297)
  Increase in accounts payable and other creditors                        46,708     25,594
  Increase in corporation taxes payable                                  111,453     19,096
  Increase in deferred taxes                                               1,718      1,198
                                                                        --------   --------

                                                                         262,707     28,981
                                                                        --------   --------

                                                                         673,458    105,959
                                                                        ========   ========

                       See notes to financial statements.

                                       7

                               CQ SYSTEMS LIMITED
                          NOTES TO FINANCIAL STATEMENTS

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            The accompanying  consolidated  financial statements are prepared in accordance  with  accounting  principles  generally  accepted in the
            United States of America (US GAAP) and are stated in United  Kingdom sterling.

            In preparing the consolidated  financial  statements,  management is required to make estimates and assumptions  that affect the reported amounts of assets  and  liabilities  and  disclosure  of  contingent assets and liabilities at the date of the consolidated balance sheet and the  reported  amounts  of  revenues  and  expenses  during  the reported period. Actual results could differ from those estimates.

a.    PRINCIPLES OF CONSOLIDATION

            The  consolidated   financial   statements   include  the  financial
            statements of the group and its subsidiary.  The group's  subsidiary is Custom Quest Limited, a dormant company that has not traded since
            31 May 2001 in which  the  group has a 100%  direct  holding  in the voting  rights.  The net  assets  of the  subsidiary  company  since cessation of trade is (pound)nil.

      b.    TURNOVER

            Licence revenue is recognised  where orders have been signed and the product is delivered.  In contracts with multiple  elements revenues are allocated to each element based on the fair value on completion, delivery and acceptance by the customer.  For other services related activity, revenue is recognised on a percentage of completion basis.

      c.    TANGIBLE FIXED ASSETS

            Depreciation  is provided at the  following  rates in order to write off each asset over its useful life;

            Computer software             50% straight line
            Office furniture and fittings 15% straight line
            Computer equipment            33.33% straight line
            Automobiles                   25% straight line

            The group evaluates  tangible fixed assets for impairment  losses at least  annually  and  whenever  events or changes  in  circumstances indicate  that the  carrying  amount  may not be  recoverable  or is greater than its fair value.

      d.    DEFERRED TAX

            Deferred tax is recognised in respect of all timing differences that have  originated  but not reversed at the balance sheet date.  These
            reflect  the   expected   future  tax   consequences   of  temporary
            differences  between the carrying  amounts of assets and liabilities at the balance sheet date and their respective tax bases.

                                       8

                               CQ SYSTEMS LIMITED
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

      E.    RESEARCH AND DEVELOPMENT

            Expenditure  on research and  development is written off in the year in which it is incurred. Development costs on computer software that is to be sold  relates to bespoke  work  undertaken  for  particular customers as and when requested.  Under these  circumstances,  these costs are  written  off as  incurred  rather  than  capitalised  and amortised,  as  they  relate  solely  to  the  individual  customers specifications  rather than being  available for general  release to customers.

      f.    ADVERTISING

            The company expenses advertising costs as they are incurred.

      G.    HIRE PURCHASE AND LEASING COMMITMENTS

            Assets obtained under hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful estimated lives.

            The  interest  element  of  these  obligations  are  charged  to the statement of income and retained  earnings over the lease term.  The capital element of the future payments is treated as liability.

            Rentals paid under operating  leases are charged to the statement of income and retained earnings on a straight line basis.

      H.    PENSIONS

            The  company  operates  a  defined   contribution   pension  scheme.
            Contributions  payable for the year are charged in the  statement of income and retained earnings.

      I.    CASH AND CASH EQUIVALENTS

            Cash and cash equivalents consist of cash at bank and in hand.

2.    SECURED CREDITORS

      The amounts owed under hire  purchase  contracts  totalling  (pound)61,698
      (2003 - (pound)37,428)  are secURed on the assets acquired.  The bank also holds securities over any bank borrowings ((pound)nil at the balance SHeet date.)

3.    CORPORATION AND DEFERRED TAXES

      Provision  is made for  United  Kingdom  corporation  tax  payable  on the group's  taxable  net  income.  This is  provided  for at the  rate of tax prevailing at that time. The current standard  corporation tax rate in the
      United Kingdom is 30%. Deferred tax is provided using the standard rate.

4.    COMMITMENTS

      The group is committed to making operating lease payments of (pound)82,500 in the forthcoming year.

                                       9

                               CQ SYSTEMS LIMITED

                             COMPANY NUMBER: 1998080
                             (Registered in England)

                    REPORTS ON AUDITS OF FINANCIAL STATEMENTS

                           AND ADDITIONAL INFORMATION

                            YEAR ENDED 31 MARCH 2003

                               CQ SYSTEMS LIMITED

      COMPANY INFORMATION
      FOR THE YEAR ENDED 31 MARCH 2003

             DIRECTORS:                          P J Grace
                                                 G E Tarrant
                                                 I M Tarrant
                                                 A Elliott
                                                 J Halliday
                                                 J Manktelow

             SECRETARY:                          P M Tarrant

             REGISTERED OFFICE:                  Planet House
                                                 North Heath Lane
                                                 Horsham
                                                 West Sussex
                                                 United Kingdom
                                                 RH12 5QE

             REGISTERED NUMBER:                  1998080 (England)

             AUDITORS:                           CMB Partnership
                                                 Chartered Accountants and
                                                 Registered Auditors
                                                 Chapel House
                                                 1 Chapel Street
                                                 Guildford
                                                 Surrey
                                                 United Kingdom
                                                 GU1 3UH

                                    CONTENTS

FINANCIAL STATEMENTS                                                   PAGE

   Important Note                                                        1

   Original Directors Report of United Kingdom GAAP statements           2 - 3

   Original Independent Auditors Report on United Kingdom GAAP           4
   Statements

   Independent Auditors Report on US GAAP statements                     5

   Consolidated Balance Sheets                                           6

   Consolidated Statements of Income and Retained Earnings               7

   Consolidated Statements of Comprehensive Income                       7

   Consolidated Statements of Cash Flows                                 8 - 9

   Notes to the Financial Statements                                     10 - 11

     Important note

     The consolidated US GAAP financial information contained in this report represents historical information, which previously was reported in accordance with United Kingdom GAAP and has been restated in accordance with US GAAP. The restatement to US GAAP has been performed at the request of the directors of the company.

     The consolidated US GAAP financial information includes certain primary information (consolidated balance sheet, consolidated income statement, changes in shareholders equity, consolidated cash flow statement and certain explanatory notes.)

     The original financial statements for the year ended 31 March 2003 prepared in accordance with United Kingdom GAAP were approved by the directors on 29
     October 2003. The Independent Auditors Report on those financial statements was also dated 29 October 2003 and is attached on page 4. As outlined above, the directors of the company have requested that the original financial statements be restated in accordance with US GAAP. The
     Independent Auditors have attached a report on those financial statements on page 5.

                                     Page 2

      CQ SYSTEMS LIMITED

      REPORT OF THE DIRECTORS
      FOR THE YEAR ENDED 31 MARCH 2003

      The directors present their report with the financial statements of the group for the year ended 31 March 2003.

      PRINCIPAL ACTIVITY The principal activity of the group in the year under review was that of the provision of computer software and services.

      DIRECTORS
      The directors during the year under review were:

      P J Grace
      G E Tarrant
      I M Tarrant
      A Elliott
      J Halliday
      J Manktelow

      The beneficial interests of the directors holding office on 31 March 2003 in the issued share capital of the company were as follows:

                                                                  01.04.02 or
                                                          date of appointment
      Ordinary (pound)0.20 shares       31.3.03                      if later

      P J Grace                          75,000                       75,000
      G E Tarrant                       150,000                      150,000
      I M Tarrant                       150,000                      150,000
      A Elliott                          55,983                       55,983
      J Halliday                         38,034                       38,034
      J Manktelow                        30,983                       30,983

      The directors' interests above include shares held by connected persons.

      STATEMENT OF DIRECTORS' RESPONSIBILITIES Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to

      - select suitable accounting policies and then apply them consistently;
      - make judgements and estimates that are reasonable and prudent;
      - prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

      The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

      AUDITORS
      CMB Partnership were appointed as auditors during the year and will be proposed for re-appointment in accordance with Section 385 of the
      Companies Act 1985.

                                     Page 2

CQ SYSTEMS LIMITED

REPORT OF THE DIRECTORS
FOR THE YEAR ENDED 31 MARCH 2003

This report has been prepared in accordance with the special provisions of Part
VII of the Companies Act 1985 relating to small companies.

ON BEHALF OF THE BOARD:

P M Tarrant - Secretary

Date: 29 October 2003

                                       1

REPORT OF THE INDEPENDENT AUDITORS TO THE SHAREHOLDERS OF CQ SYSTEMS LIMITED

"We have audited the financial statements of CQ Systems Limited for the year ended 31 March 2003 on pages four to eleven. These financial statements have been prepared in accordance with the Financial Reporting Standard for Smaller
Entities (effective June 2002), under the historical cost convention and the accounting policies set out therein.

This report is made solely to the company's members, as a body, in accordance with Section 235 of the Companies Act 1985. Our audit work has been undertaken so that we might state to the company's members those matters we are required to state to them in an auditors' report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company's members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditors
As described on page two the company's directors are responsible for the preparation of financial statements in accordance with applicable law and United
Kingdom Accounting Standards.

Our responsibility is to audit the financial statements in accordance with relevant legal and regulatory requirements and United Kingdom Auditing
Standards.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act
1985. We also report to you if, in our opinion, the Report of the Directors is not consistent with the financial statements, if the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors' remuneration and transactions with the company is not disclosed.

We read the Report of the Directors and consider the implications for our report if we become aware of any apparent misstatements within it.

Basis of audit opinion
We conducted our audit in accordance with United Kingdom Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion
In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 31 March 2003 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act
1985".

CMB Partnership
Chartered Accountants and Registered Auditors
Chapel House, 1 Chapel Street
Guildford
Surrey GU1 3UH                                            Date: 29 October 2003

                                       2

BOARD OF DIRECTORS
CQ SYSTEMS LIMITED

Independent Auditors' Report

We have audited the accompanying balance sheets of CQ Systems Limited, as of 31
March 2003 and 2002, and the related statements of income and retained earnings, comprehensive income, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance generally accepted auditing standards.
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion. We draw attention to the note on page 1 in that the original accounts were prepared in accordance with United Kingdom accounting and auditing standards. We have been requested to report on the financial statements prepared under US GAAP. The scope of our work for the purpose in US GAAP financial statements did not include examining or dealing with events after the date of the Audit Report on the United Kingdom GAAP accounts.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CQ Systems Limited, as of 31
March 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

CMB Partnership
Chartered Accountants and Registered Auditors
Chapel House, 1 Chapel Street
Guildford
Surrey GU1 3UH                                            Date: 29 October 2003

                                       3

                           CONSOLIDATED BALANCE SHEET

                                     ASSETS
                                                               March 31
                                                          2003            2002
                                          Note          (pound)         (pound)
CURRENT ASSETS
  Cash and cash equivalents                              448,136         369,639
  Accounts receivable                                    435,806         310,188
  Prepaid expenses and other debtors                      47,216          44,536
                                                       ---------       ---------

TOTAL CURRENT ASSETS                                     931,158         724,363
                                                       ---------       ---------

EQUIPMENT
                                           2
  Automobiles                                             39,732          49,402
  Furniture and equipment                                155,093         154,127
  Computer equipment                                     546,646         518,922
                                                       ---------       ---------
                                                         741,471         722,451

Less accumulated depreciation                            616,420         513,472
                                                       ---------       ---------

                                                         125,051         208,979
                                                       ---------       ---------

                                                       1,056,209         933,342
                                                       =========       =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                                                               March 31
                                                               2003        2002
                                          Note               (pound)     (pound)
CURRENT LIABILITIES
  Accounts payable                                            21,365      20,600
  Hire purchase liabilities                                   32,153      41,231
  Payroll, Vat and corporation taxes
  payable                                                    135,117      87,935
  Dividends payable                                           30,000          --
  Accrued liabilities                                         92,911     114,289
  Deferred income                                            410,193     350,863
                                          1.b
                                                           ---------   ---------

TOTAL CURRENT LIABILITIES                                    721,739     614,918

LONG TERM LIABILITIES AND PROVISIONS
  Hire purchase liabilities                                    5,275      37,405
  Deferred tax                                                 1,198          --
                                                           ---------   ---------

TOTAL LIABILITIES                                            728,212     652,323

SHAREHOLDERS' EQUITY
  Ordinary Shares
    1,000,000 shares authorised
    (pound)0.20 par value
    Issued 500,000 shares                                    100,000     100,000
  Retained earnings                                          227,997     181,019
                                                           ---------   ---------

                                                           1,056,209     933,342

                                                           =========   =========

                        See notes to financial statements

                                       4

             CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                      10 Month
                                                       Year ended   Period ended
                                                        March 31       March 31
                                          Note        2003 (pound)  2002 (pound)

SALES                                                   2,471,477     2,209,098
                                          1.b
COST OF SALES                                           1,069,974     1,042,194
                                                       ----------    ----------

                                                        1,401,503     1,166,904

OPERATING EXPENSES                                      1,302,176     1,130,355
                                          1.e          ----------    ----------

INCOME FROM OPERATIONS                                     99,327        36,549

OTHER INCOME (EXPENSES)
  Interest income                                          10,257         9,744
  Interest payable                                         (3,530)       (5,515)
                                                       ----------    ----------

INCOME BEFORE CORPORATION                                 106,054        40,778
AND DEFERRED TAXES

UK CORPORATION AND DEFERRED TAXES          3              (29,076)       (8,782)
                                                       ----------    ----------

NET INCOME                                                 76,978        31,996

RETAINED EARNINGS
  Beginning of year                                       181,019       356,023
  Less: Dividends                     )                   (30,000)     (207,000)
                                                       ----------    ----------

  End of year                                             227,997       181,019

                                                       ==========    ==========

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                         2003             2002
                                                        (pound)          (pound)

NET INCOME                                              76,978            31,996

                                                        ------            ------

COMPREHENSIVE INCOME                                    76,978            31,996

                                                        ======            ======

                       See notes to financial statements.

                                       5

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               March 31
                                                           2003          2002
                                                         (pound)       (pound)

CASH FLOWS FROM OPERATING ACTIVITIES

  Cash received from customers                        2,343,179       2,260,695
  Cash paid to suppliers and employees               (2,235,165)     (2,222,307)
  Interest received                                      10,257           9,744
  Interest paid                                          (3,530)         (5,515)
  Corporation tax paid                                   (8,782)         (4,639)
                                                     ----------      ----------

  Net cash provided by operating activities             105,959          37,978

                                                     ----------      ----------

CASH FLOWS FROM INVESTING ACTIVITIES

  Net sales (purchases) of equipment                    (27,462)        (73,646)
                                                     ----------      ----------

  Net cash used by investing activities                 (27,462)        (73,646)
                                                     ----------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES

  Dividends paid                                             --        (207,000)
                                                     ----------      ----------

  Net cash used by financing activities                      --        (207,000)
                                                     ----------      ----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                78,497        (242,668)

CASH AND CASH EQUIVALENTS

  Beginning of year                                     369,639         612,307
                                                     ----------      ----------

  End of year                                           448,136         369,639

                                                     ==========      ==========

                       See notes to financial statements.

                                       6

                CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued

                                                                 March 31
                                                            2003          2002
                                                          (pound)        (pound)

RECONCILIATION OF NET INCOME TO CASH
PROVIDED BY OPERATING ACTIVITIES

Net Income                                                 76,978        31,996
Adjustments to reconcile net income to net cash
provided by operating activities:

  Depreciation                                            111,390       122,581
  Decrease/(increase) in accounts
  receivable and other debtors                           (128,297)       51,597
  Increase/(decrease) in accounts
  payable and other creditors                              25,594      (172,339)
  Increase in corporation taxes payable                    19,096         4,143
  Increase in deferred taxes                                1,198            --
                                                         --------      --------

                                                           28,981         5,982

                                                         --------      --------

                                                          105,959        37,978

                                                         ========      ========

                       See notes to financial statements.

                                       7

                          NOTES TO FINANCIAL STATEMENTS

1.    Summary of significant accounting policies

      The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United
      States of America (US GAAP) and are stated in United Kingdom sterling.

      In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

      a.    Principles of consolidation

            The consolidated financial statements include the financial statements of the group and its subsidiary. The group's subsidiary is Custom Quest Limited, a dormant company that has not traded since
            31 May 2001 in which the group has a 100% direct holding in the voting rights. The net assets of the subsidiary company since cessation of trade is (pound)nil.

      b.    Turnover

            Licence revenue is recognised where orders have been signed and the product is delivered. In contracts with multiple elements revenues are allocated to each element based on the fair value on completion, delivery and acceptance by the customer. For other services related activity, revenue is recognised on a percentage of completion basis.

      c.    Tangible Fixed Assets

            Depreciation is provided at the following rates in order to write off each asset over its useful life;

            Computer software             50% straight line
            Office furniture and fittings 15% straight line
            Computer equipment            33.33% straight line
            Automobiles                   25% straight line

            The group evaluates tangible fixed assets for impairment losses at least annually and whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or is greater than its fair value.

      d.    Deferred Tax

            Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date. These reflect the expected future tax consequences of temporary
            differences between the carrying amounts of assets and liabilities at the balance sheet date and their respective tax bases.

                                       8

                    NOTES TO FINANCIAL STATEMENTS - Continued

      e.    Research and Development

            Expenditure on research and development is written off in the year in which it is incurred. Development costs on computer software that is to be sold relates to bespoke work undertaken for particular customers as and when requested. Under these circumstances, these costs are written off as incurred rather than capitalised and amortised, as they relate solely to the individual customers specifications rather than being available for general release to customers.

      f.    Advertising

            The company expenses advertising costs as they are incurred.

      g.    Hire Purchase and Leasing Commitments

            Assets obtained under hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful estimated lives.

            The interest element of these obligations are charged to the statement of income and retained earnings over the lease term. The capital element of the future payments is treated as liability.

            Rentals paid under operating leases are charged to the statement of income and retained earnings on a straight line basis.

      h.    Pensions

            The company operates a defined contribution pension scheme.
            Contributions payable for the year are charged in the statement of income and retained earnings.

      i.    Cash and cash equivalents

            Cash and cash equivalents consist of cash at bank and in hand.

2.    SECURED CREDITORS

      The amounts owed under hire purchase contracts totalling (pound)37,428
      (2002 - (pound)78,636) are secured on the assets acquired. The bank also holds securities over any bank borrowings ((pound)nil at the balance sheet date.)

3.    CORPORATION AND DEFERRED TAXES

      Provision is made for United Kingdom corporation tax payable on the group's taxable net income. This is provided for at the rate of tax prevailing at that time. The current standard corporation tax rate in the
      United Kingdom is 30%. Deferred tax is provided using the standard rate.

4.    COMMITMENTS

      The group is committed to making operating lease payments of (pound)82,500 in the forthcoming year.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

We are required by our Bylaws and Certificate of Incorporation to indemnify, to the fullest extent permitted by law, each person that we are permitted to indemnify. Our Bylaws it to indemnify such parties to the fullest extent permitted by Nevada law.

Nevada corporation law permits us to indemnify our directors, officers, employees, or agents against expenses, including attorneys fees, judgments, fines and amounts paid in settlements actually and reasonably incurred in relation to any action, suit, or proceeding brought by third parties because they are or were directors, officers, employees, or agents of the corporation. In order to be eligible for such indemnification, however, our directors, officers, employees, or agents must have acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests. In addition, with respect to any criminal action or proceeding, the officer, director, employee, or agent must have had no reason to believe that the conduct in question was unlawful.

In derivative actions, we may only indemnify our officers, directors, employees, and agents against expenses actually and reasonably incurred in connection with the defense or settlement of a suit, and only if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests. Indemnification is not permitted in the event that the director, officer, employee, or agent is actually adjudged liable to the corporation unless, and only to the extent that, the court in which the action was brought so determines.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our controlling directors, officers, or persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Expenses of Issuance and Distribution

The following is an estimate of the expenses that we expect to incur in connection with this registration. We will pay all of these expenses, and the selling stockholders will not pay any of them.

SEC Registration fee	$444.60
Printing and engraving expenses	$300.00*
Legal fees and expenses	$1,500.00*
Accounting fees and expenses	$0.00*
Miscellaneous	$0.00*
Total	$2,244.60*

* Estimate, and subject to future contingencies.

Recent Sale of Unregistered Securities

In May 2003, Peter J. Jegou was granted warrants to acquire 20,000 shares of common stock of NetSol Technologies at the price of $1.75 per share until May 31, 2004 and warrants to acquire 20,000 shares of common stock at the exercise price of $3.75 per share until May 31, 2004. These warrants were granted to Mr. Jegou as compensation as compensation under the terms of a consulting agreement with NetSol. Mr. Jegou also holds 19,485 shares of common stock, which he acquired, in the July private placement of NetSol stock. NetSol relied on an exemption available under Regulation D of the Securities Act in providing him with these shares and warrants.

In August 2003 Mr. Hugh Duddy was issued options to acquire 160,000 shares of NetSol Technologies, Inc. stock through as compensation for consulting services provided by Mr. Duddy. Mr. Duddy’s options entitle him to acquire up to 40,000 shares of common stock at the exercise price of $1.00 per share; 40,000 shares of common stock at the exercise price of $2.50 per share; 40,000 shares at the exercise price of $3.75 per share; and 40,000 shares at the exercise price of $5.00 per share. Each option may be exercised from the date of grant until November 14, 2007 or as otherwise limited by NetSol’s nonstatutory stock option plan.

In February 2003, DCD Holdings Ltd., a UK investment company, signed an agreement to acquire 1,350,000 Rule 144 restricted shares of NetSol Technologies, Inc., in a private placement. The agreement also includes warrants for underlying shares of restricted Rule 144 stock totaling 2,750,000 with an average price of $0.625. NetSol immediately received approximately $260,000. The shares were issued in reliance on an exemption from registration available under Regulation S of the Securities Act of 1933.

In an offering closing prior to the reverse stock split in August 2003, we sold 809,999, post-reverse split, shares of restricted common stock to 12 accredited investors for total consideration of $1,215,000 in reliance on an exemption from registration available under Rule 506 of Regulation D of the Securities Act of 1933, as amended. This offering originally provided units consisting of shares of common stock and warrants to acquire common stock but was amended to adjust the number of shares consistent with NASDAQ compliance requirements. As part of the placement agent agreement with Maxim Group LLC, we issued warrants to purchase 81,000 shares of common stock to Maxim Partners, nominee of Maxim Group LLC.

On August 20, 2003, we entered into a loan agreement with an accredited non-U.S. investor. Under the terms of the loan, we borrowed $500,000 from the investor. The note has an interest rate of 8% per annum. The note is due on a date that is one hundred (120) days from the issuance date. In the event of default by us only, the note is convertible into shares of common stock at $1.75 per share, and 100,000 warrants at the exercise price of $3.25 which expire one year from the conversion date, and 100,000 warrants at an exercise price of $5.00 per share which expire two years from the conversion date. The note was issued in reliance on an exemption available from registration under Regulation S of the Securities Act of 1933, as amended.

On October 14, 2003, we announced the execution of an agreement to acquire Pearl Treasury System Ltd, a United Kingdom company. This acquisition requires us to issue up to 60,000 shares of common stock to the shareholders of Pearl Treasury System, Ltd. The shares used to acquire this asset were issued in reliance on an exemption available from registration under Regulation S of the Securities Act of 1933, as amended.

On December 16, 2003, we issued 34,843 shares, valued at $100,000, to ACB, Ltd., formerly Arab Commerce Bank, as part of a settlement of an action instituted by ACB Ltd. against NetSol. The shares were issued in reliance on an exemption available from registration under Regulation S of the Securities Act of 1933, as amended.

On December 17, 2003, NetSol entered into a loan agreement with an accredited non-U.S. investor, Noon Group. Under the terms of the loan, NetSol borrowed $100,000 from the investor. The note has an interest rate of 6% per annum. The note is due on a date that is six months from the issuance date. In the event of default by NetSol only, the note is convertible into shares of common stock at $1.95 per share, and 51,282 warrants at the exercise price of $3.25 per share which expire one year from the conversion date. The note was issued in reliance on an exemption available from registration under Regulation S of the Securities Act of 1933, as amended. On March 24, 2004, the loan was converted into 51,282 shares of NetSol’s common stock.

On December 24, 2003, NetSol entered into a loan agreement with an accredited non-U.S. investor, Akhtar Group. Under the terms of the loan, NetSol borrowed $250,000 from the investor. The note has an interest rate of 6% per annum. The note is due on a date that is one hundred and twenty (120) days from the issuance date. In the event of default by NetSol only, the note is convertible into shares of common stock at $1.85 per share, and 135,135 warrants at the exercise price of $3.00 per share which expire six months from the conversion date. The note was issued in reliance on an exemption available from registration under Regulation S of the Securities Act of 1933, as amended. Effective March 8, 2004, the loan was converted into 135,135 shares of NetSol’s common stock.

On February 6, 2004, NetSol issued an additional 10,352 shares valued at $35,135 for interest to ACB (formerly Arab Commerce Bank) pursuant to the terms of the legal settlement dated November 3, 2003. These shares were issued as part of the settlement agreement with Arab Commerce Bank and NetSol and were issued in reliance on an exemption available from registration under Regulation S of the Securities Act of 1933, as amended.

On March 26, 2004, NetSol issued debentures to 23 accredited investors in a principal amount of one million two hundred thousand dollars ($1,200,000). The debentures mature two years from the date of the debenture, or March 26, 2006 and bear interest at the rate of 10% per annum payable in common stock or cash at NetSol’s option, on a quarterly basis. Pursuant to the terms of a supplement between NetSol and the debenture holders, the conversion rate was set at one share for each $1.86 of principal. As part of that amendment, each debenture holder is entitled to receive, at conversion, warrants to purchase up to 50% of the shares issuable to the debenture holders at conversion at the exercise price of $3.30 per share. These warrants expire in June 2009. These debentures and warrants were issued in reliance on an exemption from registration available under Regulation D of the Securities Act of 1933, as amended.

On May 20, 2004, NetSol issued 386,362 shares of common stock and warrants to acquire up to 193,182 shares of common stock at the exercise price of $3.30 per share to 9 accredited investors. These shares and warrants were issued in reliance on an exemption from registration available under Regulation D of the Securities Act of 1933, as amended.

In June 2004, NetSol issued a total of 45,000 shares of common stock, valued at $39,240, to its directors as compensation for board service completed in January 2004. These shares were issued in reliance on an exemption from registration available under Regulation D and S of the Securities Act of 1933, as amended.

During the fiscal year ended June 30, 2004 and 2003, employees exercised options to acquire 1,067,309 and 954,983 shares of common stock in exchange for a total exercise price of $1,370,551 and $850,816, respectively.

Certain sales milestones were achieved for the NetSol Altvia subsidiary during the current year. NetSol issued 100,000 shares to Altvia as agreed in the acquisition agreement. These shares were issued in reliance on an exemption available under Regulation D of the Securities Act of 1933, as amended.

During the year, a total of 123,350 shares of NetSol’s common stock, valued at $209,200, were issued to three investors as reimbursement for debts of NetSol paid by the investors. These shares were issued in reliance on an exemption available under Regulation S of the Securities Act of 1933, as amended.

In August 2004, the Company issued 50,000 shares valued at $55,960 to Westrock Advisors for consulting services. These shares were issued in reliance on an exemption from registration available under Regulation D of the Securities Act of 1933, as amended.

In August and September 2004, three holders of $150,000 in convertible debentures converted their notes into 80,645 shares of the Company’s common stock.

In December 2004, 16 holders of $900,000 in convertible debentures converted their notes into 483,873 shares of the Company’s common stock.

In the quarter ended December 31, 2004, the Company sold 1,250,000 shares of common stock to 4 accredited non-U.S. investors. These shares were issued in reliance on an exemption from registration available under Regulation S of the Securities Act of 1933, as amended.

Exhibits and Financial Statement Schedules

(a)    Exhibits

3.1	Articles of Incorporation of Mirage Holdings, Inc., a Nevada corporation, dated March 18, 1997, incorporated by reference as Exhibit 3.1 to NetSol’s Registration Statement No. 333-28861 filed on Form SB-2 filed June 10. 1997

3.2	Amendment to Articles of Incorporation dated May 21, 1999, incorporated by reference as Exhibit 3.2 to NetSol’s Annual Report for the fiscal year ended June 30, 1999 on Form 10K-SB filed September 28, 1999.

3.3	Amendment to the Articles of Incorporation of NetSol International, Inc. dated March 20, 2002 incorporated by reference as Exhibit 3.3 to NetSol’s Annual Report on Form 10-KSB/A filed on February 2, 2001.

3.4	Amendment to the Articles of Incorporation of NetSol Technologies, Inc. dated August 20, 2003 filed as Exhibit A to NetSol’s Definitive Proxy Statement filed June 27, 2003.

3.5	Bylaws of Mirage Holdings, Inc., as amended and restated as of November 28, 2000 incorporated by reference as Exhibit 3.3 to NetSol’s Annual Report for the fiscal year ending in June 30, 2000 on Form 10K-SB/A filed on February 2, 2001.

3.6	Amendment to the Bylaws of NetSol Technologies, Inc. dated February 16, 2002 incorporated by reference as Exhibit 3.5 to NetSol’s Registration Statement filed on Form S-8 filed on March 27, 2002.

4.1	Form of Common Stock Certificate.(*)

4.2	Form of Warrant.(*)

5.1	Opinion of Malea Farsai, counsel to NetSol, as to the legality of the securities being registered.(*)

10.1	Lease Agreement for Calabasas executive offices dated December 3, 2003 incorporated by reference as Exhibit 99.1 to NetSol’s Current Report filed on Form 8-K filed on December 24, 2003.

10.2	Company Stock Option Plan dated May 18, 1999 incorporated by reference as Exhibit 10.2 to the Company’s Annual Report for the Fiscal Year Ended June 30, 1999 on Form 10K-SB filed September 28, 1999.

10.3	Company Stock Option Plan dated April 1, 1997 incorporated by reference as Exhibit 10.5 to NetSol’s Registration Statement No. 333-28861 on Form SB-2 filed June 10, 1997.

10.4	Company 2003 Incentive and Nonstatutory incorporated by reference as Exhibit 99.1 to NetSol’s Definitive Proxy Statement filed February 6, 2004.

10.5	Employment Agreement, dated January 1, 2004, by and between NetSol Technologies, Inc. and Naeem Ghauri incorporated by reference as Exhibit 10.1 to NetSol’s Quarterly Report for the Quarter ended March 31, 2004 on Form 10Q-SB filed on May 12, 2004.

10.6	Employment Agreement, dated January 1, 2004, by and between NetSol Technologies, Inc. and Najeeb Ghauri incorporated by reference as Exhibit 10.2 to NetSol’s Quarterly Report for the Quarter ended March 31, 2004 on Form 10Q-SB filed on May 12, 2004.

10.7	Employment Agreement, dated January 1, 2004, by and between NetSol Technologies, Inc. and Salim Ghauri incorporated by reference as Exhibit 10.3 to NetSol’s Quarterly Report for the Quarter ended March 31, 2004 on Form 10Q-SB filed on May 12, 2004.

10.8	Company 2001 Stock Options Plan dated March 27, 2002 incorporated by reference as Exhibit 5.1 to NetSol’s Registration Statement on Form S-8 filed on March 27, 2002.

10.9	Consulting Contract, dated September 1, 1999 by and between Irfan Mustafa and NetSol International, Inc. incorporated by reference as Exhibit 10.10 to NetSol’s Annual Report for the Fiscal Year Ended June 30, 2000 on Form 10K-SB filed on October 15, 2000.

10.10	Sublease Agreement between RPMC, Inc. and NetSol Technologies, Inc. dated September 20, 2002 incorporated by reference as Exhibit 10.11 to NetSol’s Annual Report for the Fiscal Year Ended June 30, 2002 on Form 10K-SB filed on October 15, 2002.

10.11	Lease Agreement between Century National Insurance Company and NetSol Technologies, Inc. dated December 15, 2003 incorporated by reference as Exhibit 99.1 to Form 8-K filed on December 24, 2003.

10.12	Lease Agreement between Butera properties V, LLC and NetSol USA, Inc. dated June 2004(1)

10.13	Frame Agreement by and between DaimlerChrysler Services AG and NetSol Technologies dated June 4, 2004(1)

10.14	Promissory Notes executed by Najeeb Ghauri in favor of NetSol Technologies, Inc.*

10.15	Promissory Notes executed by Naeem Ghauri in favor of NetSol Technologies, Inc.*

10.16	Promissory Notes executed by Salim Ghauri in favor of NetSol Technologies, Inc.*

21.1	A list of all subsidiaries of NetSol (*)

23.1	Consent of Kabani & Company (*)

23.2	Consent of CMB Partnership (*)

*	Filed Herewith
(1)	Previously filed

Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii)    To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)    To include any additional or changed material information on the plan of distribution.

(2)    For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)    To file a post-effective amendment to remove from registration any of the securities that remains unsold at the end of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Calabasas, State of California on March 23, 2005.

NETSOL TECHNOLOGIES, INC.

By:	/s/ Naeem Ghauri

Naeem Ghauri, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Naeem Ghauri, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf to sign, execute and file this registration statement and any or all amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and any and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/ Naeem Ghauri	Director and Chief Executive Officer	March 23, 2004
Naeem Ghauri

/s/ Najeeb U. Ghauri	Director, Chairman, and Chief	March 23, 2004
Najeeb U. Ghauri	Financial Officer

/s/ Irfan Mustafa	Director	March 23, 2004
Irfan Mustafa

/s/ Salim Ghauri	Director and President	March 23, 2004
Salim Ghauri

/s/ James Moody	Director	March 23, 2004
James Moody

/s/ Eugen Beckert	Director	March 23, 2004
Eugen Beckert

/s/ Shahid Javed Burki	Director	March 23, 2004
Shahid Javed Burki

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